Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of October 25, 2012

Among

TRITON NAUTILUS ASSET LEASING GMBH,

as Borrower,

THE LENDERS PARTIES HERETO,

DNB BANK ASA,

as Administrative Agent,

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

BANK OF AMERICA, N.A.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BARCLAYS BANK PLC,

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.

and

STANDARD CHARTERED BANK,

as Co-Documentation Agents

DNB MARKETS, INC., and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

i

Exhibits:

Exhibit 1.1A	-	Form of Collateral Rig Mortgage
Exhibit 1.1B	-	Form of Officers’ Certificate
Exhibit 2.3	-	Form of Borrowing Request
Exhibit 2.8	-	Form of Master Note
Exhibit 2.15	-	Form of Incremental Commitment Agreement
Exhibit 3.3-1	-	Form of Tax Compliance Certificate (Non-Partnership Lenders)
Exhibit 3.3-2	-	Form of Tax Compliance Certificate (Non-Partnership Participants)
Exhibit 3.3-3	-	Form of Tax Compliance Certificate (Partnership Participants)
Exhibit 3.3-4	-	Form of Tax Compliance Certificate (Partnership Lenders)
Exhibit 4.1(a)	-	Form of Parent Guaranty
Exhibit 6.6	-	Form of Compliance Certificate
Exhibit 6.12	-	Form of Subsidiary Guaranty
Exhibit 10.10	-	Form of Assignment Agreement

Schedules:

Schedule 1.1-A	-	Collateral Rigs
Schedule 1.1-B	-	Lenders and Commitments on the Effective Date
Schedule 1.1-C	-	Pricing Grid
Schedule 1.1-D	-	Classification Societies
Schedule 5.4	-	Certain Disclosed Matters
Schedule 5.15	-	Certain Existing Indebtedness
Schedule 5.16	-	Certain Existing Liens

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of October 25, 2012, among TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), DNB BANK ASA, as Administrative Agent and Collateral Agent, WELLS FARGO BANK, N.A., as syndication agent for the Lenders (in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. and STANDARD CHARTERED BANK, as co-documentation agents for the Lenders (in such capacity, collectively, the “Co-Documentation Agents”).

WITNESSETH:

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1    DEFINITIONS; INTERPRETATION.

Section 1.1                                      Definitions.  Unless otherwise defined herein, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural forms of such terms:

“Acceptable Flag Jurisdiction” means the Marshall Islands or Vanuatu or any other jurisdiction in which a Collateral Rig may be flagged from time to time as is acceptable to the Administrative Agent.

“Acceptable Rig” means any rig with respect to which the Borrower or any other Subsidiary of Holdings intends to provide a Collateral Rig Mortgage; provided that (i) if such rig is replacing a Collateral Rig, such replacement rig has an equal or greater Fair Market Value than the Collateral Rig it replaces, (ii) if such rig is replacing a Collateral Rig, such replacement rig must have been built after the Collateral Rig it replaces and, in any event, have been built no more than ten years prior to the date of the Rig Exchange, (iii) such rig must constitute an ultra-deepwater drillship/semi-submersible rig, (iv) such rig must have a class certificate reasonably acceptable to the Administrative Agent, and (v) such rig must be registered and flagged in an Acceptable Flag Jurisdiction.  Notwithstanding the foregoing, it is understood that Development Driller III and Discoverer Clear Leader shall each be considered an Acceptable Rig so long as they are in at least as good a condition (ordinary wear and tear excepted) as the condition thereof on the Effective Date.

“Adjusted LIBOR” means, for any Eurocurrency Loan for any Interest Period, a rate per annum (expressed as a percentage) determined in accordance with the following formula:

Adjusted LIBOR =	LIBOR Rate for such Interest Period
1.00 - Statutory Reserve Rate

“Adjusted LIBOR Loan” means a Eurocurrency Loan bearing interest at a rate based on Adjusted LIBOR as provided in Section 2.6(b).

“Administrative Agent” means DNB Bank ASA, acting in its capacity as administrative agent for the Lenders and any successor Administrative Agent appointed hereunder pursuant to Section 9.10.

“Administrative Agent’s Account” means (a) the account of the Administrative Agent maintained by the Administrative Agent at its office at 200 Park Avenue, 31st Floor, New York, NY 10166, Attention:  Carol Jeanne Kavanagh, and (b) such other account of the Administrative Agent or the Sub-Agent as may be designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person.

“Agent Parties” has the meaning ascribed to such term in Section 10.7(c).

“Agreement” means this Credit Agreement, as the same may be amended, restated and supplemented from time to time.

“Alternate Base Rate”  means, for any day (or, if such day is not a Business Day, the next preceding Business Day), a rate per annum equal to the greatest of the then determinable of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 50 basis points (0.50%), and (c) Adjusted LIBOR (for U.S. dollar borrowings) for a one month Interest Period commencing two Business Days thereafter, as appearing at approximately 11:00 a.m. London time on the Applicable Screen on such day plus 100 basis points (1.00%).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or Adjusted LIBOR, as the case may be.

“AML and Anti-Terrorist Acts” has the meaning ascribed to such term in Section 6.16.

“Applicable Commitment Fee Rate” means, for any day, based on the Credit Rating then in effect as provided herein, the applicable percentage per annum for the commitment fee payable pursuant to Section 3.1(a) for such Credit Rating as shown on the Pricing Grid.

“Applicable Lending Office” means the “lending office” of any Lender (or an Affiliate of such Lender) designated for each Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” means, for any day, (i) for Eurocurrency Loans, the applicable percentage per annum appearing as the “Applicable Margin” set forth in the Pricing Grid based on the Credit Rating then in effect as provided herein, and (ii) for Base Rate Loans, the Applicable Margin for Eurocurrency Loans as determined pursuant to the preceding clause (i), less 100 basis points (1.00%) per annum (but in no event less than zero).

“Applicable Percentage” means, at any time for each Lender, the percentage of the Revolving Credit Commitment Amount at such time represented by such Lender’s Commitment; provided that if the Commitments are terminated, each Lender’s Applicable Percentage shall be calculated based on such Lender’s pro rata share of the total Loans then outstanding or, if no Loans are then outstanding, its

Commitment in effect immediately before such termination, subject to any assignments by such Lender of its Obligations pursuant to Section 10.10(a).

“Applicable Screen”  means, for any Interest Period, page LIBOR 01 of the Reuters Service (or comparable page of the Bloomberg or Telerate reporting services if then being used by the Administrative Agent to obtain such interest rate quotes, and in each case if such page is replaced or such service ceases to be available, another page or service displaying the appropriate rate designated by the Administrative Agent) displaying the British Bankers Association Interest Settlement Rate for such currency and Interest Period.

“Appraisal” means, with respect to a Collateral Rig, a written appraisal by an Approved Appraiser of the fair market value of such Collateral Rig on the basis of a charter-free and arm’s length transaction between any able buyer and seller not under duress.

“Approved Appraiser” means ODS Petrodata, H. Clarksons & Company Limited, Fearnleys Ltd., R.S. Platou Shipbrokers a.s., or such other independent appraisal firm as may be reasonably acceptable to the Administrative Agent.

“Assignment Agreement” means an agreement in substantially the form of Exhibit 10.10 (or such other form as may be approved by the Administrative Agent) whereby a Lender conveys part or all of its Commitment and Loans to another Person that is, or thereupon becomes, a Lender, or to another Lender that increases its Commitments and outstanding Loans, pursuant to Section 10.10.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person appointed for it charged with the reorganization, receivership, custodianship, or liquidation of its business or properties or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

“Base Rate Borrowing” means a Borrowing of Base Rate Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or converted from an outstanding Eurocurrency Borrowing or Borrowings pursuant to Section 2.3(b), Section 8.1(b) or Section 8.2.

“Base Rate Loan” means a Loan bearing interest prior to maturity at the rate specified in Section 2.6(a).

“Borrower” has the meaning provided in the first paragraph of this Agreement.

“Borrowing” means any extension of credit of the same Type made by the Lenders on the same date by way of Loans having a single Interest Period, including any Borrowing advanced, continued or converted.  A Borrowing is “advanced” on the day the Lenders advance funds comprising such Borrowing to the Borrower, increased or extended, is “continued” (in the case of Eurocurrency Loans) on the date a new Interest Period commences for such Borrowing, and is “converted” (in the case of Eurocurrency Loans) when such Borrowing is changed from one Type of Loan to the other, all as requested by the Borrower pursuant to Section 2.3.

“Borrowing Multiple” means, for any Borrowing, $100,000.

“Borrowing Request” has the meaning ascribed to such term in Section 2.3(a).

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurocurrency Borrowing in the applicable interbank eurocurrency market in London, England.

“Calculation Date” means the last Business Day of each calendar quarter.

“Capitalized Lease Obligations” means, for any Person, the aggregate amount of such Person’s liabilities under all leases of real or personal property (or any combination thereof or interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculating Capitalized Lease Obligations pursuant to the terms of this Agreement or any other Credit Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2011 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2011, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Collateralize” means to deposit in the Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Lenders, as collateral for obligations of Lenders, cash or deposit account balance or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case with such cash or deposit account balances or other credit support denominated in the applicable currency in which such Obligations are payable and pursuant to documentation in form and substance satisfactory to the Administrative Agent.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition, (ii) time deposits and certificates of deposits maturing within one year from the date of acquisition thereof or repurchase agreements with financial institutions whose short-term unsecured debt rating is A or above as obtained from either S&P or Moody’s, (iii) commercial paper or Eurocommercial paper with a rating of at least A-1 by S&P or at least P-1 by Moody’s, with maturities of not more than twelve (12) months from the date of acquisition, (iv) repurchase obligations entered into with any Lender, or any other Person whose short-term senior unsecured debt rating from S&P is at least A-1 or from Moody’s is at least P-1, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, and (vi) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through (v) above.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Collateral Rig Mortgage and all property and assets of the Borrower and the Loan Parties in which the Administrative Agent or the Collateral Agent is granted a Lien for the benefit of the Lenders as described in Section 7.4.

“Collateral Account” has the meaning ascribed to such term in Section 7.4(b).

“Collateral Agent” means DNB Bank ASA, acting in its capacity as mortgagee, security trustee and collateral agent for the Lenders, and any co-collateral agent or successor Collateral Agent appointed hereunder pursuant to Section 9.10.

“Collateral and Guaranty Requirements” means, with respect to a Collateral Rig, the requirement that:

(i)                                     the Subsidiary of Holdings (other than the Borrower) that owns such Collateral Rig shall have duly authorized, executed and delivered to the Administrative Agent the applicable Guarantee or a counterpart thereof, and such Guarantee shall be in full force and effect;

(ii)                                  the Loan Party that owns such Collateral Rig shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate rig registry a Collateral Rig Mortgage with respect to such Collateral Rig and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest in and lien upon such Collateral Rig, subject only to Permitted Liens;

(iii)                               all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (ii) above shall have been duly effected and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent;

(iv)                              the Administrative Agent shall have received an Appraisal from an Approved Appraiser of such Collateral Rig, which Appraisal shall (a) be dated within the prior 12 months, (b) state the Fair Market Value of such Collateral Rig and (c) otherwise be in scope, form and substance reasonably satisfactory to the Administrative Agent;

(v)                                 the Administrative Agent shall have received each of the following:

(a)                                  certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Collateral Rig by the Borrower or the relevant Guarantor;

(b)                                 the results of maritime registry searches with respect to such Collateral Rig, indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Liens; and

(c)                                  class certificates from a classification society listed on Schedule 1.1-D or another internationally recognized classification society reasonably acceptable to the Administrative Agent, indicating that such Collateral Rig meets the criteria specified in Section 5.21(e);

(vi)                              the Administrative Agent shall have received, to the extent reasonably requested, from (a) special counsel to the Loan Parties or the Administrative Agent, as the case may be, in the jurisdiction of the flag of such Collateral Rig (which shall be Watson, Farley & Williams (New York) LLP, in the case of Marshall Islands and Vanuatu, or another law firm qualified to render an opinion as to the law of each such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders, (b) general corporate counsel to the Loan Parties (which shall be Baker Botts L.L.P. or another New York law firm reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders, and (c) special counsel to the Loan Party that owns such Collateral Rig in the jurisdiction of incorporation or formation of such Loan Party (which shall be Homburger AG, in the case of the Borrower, or another law firm qualified to render an opinion as to the law of such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders, which opinions shall be dated as of the Effective Date (or the date of (i) the Flag Jurisdiction Transfer or (ii) the registration of a Collateral Rig Mortgage with respect to such Collateral Rig, in each case if not on the Effective Date) and shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests (other than those to be covered by opinions delivered pursuant to the other opinions above) granted pursuant to the relevant Collateral Rig Mortgage and such other matters incident thereto as the Administrative Agent may reasonably request;

(vii)                           (a) the Administrative Agent shall have received a certificate, dated the Effective Date (or, in the case of the owner of a Collateral Rig that is not then a Loan Party, the date that the rig owned by such owner becomes a Collateral Rig pursuant to the terms of this Agreement) and reasonably acceptable to the Administrative Agent, signed by an authorized officer, member or general partner of the Loan Party that owns such Collateral Rig, and attested to by the secretary or any assistant secretary (or, to the extent such Loan Party does not have a secretary or assistant secretary, an analogous Person within such Loan Party) of such Loan Party, as the case may be, substantially in the form of Exhibit 1.1B, with appropriate insertions, together with copies of the organizational documents of such Loan Party and the resolutions of such Loan Party referred to in such certificate authorizing the applicable Credit Documents; and (b) the Administrative Agent shall have received copies of governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities;

(viii)                        the Loan Party that owns or operates such Collateral Rig shall be qualified to own and operate such Collateral Rig under the laws of the Acceptable Flag Jurisdiction applicable to such Collateral Rig and the laws of the jurisdiction in which such Collateral Rig is then employed;

(ix)                                Holdings, directly or indirectly, shall own 100% of the equity interests in the Loan Party that owns such Collateral Rig (other than (a) directors’ qualifying shares or (b) shares or other equity interests required by law to be held by a resident of the relevant jurisdiction of incorporation or formation of such Loan Party or any intervening Subsidiary of Holdings); and

(x)                                   if the Loan Party which owns such Collateral Rig is not the Borrower, Holdings or TINC, the Administrative Agent shall be reasonably satisfied with any limitations on the validity and enforceability of the relevant Collateral Rig Mortgage and Guarantee imposed by applicable law.

“Collateral Disposition” means, with respect to a Collateral Rig, (i) the sale, lease, transfer or other disposition (it being understood that a charter is not a lease, transfer or disposition) by the Borrower or a Loan Party of such Collateral Rig, other than by one Loan Party to another Loan Party in accordance with Section 6.10(f), or (ii) any Event of Loss of such Collateral Rig.

“Collateral Percentage” means, for any Collateral Rig at any time, the ratio (expressed as a percentage) of the Fair Market Value of such Collateral Rig at such time over the aggregate Fair Market Value of all Collateral Rigs at such time.

“Collateral Rig” means (i) each rig set forth on Schedule 1.1-A, (ii) each Acceptable Rig that satisfies the Collateral and Guaranty Requirements in connection with Section 2.10(d) and (iii) each Acceptable Rig that replaces a Collateral Rig at any time pursuant to a Rig Exchange.  Upon the satisfaction of the Collateral and Guaranty Requirements with respect to an Acceptable Rig pursuant to a Rig Exchange, the Collateral Agent shall, and is hereby authorized to, release its Lien on the Collateral Rig that is subject to such Rig Exchange.

“Collateral Rig Mortgage” means, with respect to each Collateral Rig, a first preferred mortgage, in substantially the form of Exhibit 1.1A attached hereto, or such form as may be reasonably satisfactory to the Administrative Agent, as such mortgage may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Commitment” means, with respect to any Lender, such Lender’s obligations to make Loans pursuant to Section 2.1, initially in the amount and percentage set forth on Schedule 1.1-B hereto, or pursuant to Section 10.10 or Section 2.15, as the case may be, as such obligations may have been or may hereafter be reduced, increased or terminated from time to time pursuant to Sections 2.13, 2.15, 7.2, 7.3 and/or 10.10.

“Commitment Termination Date” means the earliest of (i) October 25, 2015, (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.13, and (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 7.2, or (y) in the absence of such declaration, the giving of written notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated.

“Communications” has the meaning ascribed to such term in Section 10.7(c).

“Compliance Certificate” means a certificate in the form of Exhibit 6.6.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Affiliates” means those Affiliates of TINC that are not Subsidiaries of Holdings, but are variable interest entities whose accounts are consolidated with those of Holdings under GAAP.

“Consolidated Group” means, collectively, Holdings, the Borrower, and their respective Subsidiaries and Consolidated Affiliates.  Each Person that is Holdings, the Borrower or a Subsidiary or Consolidated Affiliate thereof included in the Consolidated Group at any time is referred to herein as a “Member of the Consolidated Group.”

“Consolidated Indebtedness” means all Indebtedness of the Consolidated Group that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.  Notwithstanding anything to the contrary in this Agreement or any other Credit Document, for purposes of calculating Consolidated Indebtedness pursuant to the terms of this Agreement or any other Credit Document, (a) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2011 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2011, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and (b) the amount of any Excluded TND Debt shall be disregarded.

“Consolidated Indebtedness to Total Tangible Capitalization Ratio” means, at any time, the ratio of Consolidated Indebtedness at such time to Total Tangible Capitalization at such time.

“Consolidated Net Assets” means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Consolidated Group and, to the extent of the equity interest of the Consolidated Group therein, SPVs at such time, minus the current liabilities of the Consolidated Group, all as determined on a consolidated basis in accordance with GAAP based on the most recent quarterly or annual consolidated financial statements referred to in Section 5.8 or delivered (or publicly filed) as provided in Section 6.6(a), as the case may be.

“Consolidated Tangible Net Worth” means, as of any date of determination, consolidated shareholders equity of the Consolidated Group determined in accordance with GAAP (excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments) less the net book amount of all assets of the Consolidated Group that would be classified as intangible assets on the consolidated balance sheet of the Consolidated Group as of such date prepared in accordance with GAAP.  For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means (i) this Agreement, (ii) the Notes, (iii) the Parent Guaranty, (iv) the Subsidiary Guaranty, (v) each Collateral Rig Mortgage and (vi) any Incremental Commitment Agreement, in each case in effect from time to time.

“Credit Rating” means the rating (either express or implied) by S&P and Moody’s on the non-credit enhanced senior unsecured long-term debt of TINC supported by the guaranty of Holdings.  If at any time such Credit Ratings are different, the higher Credit Rating will govern, unless there is more than one level between the Credit Ratings and then the level immediately above the lower Credit Rating (lower pricing) will apply.  If only one Credit Rating is available, such available Credit Rating will govern.  The Borrower shall give written notice to the Administrative Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Commitment Fee Rate and Applicable Margin shall be effective on the date of the relevant change.

If the rating system of Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and Applicable Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.  Notwithstanding the foregoing, if TINC shall at any time fail to have in effect at least one such rating on TINC’s non-credit enhanced senior unsecured long-term debt supported by the guaranty of Holdings, TINC shall seek to obtain (if not already in effect), within thirty (30) days after such rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody’s or S&P (or if neither Moody’s nor S&P issues such types of ratings or ratings comparable thereto, from another nationally recognized rating agency approved by each of the Borrower and the Administrative Agent), and the Applicable Commitment Fee Rate and Applicable Margin in effect prior to the issuance of such corporate credit rating or bank loan rating shall be the same as the Applicable Commitment Fee Rate and Applicable Margin, as the case may be, in effect at the time such senior unsecured long-term debt rating ceases to be in effect; provided that if no such rating is issued within such thirty (30) day period, then at all times thereafter until such rating is issued, Level VI on the Pricing Grid shall be deemed to apply.

“Currency Rate Protection Agreement” means any foreign currency exchange and future agreements, arrangements and options designed to protect against fluctuations in currency exchange rates.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.14(d), any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or (ii) pay over to the Borrower or the Administrative Agent any other amount required to be paid by it hereunder, unless (in the case of this clause (ii)) such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute with respect to the requirement to pay such amount, (b) has notified the Administrative Agent or the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Borrower’s receipt of such certification in form and substance satisfactory to the Borrower and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event; provided that a Bankruptcy Event shall not be deemed to exist for purposes of this definition solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination by the Administrative Agent to the Borrower, and each Lender.

“Disclosed Matters” has the meaning ascribed to such term in Section 5.4.

“Dollar” and “U.S. Dollar” and the sign “$” mean lawful money of the United States of America.

“Dollar Equivalent” means, on any date of determination (i) with respect to any amount in Dollars, such amount, and (ii) with respect to any amount in any currency other than U.S. Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the applicable Exchange Rate with respect to such currency not later than 4:00 P.M. (London time) on each Calculation Date.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 10.18 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in determining the Dollar Equivalent of any amounts.

“Effective Date” has the meaning ascribed to such term in Section 4.1.

“Eksportfinans Loan Documents” means, collectively, the Loan Agreements between Aker Drilling ASA (now Transocean Drilling) and Eksportfinans ASA dated as of September 12, 2008 and November 18, 2008, respectively, and the related Declarations of Pledge and Deposit and Payment Agreements with DnB NOR Bank ASA (as deposit bank) executed by Aker Drilling ASA pursuant to the requirements of such Loan Agreements.

“Eligible Assignee” means any Person that meets the requirements to be an assignee pursuant to Section 10.10(a) (subject to such consents, if any, as may be required pursuant to Section 10.10(a)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law (“Claims”) or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

“Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, in each case, relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans under Section 4041(c) of ERISA or to appoint a trustee to administer any Plan under Section 4042(b) of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency”, when used in reference to any Loan or Borrowing, means such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to Adjusted LIBOR and the Applicable Margin.

“Eurocurrency Borrowing” means a Borrowing of Eurocurrency Loans made pursuant to a Borrowing Request as provided in Section 2.3(a) or continued as Eurocurrency Loans or converted to Eurocurrency Loans from Base Rate Loans pursuant to Section 2.3(b).

“Eurocurrency Loan” means a Loan bearing interest before maturity at the rate specified in Section 2.6(b).

“Event of Default” means any of the events or circumstances specified in Section 7.1.

“Event of Loss” means any of the following events: (x) the actual or constructive total loss of a Collateral Rig or the agreed or compromised total loss of a Collateral Rig; or (y) the capture, condemnation, confiscation, requisition for title and not hire, purchase, seizure or forfeiture of, or any taking of title to, a Collateral Rig.  An Event of Loss shall be deemed to have occurred: (i) in the event of an actual loss of a Collateral Rig, at the time and on the date of such loss or if that is not known at noon Greenwich Mean Time on the date which such Collateral Rig was last heard from; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Collateral Rig, at the time and on the date on which notice claiming the loss of the Collateral Rig is given to the insurers; or (iii) in the case of an event referred to in clause (y) above, at the time and on the date on which such event is expressed to take effect by the Person making the same.  Notwithstanding the foregoing, if such Collateral Rig shall have been returned to any Loan Party following any event referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.10, no Event of Loss shall be deemed to have occurred by reason of such event.

“Exchange Rate” means on any day (or if such day is not a Business Day, on the immediately preceding Business Day), for purposes of determining the Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day as set forth on the Reuters WRLD Page for such currency.  In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying currency exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of U.S. Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 8.6), or (B) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Excluded TND Debt” means all or a portion of the Indebtedness of Transocean Norway Drilling AS (formerly Aker Drilling ASA, and referred to herein as “TND Group”) owing to Eksportfinans ASA as of February 22, 2012 in the aggregate principal sum of $900,000,000, but solely to the extent that (i) cash and Cash Equivalents have been pledged as security for such Indebtedness and set aside in segregated deposit accounts of TND Group for the sole purpose of paying such Indebtedness as any payments in respect thereof become due, and such cash and Cash Equivalents and accounts as so pledged and restricted are reflected as such on the consolidated balance sheet of the Consolidated Group, and (ii) such pledges and restrictions remain in effect consistent with the requirements as described in the Eksportfinans Loan Documents as in effect as of the respective dates thereof, or such other requirements as may be acceptable to the Administrative Agent.

“Existing Credit Agreement” means that certain five-year Credit Agreement, dated November 1, 2011(as amended, restated and/or otherwise modified from time to time), among TINC, the lenders party thereto from time to time and JPMorgan Chase Bank, as administrative agent.

“Fair Market Value” of a Collateral Rig at any time shall be based on the Appraisal most recently delivered to the Administrative Agent (or obtained by the Administrative Agent) in accordance with the terms of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Flag Jurisdiction Transfer Date” means the date on which a Flag Jurisdiction Transfer occurs.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of a Collateral Rig from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction, provided that the following conditions are satisfied in connection with such transfer:

(i)                                     on any Flag Jurisdiction Transfer Date, the Loan Party that owns such Collateral Rig on such date shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements for the recordation substantially simultaneously with such date) in the appropriate rig registry applicable to such Collateral Rig, a Collateral Rig Mortgage substantially in the Form of Exhibit 1.1A (with such modifications as are required by or appropriate for the Acceptable Flag Jurisdiction of such Collateral Rig) with respect to the Collateral Rig being transferred which Collateral Rig Mortgage shall, upon such reflagging and recordation, be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest in and lien upon such Collateral Rig, subject only to Permitted Liens;

(ii)                                  substantially simultaneously with any Flag Jurisdiction Transfer Date, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Collateral Agent to perfect and preserve the security interests described in clause (i) above shall have been duly effected (or arrangements therefor made) and the Collateral Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Collateral Agent;

(iii)                               substantially simultaneously with any Flag Jurisdiction Transfer Date, the Administrative Agent shall have received each of the following:

(a)                                  certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Collateral Rig by the relevant Loan Party; and

(b)                                 the results of maritime registry searches with respect to such Collateral Rig, indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Liens;

(iv)                          on  any Flag Jurisdiction Transfer Date, the Administrative Agent shall have received from special counsel to the Loan Parties or the Administrative Agent, as the case may be, in the jurisdiction of the flag to which such Collateral Rig is being transferred (which shall be Watson, Farley & Williams (New York) LLP, in the case of Marshall Islands and Vanuatu, or another law firm qualified to render an opinion as to the law of each such jurisdiction reasonably acceptable to the Administrative Agent), an opinion addressed to the Administrative Agent and each of the Lenders, which opinion shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the new Collateral Rig Mortgage and such other matters incident thereto as the Administrative Agent may reasonably request;

(v)                             the Loan Party that owns or operates such Collateral Rig shall be qualified to own and operate such Collateral Rig under the laws of the Acceptable Flag Jurisdiction applicable to such Collateral Rig and the laws of the jurisdiction in which such Collateral Rig is then employed;

(vi)                              on or prior to any Flag Jurisdiction Transfer Date, the Administrative Agent shall have received a certificate, dated the Flag Jurisdiction Transfer Date, signed by an authorized officer, member or general partner of the Loan Party that owns such Collateral Rig, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer or the other transactions contemplated by this Agreement; and

(vii)                           the Collateral Agent in its sole discretion will be satisfied that the priority of its Lien on such Collateral Rig will not be impaired in any way by virtue of such Flag Jurisdiction Transfer.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Plan” means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by the Borrower, Holdings, or any non-U.S. Subsidiary of the Borrower or Holdings which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

“GAAP” means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession, including, as applicable, the International Financial Reporting Standards.

“Governmental Authority” means the government of the United States of America, any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantees” means the Parent Guaranty and the Subsidiary Guaranty.

“Guarantor” means (i) Holdings, (ii) TINC, (iii) any Subsidiary of Holdings that executes and delivers a counterpart to the Parent Guaranty or the Subsidiary Guaranty, as applicable, in connection with Section 2.10(d) or a Rig Exchange, and (iv) any Subsidiary of Holdings that is required to execute and deliver a counterpart to the Parent Guaranty or the Subsidiary Guaranty, as applicable, as provided in Section 6.12(i), in each case unless and until such Subsidiary ceases to be a party to the Parent Guaranty or the Subsidiary Guaranty, as applicable, as provided in Section 6.12(i) or in connection with a Rig Exchange.

“Guaranty” by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the

“primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof.  For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt “Obligationen” vom April 1999) and the circular letter No. 15 of 7 February 2007 (1-015-DVS-2007) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Withholding Tax and Swiss Stamp Taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7 February 2007), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Hazardous Material” has the meaning ascribed to such term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Borrower or other Members of the Consolidated Group.

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.  Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

“Holdings” means Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and the direct or indirect sole shareholder of TINC and the Borrower.

“Incremental Commitment” means, with respect to any Incremental Lender, the amount by which the Commitment of each Incremental Lender is increased pursuant to an Incremental Commitment Increase.

“Incremental Commitment Agreement” has the meaning ascribed to such term in Section 2.15(b)(i).

“Incremental Commitment Increase” has the meaning ascribed to such term in Section 2.15(a).

“Incremental Lender” has the meaning ascribed to such term in Section 2.15(b)(i).

“Indebtedness” means, for any Person, the following obligations of such Person, without duplication:  (i) obligations of such Person for borrowed money; (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person’s account or pursuant to such Person’s application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property’s fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Interest Rate Protection Agreements and Currency Rate Protection Agreements; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude (x) Non-recourse Debt, and (y) any Indebtedness attributable to the mark-to-market treatment of obligations of the type described in clause (vi) in the definition of Indebtedness and any actual fair value adjustment arising from any Interest Rate Protection Agreements and Currency Rate Protection Agreements that have not been cancelled or otherwise terminated before their scheduled expiration, in each case in respect of Interest Rate Protection Agreements and Currency Rate Protection Agreements entered into in the ordinary course of business and not for investment or speculative purposes.  For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

“Indemnified Parties” has the meaning ascribed to such term in Section 10.13(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Loan Party under any Credit Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.

“Indentures” means, collectively (i) the Indenture dated as of December 11, 2007, between TINC and Wells Fargo Bank, National Association, Trustee, together with the First Supplemental Indenture and Second Supplemental Indenture thereto, each dated as of December 11, 2007, the Third Supplemental Indenture thereto dated as of December 18, 2008 and the Fourth Supplemental Indenture thereto dated as of September 21, 2010, (ii) the Indenture dated as of February 1, 2003 between GlobalSantaFe Corporation and Wilmington Trust Company, Trustee, together with the First Supplemental Indenture thereto dated as of November 27, 2007, (iii) the Indenture dated as of September 1, 1997, between Global Marine Inc. and Wilmington Trust Company, Trustee, together with the First Supplemental Indenture thereto dated as of June 23, 2000, and Second Supplemental Indenture thereto dated as of November 20, 2001, and (iv) the Indenture dated as of April 15, 1997, between Transocean Offshore Inc. and Texas Commerce Bank National Association, Trustee, together with the First Supplemental Indenture thereto dated as of April 15, 1997, the Second Supplemental Indenture thereto dated as of May 14, 1999, the Third Supplemental Indenture thereto dated as of May 24, 2000, the Fourth Supplemental Indenture thereto dated as of May 11, 2001, and the Fifth Supplemental Indenture thereto dated as of December 18,

2008, in each case with all other supplemental indentures, amendments and modifications thereto, and all notes and debentures issued pursuant to the provisions thereof.

“Information” has the meaning ascribed to such term in Section 10.15(a).

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (x) with respect to no more than three Borrowings in any calendar year, one or two months thereafter or (y) three or six months thereafter (or if available from each Lender making a Loan as part of such Borrowing, any other period), in each case as the Borrower may elect.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

“IRS” means the United States Internal Revenue Service.

“Joint Lead Arrangers” means, collectively, DNB Markets, Inc., and Wells Fargo Securities, LLC, acting in their capacities as joint lead arrangers and joint bookrunners for the credit facility described in this Agreement; provided, however, that no such Joint Lead Arrangers shall have any duties, responsibilities, or obligations hereunder in such capacity.

“Lender” has the meaning ascribed to such term in the preamble.

“Lender Parties” has the meaning ascribed to such term in Section 10.23.

“LIBOR Rate” means, for any Interest Period for each Eurocurrency Loan, an interest rate per annum equal to the rate per annum appearing on the Applicable Screen as the London interbank offered rate for deposits in the applicable currency at 11:00 a.m., London time, on the Quotation Day for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded to the nearest 1/100 of 1% per annum) of the rate per annum at which deposits in the applicable currency are offered by the principal London office of DNB Bank ASA to leading banks in the London interbank market at 11:00 a.m., London time, on the Quotation Day in an amount of $5,000,000 to be outstanding during such Interest Period and for a period equal to such Interest Period.  For the avoidance of doubt, the LIBOR Rate as used herein shall never be an amount less than zero.

“Lien” means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease (including a capital lease), consignment or bailment for security purposes.

“Loan” has the meaning ascribed to such term in Section 2.1 and includes (i) Base Rate Loans and (ii) Eurocurrency Loans.  “Loans” means two or more of any such Loans.

“Loan Party” means each of (i) the Borrower, (ii) Holdings, (iii) TINC and (iv) any other Guarantor.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Borrower, Holdings, and their respective Subsidiaries taken as a whole, (ii) any Loan Party’s ability to perform any of its payment obligations under this Agreement or the other Credit Documents, or (iii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Indebtedness” has the meaning ascribed to such term in Section 7.1(e).

“Material Plan” has the meaning ascribed to such term in Section 7.1(i).

“Maturity Date” means the earlier of (i) the Commitment Termination Date, and (ii) the date on which the Loans have become due and payable pursuant to Section 7.2 or 7.3.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower, Holdings or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-recourse Debt” means (i) any Indebtedness incurred by any Project Financing Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with the foregoing for, any drill ship, offshore mobile drilling unit or offshore drilling rig, which Indebtedness does not provide for recourse against Holdings, the Borrower or any other Member of the Consolidated Group (other than to such Project Financing Subsidiary with respect to customary non-recourse exceptions, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) or any property or asset of Holdings, the Borrower or any other Member of the Consolidated Group (other than equity interests of, and such drill ship, drilling unit or drilling rig and related assets of, such Project Financing Subsidiary, and such recourse as exists under a Performance Guaranty given for the benefit of such Project Financing Subsidiary) and (ii) any refinancing of such Indebtedness that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees or premium) at the time of the refinancing, increase the property subject to any Lien securing such Indebtedness, or provide for recourse against any other Member of the Consolidated Group.

“Non-Refundable Portion” has the meaning ascribed to such term in Section 2.6(d).

“Note” means any of the promissory notes of the Borrower defined in Section 2.8.

“Obligations” means all obligations of the Borrower (i) to pay fees, costs and expenses under this Agreement or the other Credit Documents, (ii) to pay principal and interest on Loans, (iii) to pay any other obligations to the Administrative Agent or any Lender arising under this Agreement or the other Credit Documents, and (iv) to provide Cash Collateral as required by this Agreement, in each case including any such interest, fees or other monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether such interest, fees or other monetary obligations are allowed or allowable in such proceeding.

“OFAC” has the meaning ascribed to such term in Section 5.18.

“Other Agents” means, collectively, the Syndication Agent and the Co-Documentation Agents.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment under Section 8.6).

“Parent Guaranty” means the Guaranty Agreement executed and delivered by (i) Holdings and TINC pursuant to Section 4.1(a) and (ii) any Subsidiary of Holdings (other than the Borrower and its Subsidiaries) that becomes a party thereto in connection with Section 2.10(d), a Rig Exchange or as required by Section 6.12(i), substantially in the form of Exhibit 4.1(a) (as modified, supplemented or amended from time to time), guaranteeing all Loans and other Obligations of the Borrower owing at any time under this Agreement or any other Credit Document.

“Participant” has the meaning ascribed to such term in Section 10.10(c).

“Participant Register” has the meaning ascribed to such term in Section 10.10(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Performance Guarantees” means all Guarantees of the Borrower, Holdings, or any other Member of the Consolidated Group delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Borrower, Holdings, or any other Member of the Consolidated Group or a SPV.

“Performance Letters of Credit” means all letters of credit issued as support for Non-recourse Debt or a Performance Guaranty.

“Permitted Business” has the meaning ascribed to such term in Section 6.8.

“Permitted Jurisdiction” means any of the Cayman Islands or the United States or any State thereof (including the District of Columbia).

“Permitted Liens” means the Liens permitted as described in Section 6.11.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including any Governmental Authority.

“Plan” means any employee benefit pension plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning ascribed to such term in Section 10.7(c).

“Pricing Grid” means the table specifying the Applicable Commitment Fee Rates and Applicable Margins based on Credit Ratings from time to time in effect, as set forth on Schedule 1.1-C hereto.

“Prime Rate” means the fluctuating commercial loan rate announced by the Administrative Agent from time to time at its New York office (or other corresponding office, in the case of any successor Administrative Agent) as its prime rate or base rate for U.S. dollar loans in the United States of America in effect on such day (which prime rate or base rate as so announced may not be the lowest rate charged by the Administrative Agent on such loans to any of its customers), with any change in such prime rate or base rate resulting from a change in such announced rate to be effective on the date of the relevant change.

“Prohibited Person” has the meaning ascribed to such term in Section 5.18.

“Project Financing Subsidiary” means any Subsidiary of Holdings or the Borrower (other than any Loan Party) created for the sole purpose of incurring Non-recourse Debt to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or incurred in connection with the foregoing for, any drill ship, offshore mobile drilling unit or offshore drilling rig, and to conduct the business activities for which such Non-recourse Debt was incurred, provided that substantially all of the assets of such Person are comprised of such drill ship, drilling unit or drilling rig so financed.

“Qualifying Lender” means any Person acting on its own account which is licensed as a bank under the banking laws in force in its jurisdiction of incorporation and any branch of a legal entity, which is licensed as a bank under the banking laws in force in the jurisdiction where such branch is situated, and which, in each case, exercises as its main purpose a true banking activity, having its own bank personnel, premises, communication devices and decision making power, all in accordance with the Guidelines.

“Quotation Day” means for any Interest Period, two Business Days prior to the first day of such Interest Period, unless market practice differs in the relevant interbank market, in which case the Quotation Day shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Quotation Day shall be the last of those days).

“Recipient” means (i) the Administrative Agent, and (ii) each Lender, as applicable.

“Redomestication Transaction” means a transaction that (i) is permitted pursuant to Sections 6.10(a) and (b), (ii) effects a redomestication of Holdings or TINC in a Permitted Jurisdiction, and (iii) does not result in ownership of the voting shares of the surviving redomesticated company in such transaction that would constitute an Event of Default pursuant to Section 7.1(j) as a result of a corresponding change in share ownership of Holdings.

“Register” has the meaning ascribed to such term in Section 10.10(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.14(b), Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time or, if the Commitments have been terminated or expired, Lenders having more than 50% of the sum of the total outstanding Loans of all Lenders at such time.

“Revolving Credit Commitment Amount” means an amount equal to $900,000,000, as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

“Rig Exchange” means the exchange of a Collateral Rig for an Acceptable Rig; provided that, in each case, the Collateral and Guaranty Requirements shall have been satisfied with respect to such Acceptable Rig on or prior to the Rig Exchange Date applicable thereto to the reasonable satisfaction of the Collateral Agent.

“Rig Exchange Date” means, with respect to any Collateral Rig that is the subject of a Rig Exchange, the date on which such Rig Exchange occurs.

“Sale-Leaseback Transaction” means any arrangement whereby the Borrower or any other Member of the Consolidated Group shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, Sale-Leaseback Transaction shall exclude any transaction between Members of the Consolidated Group.

“S&P” means Standard & Poor’s Ratings Group or any successor thereto.

“SEC” means the Securities and Exchange Commission and any Governmental Authority succeeding to the regulatory jurisdiction thereof.

“Significant Subsidiary” has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Jurisdictions” means Cyprus, Hungary, India and the United Kingdom.

“SPV” means any Person (excluding the Borrower, TINC and Holdings) that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Consolidated Group’s Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, but excluding revenues and expenses that would be eliminated in consolidation with the Consolidated Group and excluding any loss or gain resulting from the early extinguishment of Indebtedness) during the most recently completed fiscal year of Holdings, in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items and excluding any loss or gain resulting from the early extinguishment of Indebtedness) for the Consolidated Group, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of Holdings.  The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Administrative Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty (60) days after the date such notice is given.  The election to treat a particular Person as a SPV may only be made once.

“Statutory Reserve Rate” means the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States to which banks are subject for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to loans are determined.  Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System.  Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sub-Agent” means any Affiliate or correspondent bank of the Administrative Agent designated by it to perform any duties or responsibilities of the Administrative Agent under this Agreement and the other Credit Documents.

“Subsidiary” means, for any Person, any other Person (other than, except in the context of Section 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors, managers, or comparable governing board or body of such other Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by any such Person or by one or more of its Subsidiaries. Unless otherwise specified, any reference in this Agreement to a “Subsidiary” shall refer to a Subsidiary of Holdings.

“Subsidiary Debt Basket Amount” has the meaning ascribed to such term in Section 6.12(h).

“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement executed and delivered by each Guarantor that is a Subsidiary of the Borrower, substantially in the form of Exhibit 6.12 (as modified, supplemented or amended from time to time), guaranteeing all Loans and other Obligations of the Borrower owing at any time under this Agreement or any other Credit Document.

“Swiss Stamp Tax” means a tax imposed under the Swiss Stamp Tax Act.

“Swiss Stamp Tax Act” means the Swiss Federal Act on Stamp Taxes of June 27, 1973 (Bundesgesetz über die Stempelabgaben) together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of October 13, 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TINC” means Transocean Inc., a Cayman Islands exempted company and the direct or indirect sole shareholder of the Borrower.

“Total Assets” means, as of any date of determination, the aggregate book value of the assets of the Consolidated Group determined on a consolidated basis in accordance with GAAP as of such date.

“Total Tangible Capitalization” means, as of any date of determination, the sum of Consolidated Indebtedness plus Consolidated Tangible Net Worth as of such date.

“Trade Date” has the meaning ascribed to such term in Section 10.10(a).

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Alternate Base Rate.

“Unfunded Vested Liabilities” means, for any Plan or Foreign Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan or Foreign Plan (determined on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Plan or Foreign Plan) exceeds the fair market value of all assets of such Plan or Foreign Plan allocable to such benefits, determined as of the then most recent valuation date for such Plan or Foreign Plan, but only to the extent that such excess represents a potential liability of the Borrower or any other Member of the Consolidated Group to the PBGC or such Plan or Foreign Plan.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning ascribed to such term in Section 3.3(f).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.2                                      Time of Day.  Unless otherwise expressly provided, all references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.

Section 1.3                                      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including intellectual property, cash, securities, accounts and contract rights, (f) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding” and (g) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Section 1.4                                      Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein (including, without limitation, Consolidated Indebtedness and Consolidated Tangible Net Worth) shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Account Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings, the Borrower or any Subsidiary at “fair value”, as defined therein.

ARTICLE 2    THE CREDIT FACILITY.

Section 2.1                                      Commitments for Loans.  Subject to the terms and conditions hereof, each Lender severally and not jointly agrees to make one or more loans (each a “Loan”) to the Borrower from time to time prior to the Commitment Termination Date applicable to such Lender on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Commitment, subject to any reductions thereof pursuant to the terms of this Agreement; provided, however, that no Lender shall be required to make any Loan if, after giving effect thereto, (i) the aggregate principal amount of the Loans of all Lenders would thereby exceed the Revolving Credit Commitment Amount then in effect; (ii) the aggregate outstanding principal amount of Loans of such Lender would thereby exceed its Commitment then in effect; or (iii) the incurrence of such Loans will contravene the provisions of Section 2.10 in any way.  Each Borrowing of Loans shall be made ratably from the Lenders in proportion to their respective Applicable Percentages.  Loans of each Lender may be repaid, in whole or in part, and all or any portion of the principal amounts thereof reborrowed, before the Commitment Termination Date applicable to such Lender, subject to the terms and conditions hereof.  Funding of Loans for any Borrowing shall be in U.S. Dollars.

Section 2.2                                      Types of Loans and Minimum Borrowing Amounts.  Borrowings may be outstanding as either Base Rate Loans or Adjusted LIBOR Loans, as selected by the Borrower pursuant to Section 2.3.  Each Borrowing of Base Rate Loans shall be in an amount of not less than $1,000,000; each Borrowing of Adjusted LIBOR Loans shall be in an amount of not less than $5,000,000 and in an integral multiple of the Borrowing Multiple.

Section 2.3                                      Manner of Borrowings; Continuations and Conversions of Borrowings.

(a)                          Notice of Borrowings.  The Borrower shall give notice (i) to the Administrative Agent by no later than 12:00 P.M. New York time at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurocurrency Loans, and (ii) to the Administrative Agent by no later than 12:00 P.M. on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans, in each case pursuant to a duly completed Borrowing Request substantially in the form of Exhibit 2.3 (each a “Borrowing Request”) executed on behalf of the Borrower.

(b)                         Notice of Continuation or Conversion of Outstanding Borrowings.  The Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirements in Section 2.2 for each outstanding Borrowing, a portion thereof, as follows:  (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period specified by the Borrower in the applicable notice as set forth below, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.11; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in Dollars for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below.  The Borrower may select multiple Interest Periods for Borrowings of Eurocurrency Loans, provided that at no time shall the number of different Interest Periods for outstanding Borrowings of Eurocurrency Loans exceed ten (10) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods, and (y) all Interest Periods commencing on the same date and of the same duration shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved.  Notices of the continuation of such Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of such Eurocurrency Loans into Base Rate Loans or of such Base Rate Loans into Eurocurrency Loans must be given to the Administrative Agent by no later than 12:00 P.M. New York time at least three (3) Business Days before such continuation or conversion with respect to Eurocurrency Loans to be so continued or converted before the date of the requested continuation or conversion.

(c)                          Manner of Notice.  The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing pursuant to this Section 2.3 by approved electronic communication or by facsimile transmission (which notice shall be irrevocable once given) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether such Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto.  In addition, such notices with respect to Borrowings being advanced or continued, or converted from Base Rate Loans to Eurocurrency Loans, may be given by telephone notice to the Administrative Agent, promptly confirmed in writing as provided in this Section 2.3(c).  The Borrower agrees that the Administrative Agent may rely on any such approved electronic communication, facsimile transmission, or telephonic notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation (and in the case of any permitted telephonic notice, if such notice conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon).

(d)                         Notice to the Lenders.  The Administrative Agent shall give prompt notice by electronic communication, telex or facsimile transmission to each Lender of any notice received pursuant to this Section 2.3 relating to a Borrowing.  The Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans promptly after the Administrative Agent has made such determination.  In addition, the Administrative Agent may give such notice by telephone, promptly confirmed in writing as provided in this Section 2.3(d).

(e)                          Borrower’s Failure to Notify.  If the Borrower fails to give notice pursuant to Section 2.3(a) or Section 2.3(b), as the case may be, of the continuation or conversion of any outstanding principal amount of any outstanding Borrowing of Eurocurrency Loans, and has not notified the Administrative Agent by 12:00 P.M. New York time at least three (3) Business Days before the last day of the Interest Period for any outstanding Borrowing of Eurocurrency Loans, that it intends to repay such outstanding Borrowing, the Borrower shall be deemed to have requested, as applicable, (x) the continuation of such Borrowing as a Eurocurrency Loan in an Interest Period of three (3) months or (y) the advance of a new Borrowing of Base Rate Loans, which Borrowing pursuant to this clause (y) shall be deemed to have been funded on such date by the Lenders in accordance with Section 2.3(a) so long as no Event of Default shall have occurred and be continuing or would occur as a result of such Borrowing but otherwise disregarding the conditions to Borrowings set forth in Section 4.2.  Upon the occurrence and during the continuance of any Event of Default, and upon notice thereof from the Administrative Agent to the Borrower (i) each Eurocurrency Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan, and (ii) the obligation of the Lenders to continue Eurocurrency Loans or convert Base Rate Loans into Eurocurrency Loans shall be suspended.

(f)                            Conversion.  If the Borrower shall elect to convert any particular Borrowing pursuant to this Section 2.3  from one Type of Loan to the other Type only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurocurrency Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans.  If the Borrower shall elect to have multiple Interest

Periods apply to any particular Borrowing comprised of Eurocurrency Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally commencing on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so selected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period.  This Section 2.3(f) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing.

Section 2.4                                      Interest Periods.  As provided in Section 2.3, at the time of each request for a Borrowing of Eurocurrency Loans, or for the continuation or conversion of any Borrowing of Eurocurrency Loans, the Borrower shall select the Interest Period(s) to be applicable to such Loans from among the available options, subject to the limitations in Section 2.3; provided, however, that:

(a)                                  the Borrower may not select an Interest Period that extends beyond the Commitment Termination Date then applicable to any Lender;

(b)                                 whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of Eurocurrency Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

(c)                                  for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of Eurocurrency Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

Section 2.5                                      Funding of Loans.

(a)                          Disbursement of Loans.  Not later than 12:00 P.M. New York time with respect to Borrowings in Dollars of Eurocurrency Loans, and 3:00 P.M. New York time with respect to Base Rate Loans, on the date of any requested advance of a new Borrowing of Loans, each Lender, subject to all other provisions hereof, shall make available for the account of its Applicable Lending Office its Loan comprising its portion of such Borrowing in funds immediately available for the benefit of the Administrative Agent in the applicable Administrative Agent’s Account and according to the payment instructions of the Administrative Agent.  The Administrative Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on such date.  Acceptance by the Borrower of any late amount shall not be deemed a waiver by the Borrower of any rights it may have against any Lender making funds available after the time prescribed above.  No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

(b)                         Administrative Agent Reliance on Lender Funding.  Unless the Administrative Agent shall have been notified by a Lender prior to the time at which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules and customs on interbank compensation.  If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, within one Business Day after written demand therefor, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but the Borrower will in no event be liable to pay any amounts otherwise due pursuant to Section 2.11 in respect of such repayment.  Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from any obligation to fund any Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.6                                      Applicable Interest Rates and Payments.

(a)                          Base Rate Loans.  Each Base Rate Loan shall bear interest (computed on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurocurrency Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans.  The Borrower agrees to pay such interest on each Interest Payment Date for such Base Rate Loans and at maturity (whether by acceleration or otherwise).

(b)                         Eurocurrency Loans.  Each Eurocurrency Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or until conversion to a Base Rate Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) Adjusted LIBOR, plus (y) the Applicable Margin for Eurocurrency Loans.  The Borrower agrees to pay such interest on each Interest Payment Date for such Eurocurrency Loans and at maturity (whether by acceleration or otherwise) or conversion to Base Rate Loans.

(c)                          Rate Determinations.  The Administrative Agent shall determine each interest rate applicable to the Loans hereunder insofar as such interest rate involves a determination of the Alternate Base Rate, Adjusted LIBOR, or LIBOR Rate, or any applicable default rate pursuant to Section 2.7, and such determination shall be conclusive and binding except in the case of the Administrative Agent’s manifest error or willful misconduct.  The Administrative Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR with respect to each Eurocurrency Borrowing.

(d)                         Interest Rate Adjustment in Certain Circumstances.  As part of entering into this Agreement, the parties hereto have assumed that the interest payable at the rates set forth in this Agreement is not and will not become subject to Swiss Withholding Tax.  Notwithstanding the foregoing, the parties hereto agree that in the event that (A) Swiss Withholding Tax is due on interest payments or other payments by any Loan Party under this Agreement and (B) such Loan Party is unable, by reason of Swiss law, to comply with Section 3.3(a) (as such Section would be in effect without giving effect to this Section 2.6(d)), the interest rates payable by such Loan Party under this Agreement, including limitations herein, shall be increased in such a way that the amount of interest effectively paid to each Lender corresponds to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) equals the payment that would have been due had no deduction of Swiss Withholding Tax been required.  For the purposes of this Section 2.6(d), “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender.  The Borrower or Holdings shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

Section 2.7                                      Default Rate.  If any payment of principal or interest on any Loan is not made when due after the expiration of the grace period therefor provided in Section 7.1(a) (whether by acceleration or otherwise), such principal or interest amount shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such amount then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:

(a)                                  for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such Base Rate Loan as otherwise provided in Section 2.6(a); and

(b)                                 for any Eurocurrency Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of (x) two percent (2%) per annum, plus (y) the rate of interest in effect on such Eurocurrency Loan as otherwise provided in Section 2.6(b) at the time of such default until the end of the Interest Period for such Eurocurrency Loan and, thereafter, at a rate per annum pursuant to this clause (y) equal to the rate of interest as otherwise provided in Section 2.6(a).

It is the intention of the Administrative Agent and the Lenders to conform strictly to usury laws applicable to them.  Accordingly, if the transactions contemplated hereby or any Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Loans (or, if the principal amount of the Loans shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans (or if the principal amount of the Loans shall have been paid in full, refunded by such Lender to the Borrower).

Section 2.8                                      Repayment of Loans; Evidence of Debt.

(a)                          Repayment of Loans.  The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender, on the Commitment Termination Date for such Lender, the unpaid amount of each Loan then outstanding and owed to such Lender.

(b)                         Record of Loans by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.

(c)                          Record of Loans by Administrative Agent.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                         Evidence of Obligations.  The entries made in the accounts maintained pursuant to Section 2.8(b) or 2.8(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                          Notes.  The Loans outstanding to the Borrower from each Lender shall, at the written request of such Lender, be evidenced by a promissory note of the Borrower payable to such Lender in the form of Exhibit 2.8 (Master Note) or, if such Lender so requests in writing, by one or more individual promissory notes of the Borrower in similar form (each a “Note”).  The Borrower agrees to execute and deliver to the Administrative Agent, for the benefit of each Lender requesting one or more promissory notes as aforesaid, an original of each such promissory note, appropriately completed, to evidence the respective Loans made by such Lender hereunder, within ten (10) Business Days after the Borrower receives a written request therefor.

(f)                            Recording of Loans and Payments on Notes.  Each holder of a Note shall record on its books and records or on a schedule to its appropriate Note (and prior to any transfer of any Note shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower evidenced by such Note, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a Eurocurrency Loan the Interest Period and interest rate applicable thereto.  Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon.  At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans evidenced by such Note, if any, then outstanding thereon.

Section 2.9                                      Optional Prepayments.  The Borrower shall have the privilege of prepaying any Base Rate Borrowing without premium or penalty at any time in whole or at any time and from time to time in part

(but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. on the date of such prepayment.  The Borrower shall have the privilege of prepaying any Eurocurrency Borrowing (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of the Borrowing Multiple or such smaller amount as needed to prepay a particular Borrowing in full) only on the last Business Day of an Interest Period for such Borrowing, and (b) at any other time without premium or penalty except for the breakage fees and funding losses that are required to be paid pursuant to Section 2.11; provided, however, that the Borrower shall have given notice of such prepayment to the Administrative Agent no later than 12:00 P.M. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date.  Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment.  Unless otherwise specified in writing by the Borrower, optional prepayments shall be applied first, to the Loans, and second, to any other Obligations then outstanding.

Section 2.10                                Mandatory Prepayments of Loans and Reductions of Commitments.

(a)                          In the event and on each occasion that the aggregate outstanding principal amount of Loans exceeds the Revolving Credit Commitment Amount then in effect, the Borrower shall promptly prepay Borrowings in an aggregate amount sufficient to eliminate such excess.  Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Administrative Agent of such required prepayment and of the identity of the particular Borrowings being prepaid.  If the Administrative Agent shall notify the Borrower that the Administrative Agent has determined that any prepayment is required under this Section 2.10, the Borrower shall make such prepayment no later than the second Business Day following such notice.  Any mandatory prepayment pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9.  Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.11.

(b)                         In addition to any other mandatory prepayments or Commitment reductions required pursuant to this Section 2.10, but without duplication, on the date of any Collateral Disposition (other than (i) a Collateral Disposition constituting an Event of Loss or (ii) a Collateral Disposition of a Collateral Rig that is replaced by an Acceptable Rig pursuant to a Rig Exchange on or before the Collateral Disposition of such Collateral Rig), the Revolving Credit Commitment Amount shall be automatically reduced in an amount equal to the Collateral Percentage applicable to such Collateral Rig multiplied by the outstanding Revolving Credit Commitment Amount at such time and the Borrower shall promptly prepay Borrowings to the extent required by the provisions of clause (a) above (after giving effect to the Commitment reduction set forth in this clause (b)).

(c)                          In addition to any other mandatory prepayments or Commitment reductions required pursuant to this Section 2.10, but without duplication, (i) on the date that is 60 days after the occurrence of an Event of Loss, if the aggregate Fair Market Value of the Collateral Rigs on such date (not including the Collateral Rig subject to such Event of Loss) is less than 125% of the aggregate outstanding principal amount of the Loans on such date, the Borrower shall be required to prepay Loans in an amount sufficient to cause the aggregate Fair Market Value of the Collateral Rigs on such date (not including the Collateral Rig that is subject to such Event of Loss) to equal or exceed 125% of the aggregate outstanding principal amount of the Loans after giving effect to such prepayment, and (ii) on the date that is 180 days after the occurrence of such Event of Loss, if the aggregate Fair Market Value of the Collateral Rigs on such date (not including the Collateral Rig subject to such Event of Loss) is less than 125% of the aggregate amount of the Commitments of all Lenders on such date, the Revolving Credit Commitment Amount then in effect shall be permanently reduced by an amount sufficient to cause the aggregate Fair Market Value of the Collateral Rigs on such date (not including the Collateral

Rig that is subject to such Event of Loss) to equal or exceed 125% of the aggregate amount of the Commitments of all Lenders after giving effect to such Commitment reduction.

(d)                         In addition to any other mandatory prepayments or Commitment reductions required pursuant to this Section 2.10, but without duplication, if on December 31 of any calendar year the aggregate Fair Market Value of the Collateral Rigs on such date is less than 125% of the aggregate outstanding principal amount of the Loans on such date, within 30 days thereafter, in the Borrower’s sole discretion, either (i) the Borrower shall prepay Loans in an amount sufficient to cause the aggregate Fair Market Value of such Collateral Rigs to equal or exceed 125% of the aggregate outstanding principal amount of the Loans after giving effect to such prepayment or (ii) the Borrower or a Subsidiary of Holdings that owns an Acceptable Rig (that is not then a Collateral Rig) shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate rig registry a Collateral Rig Mortgage with respect to such Acceptable Rig, and such Collateral Rig Mortgage shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest in and lien upon such Acceptable Rig, subject only to Permitted Liens, and the Collateral and Guaranty Requirements with respect thereto shall have been satisfied or waived by the Administrative Agent and, after giving effect thereto, the aggregate Fair Market Value of such Collateral Rigs is at least 125% of the aggregate outstanding principal amount of the Loans.

Section 2.11                                Breakage Fees.  If any Lender incurs any loss, cost or expense (excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan as a result of any of the following events (other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2):

(a)                                  any payment, prepayment or conversion of any such Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

(b)                                 any failure to make a principal payment of any such Loan on the due date therefor;

(c)                                  any failure by the Borrower to borrow, continue or prepay, or convert to, any such Loan on the date specified in a notice given pursuant to Section 2.3 (other than by reason of a default of such Lender); or

(d)                                 any assignment of such Eurocurrency Loan that is required by the Borrower pursuant to Section 8.6;

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) with respect to a Eurocurrency Loan, the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan (excluding, for the avoidance of doubt, the Applicable Margin for such Loan), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London or European interbank market.  If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender’s entitlement thereto.  Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

Section 2.12                                [Intentionally Omitted].

Section 2.13                                Optional Commitment Terminations.  The Borrower shall have the right at any time and from time to time, upon three (3) Business Days’ prior and irrevocable written notice to the Administrative Agent, to terminate or reduce the Commitments without premium or penalty, in whole or in part, with any partial reduction (i) to be in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000 and (ii) as to the Commitments to be allocated ratably among the Lenders in proportion to their respective Commitments; provided that the Revolving Credit Commitment Amount may not be reduced to an amount less than the aggregate outstanding principal amount of Loans after giving effect to payments on such proposed termination or reduction date.  The Administrative Agent shall give prompt notice to each Lender of any such termination or reduction of the Commitments.  Any termination of Commitments pursuant to this Section 2.13 is permanent and may not be reinstated.

Section 2.14                                Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                  commitment fees otherwise payable to such Defaulting Lender pursuant to Section 3.1(a) shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(b)                                 the Commitment and aggregate outstanding principal amount of Loans of such Defaulting Lender shall not be included in determining whether all Lenders (or each Lender) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.11); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification providing for an increase in such Defaulting Lender’s Commitment, providing for an extension of such Defaulting Lender’s Commitment, or requiring the consent of each directly and adversely affected Lender pursuant to Section 10.11(i)(B) if such Defaulting Lender is a directly and adversely affected Lender;

(c)                                  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.6 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders or as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(d)                                 in the event that the Administrative Agent and the Borrower agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such previous Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such previous Defaulting Lender to hold such Loans in accordance with its Applicable Percentage; provided, however, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower or any other Loan Party while such previous Defaulting Lender was a Defaulting Lender; and

(e)                                  the rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.14 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, Borrower or any other Loan Party may at any time have against, or with respect to, such Defaulting Lender (whether or not such Defaulting Lender has subsequently ceased to be a Defaulting Lender pursuant to Section 2.14(d)).

Section 2.15                                Incremental Commitments.  (a) The Borrower shall have the right at any time or from time to time on or after the Effective Date, upon written notice to and in coordination with the Administrative Agent as to all matters set forth in this Section 2.15, to request that one or more Lenders (and/or one or more other Eligible Assignees which will become Lenders) provide Incremental Commitments (the “Incremental Commitment Increase”), provided that:

(i)                                     no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower;

(ii)                                  any Lender (including any Eligible Assignees which will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender;

(iii)                               the provision of Incremental Commitments pursuant to this Section 2.15 on a given date pursuant to a particular Incremental Commitment Agreement shall be in a minimum aggregate amount (for all Lenders and other Eligible Assignees who will become Lenders pursuant thereto) of not less than $25,000,000 (or such lesser amount as agreed to by the Borrower) and shall be in integral multiples of $5,000,000;

(iv)                              such Incremental Commitments shall not exceed an aggregate principal amount of $100,000,000;

(v)                                 the Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement;

(vi)                              the Borrower shall not obtain Incremental Commitment Increases pursuant to this Section 2.15 more than five times and each notice thereof from the Borrower shall set forth the requested amount and proposed terms of the relevant Incremental Commitment Increase;

(vii)                           the upfront fees payable to each Incremental Lender in respect of each Incremental Commitment shall be separately agreed to by the Borrower and each such Incremental Lender; and

(viii)                        (x) on the effective date of any Incremental Commitment Increase, the Commitment of each Lender shall be increased by the amount of the Incremental Commitment Increase incurred by such Lender, if any, and (y) the Loans incurred pursuant to such Incremental Commitment Increase shall constitute Loans for all purposes of this Agreement and the other Credit Documents and shall be made on the same terms as the Loans and, as a consequence, all such Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the Collateral Rig Mortgages, and receive the benefit of the Guarantees, on a pari passu basis with all other Obligations secured by the Collateral Rig Mortgages and receiving the benefit of the Guarantees.

(b)                         On or prior to the effective date of any Incremental Commitment Increase, the following conditions shall have been satisfied:

(i)                                     the Borrower and each such Lender or other Eligible Assignee (each an “Incremental Lender”) which agrees to provide an Incremental Commitment shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement substantially in the form of Exhibit 2.15 (appropriately completed) (each an “Incremental Commitment Agreement”), with the effectiveness of such Incremental Lender’s Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Eligible Assignee providing such Incremental Commitment if such consent would be required under Section 10.10 for an assignment of Loans or Commitments, as applicable, to such Eligible Assignee;

(ii)                                  the Borrower and each Loan Party shall have delivered such amendments, modifications and/or supplements to the Credit Documents as are necessary or in the reasonable opinion of the Administrative Agent, desirable to insure that the additional Obligations to be incurred pursuant to the Incremental Commitments are secured by, and entitled to the benefits of, the Collateral Rig Mortgages and the Guarantees;

(iii)                               the Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred on such date pursuant to the Incremental

Commitments are permitted by the terms of the outstanding Indebtedness of Holdings and its applicable Subsidiaries;

(iv)                              the Borrower and the other Loan Parties shall deliver to the Administrative Agent such other officers’ certificates, board of director resolutions and evidence of existence and good standing, where applicable, as the Administrative Agent shall reasonably request;

(v)                                 each of the representations and warranties of the Loan Parties set forth herein and in the other Credit Documents shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) at the time of a request for Incremental Commitments and upon the effectiveness of any Incremental Commitment Agreement (in each case, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

(vi)                              no Default or Event of Default shall exist at the time of a request for Incremental Commitments or upon the effectiveness of any Incremental Commitment Agreement; and

(vii)                           after giving effect to such Incremental Commitment Increase, any limitations on Subsidiary Indebtedness or secured Indebtedness set forth in any material agreement (including, without limitation, the Indentures and the Existing Credit Agreement) that is binding on Holdings and/or any of its Subsidiaries will not be exceeded and, upon request by the Administrative Agent, the Borrower shall have provided the Administrative Agent with calculations in reasonable detail to establish the satisfaction of this condition precedent.

(c)                          On the effective date of any Incremental Commitment Increase pursuant to this Section 2.15, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Loans of the existing Lenders and incur additional Loans from certain other new Lenders, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Loans pro rata on the basis of their respective Incremental Commitments (after giving effect to any increase in the total Commitment pursuant to this Section 2.15). The Borrower shall be obligated to pay to the respective Lenders the costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence to the extent such requirements are inconsistent with such sentence.

Section 2.16                                Lenders as Qualifying Lenders.  Each Lender party hereto on the Effective Date represents that it is a Qualifying Lender.  Any Lender which ceases to be a Qualifying Lender shall promptly notify the Borrower that it has ceased to be a Qualifying Lender.  Upon the occurrence of such event, so long as no Event of Default has occurred under Section 7.1(a), 7.1(f) or 7.1(g), the relevant Lender shall be required to assign or transfer by novation all of its rights and obligations under this Agreement to an Eligible Assignee qualifying as a Qualifying Lender or another Lender qualifying as a Qualifying Lender, all in accordance with Section 10.10.  The Administrative Agent shall have no responsibility for determining whether or not an entity is a Qualifying Lender, and shall have no liability for any such determinations made hereunder.

ARTICLE 3    FEES AND PAYMENTS.

Section 3.1                                      Fees.

(a)                          Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender as provided in Section 2.14), a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates pursuant to the terms of this Agreement.  Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on December 31, 2012, on the date(s) on which such Lender’s Commitment shall have terminated, and on the Maturity Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                         Administrative Agent Fees.  The Borrower shall pay to the Administrative Agent and to the Joint Lead Arrangers the fees from time to time agreed to by the Borrower, the Administrative Agent, and Joint Lead Arrangers, as the case may be.

(c)                          Payment of Fees.  All fees payable under this Section 3.1 shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees to the Lenders.

Section 3.2                                      Place and Application of Payments.

(a)                          All payments of principal of and interest on the Loans and all fees and other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Administrative Agent, without defense, setoff or counterclaim, free of any restriction or condition, for the benefit of the Lenders entitled to such payments, in immediately available funds on the due date thereof, no later than 2:00 P.M. in the applicable Administrative Agent’s Account or such other location as the Administrative Agent may designate in writing to the Borrower.  Any payments received by the Administrative Agent from the Borrower after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day.  The Administrative Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed in like funds to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

(b)                         If any payment received by the Administrative Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order set forth in Section 7.7.  In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and fees under Section 3.1, the Administrative Agent shall only be required to include such other Obligations that Lenders have certified to the Administrative Agent in writing are due to such Lenders.

(c)                          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it, to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.3                                      Withholding Taxes.

(a)                          Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in good faith by an applicable Withholding Agent) requires deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.3), the applicable Recipient receives an amount equal to the sum it would have received had not such deduction or withholding been made.

(b)                         Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                          Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 15 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                         Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.10(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.3(d).

(e)                          Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.3, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                            Status of Lenders.

(i)                             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                          Without limiting the generality of the foregoing, in the event that the Borrower is or becomes a U.S. Person,

(A)                              any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                  executed originals of IRS Form W-8ECI;

(3)                                  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                  to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(C)                                any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                         Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.3 (including by the payment of additional amounts pursuant to this Section 3.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.3(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 3.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                         Survival.  Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i)                             Indemnity.  If the Administrative Agent shall be required to deduct any Taxes from payments received by the Administrative Agent for the account of any Lenders hereunder, it shall make such deductions and shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.  Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such payments made to such Lender that are paid by the Administrative Agent and any penalties, interest and reasonable expenses arising therefrom and with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

ARTICLE 4    CONDITIONS PRECEDENT.

Section 4.1                                      Initial Borrowing.  This Agreement shall become effective, and the obligation of each Lender to advance the initial Loans hereunder, shall only take effect, on the date (the “Effective Date”) on which each of the following conditions has been satisfied (or waived in accordance with Section 10.11):

(a)                                  Executed Credit Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed (including by facsimile or other electronic means) by all parties to this Agreement, together with the following, all in form and substance reasonably satisfactory to the Administrative Agent and the Joint Lead Arrangers:

(i)                                     Parent Guaranty.  The Parent Guaranty as duly executed and delivered on behalf of Holdings and TINC;

(ii)                                  Certificates of Officers.  Certificates of the Secretary or an Assistant Secretary of each Loan Party (or, to the extent such Loan Party does not have a Secretary or Assistant Secretary, an analogous Person within such Loan Party) containing specimen signatures of the persons authorized to execute Credit Documents on such Loan Party’s behalf or any other documents provided for herein or therein, together with (w) copies of resolutions of the board of directors or other appropriate governing body of each Loan Party authorizing the execution and delivery of the Credit Documents to which such Loan Party is a party, (x) copies of each Loan Party’s memorandum of association and articles of association or other organizational documents filed in its jurisdiction of incorporation, and bylaws and other governing documents, if any, of such Loan Party, (y) with respect to the Borrower, a certified extract from the Commercial Register, and (z) a certificate of incorporation, registration by way of continuation or organization and, where applicable, a certificate of good standing from the appropriate Governmental Authority of each Loan Party’s jurisdiction of incorporation or organization;

(iii)                               Regulatory Filings and Approvals.  Copies of all necessary governmental and third party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;

(iv)                              Collateral and Guaranty Requirements.  The Collateral and Guaranty Requirements with respect to each Collateral Rig shall have been satisfied or waived by the Administrative Agent and/or conditioned such waiver on the satisfaction of such requirements within a specified period of time, it being understood that the Administrative Agent shall not waive the condition set forth in Section 4.2(f);

(v)                                 Opinions of Counsel.  In addition to those opinions required to be delivered pursuant to the Collateral and Guaranty Requirements, favorable written opinions (addressed to the Administrative Agent and the Lenders and dated as of the Effective Date) of (A) Baker Botts L.L.P., New York counsel for each of the Loan Parties, (B) General Counsel of Holdings, (C) Ogier, Cayman Islands counsel for TINC, (D) Homburger AG, Swiss legal counsel for Holdings and the Borrower, and (E) PricewaterhouseCoopers AG, Swiss tax advisor for Holdings and the Borrower, in each case covering such matters with respect to the applicable Loan Parties, this Agreement, the Parent Guaranty and the other Credit Documents, and the transactions contemplated by the Credit Documents as the Administrative Agent and the Required Lenders shall reasonably request;

(vi)                              Closing Certificate.  Certificate of a Managing Director of the Borrower as to the satisfaction of all conditions set forth in Sections 4.1(b) and 4.1(c) and Section 4.2;

(vii)                           Notes.  A duly completed and executed Note for each of the Lenders that has requested such Note prior to the Effective Date as provided in Section 2.8(e);

(viii)                        Process Agent Acknowledgment.  Written acknowledgments from Capitol Services, Inc. as to its acceptance of its appointment as agent for service of process for each of the Borrower, Holdings and TINC as provided in Section 10.14(C) and Section 11(C) of the Parent Guaranty; and

(ix)                                “Know Your Customer” and Patriot Act Information.  All documentation and other information requested by the Administrative Agent and the Lenders for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act (to be delivered at least five (5) Business Days prior to the Effective Date).

(b)                                 Representations and Warranties True and Correct.  Each of the representations and warranties of the Loan Parties set forth herein and in the other Credit Documents shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of the Effective Date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

(c)                                  No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing.

(d)                                 Payment of Fees and Expenses.  Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Administrative Agent, the Lenders, and the Joint Lead Arrangers pursuant to this Agreement and as otherwise agreed in writing by a Loan Party.

(e)                                  Certain Forms.  Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof shall have delivered to the Administrative Agent and the Borrower the applicable form as described in clause (i) of Section 10.10(e).

Section 4.2                                      All Borrowings.  The obligation of each Lender to make any advance of any Borrowing is subject to satisfaction of the following conditions precedent (but subject to Sections 2.3(c) and 2.15):

(a)                                  Notices.  The Administrative Agent shall have received in the case of any advance of any Borrowing, the Borrowing Request required by the first sentence of Section 2.3(a);

(b)                                 Representations and Warranties True and Correct.  In the case of any advance of any Borrowing that increases the aggregate amount of Loans outstanding after giving effect to such Borrowing, each of the representations and warranties of the Borrower and the other Loan Parties set forth herein (other than, in the case of any such Borrowing, or increase occurring after the Effective Date, the representations and warranties set forth in Sections 5.4, 5.9, 5.15 and 5.16) and in the other Credit Documents (other than, in the case of any such Borrowing, increase or extension occurring after the Effective Date, those that relate to the representations and warranties set forth in Sections 5.4, 5.9, 5.15 and 5.16) shall be true and correct in all material respects (except any such representation or warranty that is qualified or limited by its terms by materiality, in which case such representation or warranty shall be true and correct) as of the time of such Borrowing, except as a result of the transactions permitted hereunder or thereunder, and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(c)                                  No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing or would occur as a result of any such Borrowing;

(d)                                 Regulations T, U and X.  Such Borrowing shall not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(e)                                  No Conflicts.  After giving effect to such Borrowing, any limitations on Subsidiary Indebtedness or secured Indebtedness set forth in any material agreement (including, without limitation, the Indentures and the Existing Credit Agreement) that is binding on Holdings and/or any of its Subsidiaries will not be exceeded and, upon request by the Administrative Agent, the Borrower shall have provided the Administrative Agent with calculations in reasonable detail to establish the satisfaction of this condition precedent; and

(f)                                    Loan to Value.  Immediately after giving effect to such Borrowing, the aggregate Fair Market Value of the Collateral Rigs shall equal or exceed 125% of the aggregate outstanding principal amount of Loans.

Each acceptance by the Borrower of the proceeds of any Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such acceptance, that all conditions precedent to such Borrowing set forth in this Section 4.2 (and in Section 4.1 with respect to any initial Borrowing) have, except to the extent waived in accordance with the terms hereof, been satisfied or fulfilled unless the Borrower gives to the Administrative Agent and the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such Borrowing unless the Required Lenders shall have previously waived in writing such non-compliance.

ARTICLE 5    REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender and the Administrative Agent as follows:

Section 5.1                                      Corporate Organization. Each of the Borrower, Holdings, the other Loan Parties, and each other material Member of the Consolidated Group: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization or registration (as the case may be); (ii) has all necessary organizational power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

Section 5.2                                      Power and Authority; Validity.  Each of the Borrower, Holdings, and the other Loan Parties has the organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary company action to authorize the execution, delivery and performance of such Credit Documents.  Each of the Borrower, Holdings, and the other Loan Parties has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower, Holdings, or such other Loan Party, as the case may be, enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.

Section 5.3                                      No Violation.  Neither the execution, delivery or performance by the Borrower, Holdings, or the other Loan Parties of the Credit Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien, other than any Permitted Lien, upon any of the property or assets of the Borrower or any other Member of the Consolidated Group under, the terms of any material contractual obligation to which the Borrower or any other Member of the Consolidated Group is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the memorandum of association and articles of association, charter, articles or certificate of incorporation, registration by way of continuation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any other Member of the Consolidated Group.

Section 5.4                                      Litigation.  Except as may be described on Schedule 5.4 (the matters set forth therein being collectively referred to as the “Disclosed Matters”), there are no actions, suits, proceedings or counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, Holdings or any Loan Party, threatened against the Borrower, Holdings, any Loan Party or any other Member of the Consolidated Group that are reasonably likely to have a Material Adverse Effect.

Section 5.5                                      Use of Proceeds; Margin Regulations.

(a)                          Use of Proceeds.  The proceeds of the Loans have been and are only being used as a commercial paper backstop, for permitted investments and future acquisitions, and for capital expenditures and other general corporate purposes of the Consolidated Group, and none of such proceeds have been or are being used for any purpose contrary to the provisions of Section 6.9.

(b)                         Margin Stock.  None of the Borrower, Holdings, nor any other Loan Party or Member of the Consolidated Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.  No proceeds of the Loans will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.  After application of the proceeds of the Loans, and any acquisitions permitted hereunder, less than 25% of the assets of the Borrower, Holdings, any other Loan Party and the other Members of the Consolidated Group which are subject to the restrictions set forth in Section 6 consists of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

Section 5.6                                      Investment Company Act.  None of the Borrower, Holdings, nor any other Loan Party or Member of the Consolidated Group is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.7                                      True and Complete Disclosure.  All factual information (taken as a whole, and excluding information of a general economic or industry nature) furnished by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group in writing to the Administrative Agent or any Lenders in connection with any Credit Document or any transaction contemplated therein did not, as of the date such information was furnished (or, if such information expressly related to a specific date, as of such specific date), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not materially misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Administrative Agent and such Lenders, as the case may be, prior to the date of this Agreement.

Section 5.8                                      Financial Statements.  The financial statements heretofore delivered to the Lenders for Holdings’ fiscal year ended December 31, 2011, and for Holdings’ fiscal quarter and year-to-date period ended June 30, 2012, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, in accordance with GAAP, with Holdings consolidated financial statements for the previous fiscal year.  Such annual and quarterly financial statements fairly present in all material respects on a consolidated basis the financial position of Holdings as of the dates thereof, and the results of operations for the periods indicated, subject in the case of interim financial statements to normal year-end audit adjustments and omission of certain footnotes (as permitted by the SEC).  As of the Effective Date, Holdings and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of Holdings that were not included in the financial statements referred to in this Section 5.8 or disclosed in the notes thereto or in writing to the Administrative Agent (with a written request to the Administrative Agent to distribute such disclosure to the Lenders) unless otherwise permitted under this Agreement.

Section 5.9                                      No Material Adverse Change.  Except for the Disclosed Matters, there has not occurred since December 31, 2011, any events, changes, developments or conditions, singly or in the aggregate, that have had or could reasonably be expected to have a Material Adverse Effect.

Section 5.10                                Taxes.  The Borrower, Holdings and all other Members of the Consolidated Group have filed all material tax returns required to be filed, whether in the United States or in any foreign jurisdiction, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against the Borrower, Holdings or such other Members of the Consolidated Group or any of their properties, other than any such assessments, fees, charges or levies (i) that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, (ii) which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or (iii) which the failure to pay could not reasonably be expected to have a Material Adverse Effect.

Section 5.11                                Consents.  On the Effective Date, all material consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower, Holdings or any other Loan Party in order for the Borrower to obtain the Loans hereunder have been or will have been obtained or made and are or will be in full force and effect.

Section 5.12                                Insurance.  The Borrower, Holdings, each other Loan Party, and all other material Members of the Consolidated Group maintain in effect, with responsible insurance companies, including captive insurance companies, or through self-insurance, insurance against any loss or damage as to all insurable property and assets owned by it and as to its operations (other than business interruption insurance) and related liabilities, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and owning like property or assets or conducting like operations (subject to self-insured retentions and deductibles) (including, without limitation, the insurances listed in the Collateral Rig Mortgages), and insurance with respect to employers’ and public and product liability risks (subject to self-insured retentions and deductibles).

Section 5.13                                Intellectual Property.  The Borrower, Holdings, each other Loan Party, and all other Members of the Consolidated Group own or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and all other Members of the Consolidated Group as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.

Section 5.14                                Ownership of Property.  The Borrower, Holdings, each other Loan Party, and all other Members of the Consolidated Group have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.

Section 5.15                                Existing Indebtedness.  Schedule 5.15 contains a complete and accurate list of all Indebtedness outstanding as of the Effective Date, with respect to the Borrower, Holdings and their respective Subsidiaries, SPVs and Consolidated Affiliates, in each case in a principal amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more (other than the Obligations hereunder and Indebtedness permitted by Sections 6.12(b) through (i)) and permitted by Section 6.12(a), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

Section 5.16                                Existing Liens.  Schedule 5.16 contains a complete and accurate list of all Liens outstanding as of the Effective Date, with respect to the Borrower, Holdings and their respective Subsidiaries, SPVs and Consolidated Affiliates, where the Indebtedness or other obligations secured by such Liens is in a principal amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more (other than the Liens permitted by Sections 6.11(b) through (t)), and permitted by Section 6.11(a), in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.

Section 5.17                                Employee Benefit Plans.

(a)                          The Borrower, Holdings, each other Loan Party, each other Member of the Consolidated Group and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan, and have performed all their respective obligations under each Plan, except for any such non-compliance or non-performance which could not reasonably be expected to result in a Material Adverse Effect.  No liability to the PBGC (other than required premium payments), the IRS, any Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower or any other Member of the Consolidated Group or any of their ERISA Affiliates with respect to any Plan, except for any such liability which could not reasonably be expected to result in a Material Adverse Effect.  No ERISA Event has occurred or is reasonably expected to occur which could reasonably be expected to result in a Material Adverse Effect.  No Plan has Unfunded Vested Liabilities which could reasonably be expected to result in a Material Adverse Effect.  As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower and the other Members of the Consolidated Group and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and each other Member of the Consolidated Group and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except for any such non-compliance which could not reasonably be expected to result in a Material Adverse Effect.

(b)                         The Borrower, Holdings, each other Loan Party, and each other Member of the Consolidated Group are in compliance with all applicable laws and regulations with respect to each Foreign Plan, and have performed all of their respective obligations thereunder, except for any such non-compliance or non-performance which could not reasonably be expected to result in a Material Adverse Effect.  Without limiting the foregoing, no Foreign Plan has Unfunded Vested Liabilities that could reasonably be expected to result in a Material Adverse Effect.

Section 5.18                                OFAC; Sanctions.  None of the Borrower, Holdings, nor any other Loan Party or any other Member of the Consolidated Group (i) is a Person on the list of Specially Designated Nationals and Blocked Persons or is the  subject of the limitations or prohibitions under any other United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) regulation or executive order (a “Prohibited Person”), or (ii) will use proceeds of any Loans, directly or indirectly, for the purpose of (a) funding or facilitating any activities or business in any country that is the subject of a sanctions program administered by OFAC, a Governmental Authority of the European Union, Switzerland or the United Nations, administering a comparable sanctions program, where such funding or facilitation would cause any of the Lenders, the Administrative Agent or the Joint Lead Arrangers (as identified on the cover page of this Agreement) to be in violation of such sanctions program; or (b) funding or facilitating any activities or conducting business with a Prohibited Person or any individual or entity controlled by a Prohibited Person.

Section 5.19                                Compliance with Certain Laws.  Each of the Borrower, Holdings, the Loan Parties, and the other Members of the Consolidated Group are in compliance with all laws, regulations, and orders of any Governmental Authorities applicable to it or its properties or operations, except where (i) any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower, Holdings, such Loan Party, or such Member of the Consolidated Group is contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable.  Without limiting the foregoing, the Borrower, Holdings, each other Loan Party, and each other Member of the Consolidated Group is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, or any comparable legislation, regulations or orders adopted or issued by any Governmental Authority of the European Union, as if such statute, regulations, legislation, or order applied in full to the Borrower, Holdings, each other Loan Party, and each other Member of the Consolidated Group, and (ii) the Patriot Act and its implementing regulations as if such statute and regulations applied in full to the Borrower, Holdings, each other Loan Party, and each other Member of the Consolidated Group.  No part of the proceeds of any Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any comparable legislation, regulations or orders adopted or issued by any Governmental Authority of the European Union.

Section 5.20                                Solvency.  Each of the Borrower, Holdings, and any other Loan Party is, and after giving effect to the obligations of the Borrower, Holdings and such other Loan Party under this Agreement, the other Credit Documents, the Existing Credit Agreement and the Indentures will be and will continue to be, when taken together with their respective Subsidiaries, Solvent.

Section 5.21                                Concerning the Collateral Rigs.  (a)  After the execution and delivery of the Collateral Rig Mortgage in respect of each Collateral Rig and upon the taking of the actions mentioned in clause (iii) of the definition of Collateral and Guaranty Requirements, each Collateral Rig Mortgage creates in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Loan Parties party thereto in the relevant Collateral Rig, subject only to Permitted Liens.

(b)                         The name, registered owner (which shall be a Loan Party (other than Holdings)), official number, and jurisdiction of registration and flag (which shall be in an Acceptable Flag Jurisdiction) of each Collateral Rig shall be set forth on Schedule 1.1-A, which Schedule shall be updated, if necessary in connection with a Rig Exchange or Flag Jurisdiction Transfer, by written notice to the Administrative Agent and Collateral Agent prior to or concurrently with the consummation of such Rig Exchange or Flag Jurisdiction Transfer.

(c)                          Each Collateral Rig is operated in all respects in compliance with all applicable law, rules and regulations (applicable to each Collateral Rig in accordance with Section 5.21(e) and as required by the classification society from which the Loan Parties most recently obtained a classification certificate for such Collateral Rig in accordance with the terms hereof or another internationally recognized classification society reasonably acceptable to the Administrative Agent), except where the failure to comply could not reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the Fair Market Value of any Collateral Rig.

(d)                         Each Loan Party which owns or operates a Collateral Rig is qualified to own and operate such Collateral Rig under the laws of the Acceptable Flag Jurisdiction applicable to such Collateral Rig and the laws of the jurisdiction in which such Collateral Rig is then employed.

(e)                          Each Collateral Rig is classified in accordance with the rules of a classification society listed on Schedule 1.1-D or another internationally recognized classification society acceptable to the Administrative Agent.  Each Collateral Rig will be maintained at minimum at the same standard of classification as set forth in the classification certificate as in effect on Effective Date (or, to the extent such Collateral Rig became Collateral after the Effective Date, at the same standard of classification as set forth in the classification certificate as in effect on the date such Collateral Rig became Collateral to the extent reasonably satisfactory to the Collateral Agent) and as is applicable for rigs of its age and type with such classification society, free of any overdue conditions or recommendations affecting the classification of such Collateral Rig, other than as permitted under the Collateral Rig Mortgage related thereto.

Section 5.22                                Form of Documentation.  Each of the Collateral Rig Mortgages is or, when executed will be, in proper legal form under the laws of the Acceptable Flag Jurisdiction in which a Collateral Rig is flagged, subject only to such matters which may affect enforceability arising under the law of the State of New York and any other general principles of law that are referred to in any legal opinion delivered pursuant to the Collateral and Guaranty Requirements.  To ensure the legality, validity, enforceability or admissibility in evidence of each such Collateral Rig Mortgage in the Acceptable Flag Jurisdiction in which a Collateral Rig is flagged, it is not necessary that any Credit Document or any other document be filed or recorded with any court or other authority in such Acceptable Flag Jurisdiction, except as have been made, or will be made, in accordance with Section 4.1.

Section 5.23                                Citizenship.  Neither the Borrower nor any other Subsidiary of Holdings that owns a Collateral Rig at any time has a place of business in any jurisdiction which requires any of the Collateral Rig Mortgages to be filed or registered in that jurisdiction to ensure the validity of the Collateral Rig Mortgages to which it is a party unless all such filings and registrations have been made or will be made, in accordance with Section 4.1.

ARTICLE 6    COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:

Section 6.1                                      Corporate Existence.  Each of the Borrower, Holdings, the other Loan Parties, and all other material Members of the Consolidated Group will preserve and maintain its organizational existence, except (i) for the dissolution of any material Subsidiaries of Holdings (other than the Borrower or any other Loan Party) whose assets are transferred to Holdings or any of its Subsidiaries, (ii) for mergers or other business combinations permitted under Section 6.10, and mergers or other business combinations of any Subsidiary of Holdings with or into Holdings or another Subsidiary of Holdings, (iii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary of Holdings could not reasonably be expected to have a Material Adverse Effect, (iv) in connection with the sale, lease, transfer or other disposition of assets (or equity interests) not otherwise prohibited by this Agreement or (v) as otherwise expressly permitted in this Agreement.

Section 6.2                                      Maintenance.  Each of the Borrower, Holdings, the other Loan Parties, and all other material Members of the Consolidated Group will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower, Holdings, any other Loan Parties or any other material Members of the Consolidated Group from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower, Holding, any other Loan Parties, or any other material Members of the Consolidated Group, as applicable, desirable in the conduct of its business.

Section 6.3                                      Taxes.  Each of the Borrower, Holdings and the other Members of the Consolidated Group will duly pay and discharge all Taxes upon or against it or its properties within ninety (90) days after becoming due or, if later, prior to the date on which penalties are imposed for such unpaid Taxes, unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

Section 6.4                                      ERISA.  Each of the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group will timely pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan or Foreign Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower, Holdings, any other Loan Party, or any other material Member of the Consolidated Group, and will promptly notify the Administrative Agent upon an officer of the Borrower, Holdings or any other Loan Party becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a Multiemployer Plan) so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) the intention of the Borrower or any other Member of the Consolidated Group to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or any other Members of the Consolidated Group of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower or any other Members of the Consolidated Group, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and any other Members of the Consolidated Group, taken as a whole, in either case in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect.  The Borrower will also promptly notify the Administrative Agent of (i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

Section 6.5                                      Insurance.  (a)  Each of the Borrower, Holdings, the other Loan Parties, and all other material Members of the Consolidated Group will maintain, or cause to be maintained, with responsible insurance companies, including captive insurance companies, or through self-insurance, insurance as to its operations (other than business interruption insurance) and related liabilities, and against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and conducting like operations or owning like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers’ and public and product liability risks.

(b)                         Each of the Borrower, Holdings and the other Loan Parties will at all times maintain, or cause to be maintained, all insurance coverages with respect to the Collateral Rigs endorsed to the Collateral Agent’s reasonable satisfaction so that the Collateral Agent and the Lenders are included as additional insureds (it being understood that a blanket endorsement in the insurance coverages for any third party that is required by contract to be included in such insurance coverages as an additional insured shall suffice for the purpose of this clause (b)).

(c)                          Each of the Borrower, Holdings and the other Loan Parties will at all times (i) insure, or cause to be insured, the Collateral Rigs against such risks, including but not limited to Hull & Machinery (but not including Loss of Hire), War Risks (including acts of terrorism and piracy) and Protection & Indemnity (including cover for pollution liability), and (ii) self-insure or place, or cause to be self-insured or placed, the Collateral Rigs with captive insurance companies or other reputable insurers, subject to self-insured retentions and deductibles, and consistent with the insurances carried by other similarly situated companies with similar operations.  The Administrative Agent shall be informed by the Borrower of any change in the insurance scheme applicable to the Collateral Rigs at any time that could reasonably be expected to have a Material Adverse Effect.

(d)                         Each of the Borrower, Holdings and the other Loan Parties will at all times maintain, or cause to be maintained, an insured value for each Collateral Rig that is generally equal to the Fair Market Value of such Collateral Rig, as determined by an Approved Appraiser.  Furthermore, the Administrative Agent may, on an annual basis and, at any time if there is an Event of Default, for the account of the Borrower, obtain an insurance report from an independent insurance consultant, and the appointment of such consultant shall be agreed jointly with the Borrower.

Section 6.6                                      Financial Reports and Other Information.

(a)                          Periodic Financial Statements and Other Documents.  The Borrower, Holdings, the other Loan Parties, the other Members of the Consolidated Group, and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, Holdings, the other Loan Parties, the other Members of the Consolidated Group and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Administrative Agent:

(i)                                     not later than the earlier of (x) sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings and (y) five (5) days after the date Holdings is required to file (taking into account any extensions of time contemplated by Rule 12b-25 under the Securities Exchange Act of 1934, as amended) with the SEC its report on Form 10-Q with respect to each of such fiscal quarters, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of Holdings, that they fairly present in all material respects the financial condition of the Consolidated Group as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (publicly filing Holdings’ Form 10-Q with the SEC in any event will satisfy the requirements of this clause (i), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto));

(ii)                                  not later than the earlier of (x) one hundred twenty (120) days after the end of each fiscal year of Holdings and (y) five (5) days after the date Holdings is required to file (taking into account any extensions of time contemplated by Rule 12b-25 under the Securities Exchange Act of 1934, as amended) with the SEC its report on Form 10-K with respect to such fiscal year, the consolidated balance sheet of the Consolidated Group as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (publicly filing Holdings’ Form 10-K with the SEC in any event will satisfy the requirements of this clause (ii), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto));

(iii)                               commencing with fiscal year 2013, to the extent actually prepared and approved by Holdings’ board of directors, a projection of the Consolidated Group’s consolidated balance sheet and consolidated income, retained earnings and cash flows for the current fiscal year showing such projected budget for each fiscal quarter ending during such year; and

(iv)                              within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that Holdings sends to its stockholders generally or publicly files with the SEC or any similar governmental authority (and is publicly available); provided that publicly filing such documents with the SEC in any event will satisfy the requirements of this clause (iv), subject to Section 6.6(b), and shall be deemed furnished and delivered on the date such information has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto.

The Administrative Agent will forward promptly to the Lenders the information provided to the Administrative Agent pursuant to clauses (i) through (iii) above.

(b)                         Compliance Certificates.  Within the respective time periods set forth in clauses (i) and (ii) of Section 6.6(a) for furnishing financial statements, the Borrower shall deliver or cause to be delivered (i) any additional financial information in respect of any Consolidated Affiliates and SPVs as reasonably requested by the Administrative Agent, and (ii) (x) a written certificate signed by Holdings’ Chief Financial Officer or other financial officer of Holdings, in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group to remedy the same, and (y) a Compliance Certificate in the form of Exhibit 6.6 showing compliance with the covenants specified therein.

(c)                          Notice of Events Relating to Environmental Laws and Claims.  Promptly after any officer of the Borrower, Holdings or any other Loan Party obtains knowledge of any of the following (other than Disclosed Matters, except as provided in clause (iv) below), the Borrower will provide or cause to be provided to the Administrative Agent written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

(i)                                     any pending or threatened Environmental Claim against the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group or any SPV or any property owned or operated by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group or any SPV;

(ii)                                  any condition or occurrence on any property owned or operated by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group or any SPV that results in noncompliance by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group or any SPV with any Environmental Law;

(iii)                               the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group or any SPV other than in the ordinary course of business; and

(iv)                      any material adverse development or occurrence in respect of any Disclosed Matter occurring or taking place subsequent to the Effective Date which has not been otherwise disclosed pursuant to clause (a)(iv) above.

(d)                         Notices of Default, Litigation, Etc.  The Borrower will promptly, and in any event within five (5) Business Days, after an officer of the Borrower, Holdings or any other Loan Party has knowledge thereof, give or cause to be given written notice to the Administrative Agent (who will in turn provide notice to the Lenders) of:  (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance (including, without limitation, any termination of any Plan or Foreign Plan or any ERISA Event) that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is reasonably expected to result in a breach of, Section 6.17; and (v) any notice received by it or any other Member of the Consolidated Group or any SPV from the holder(s) of Indebtedness of the Borrower or any other Member of the Consolidated Group or any SPV in an amount which, in the aggregate, exceeds $75,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $75,000,000), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

(e)                          Appraisal Reports.  No later than December 31 of each calendar year (commencing with the calendar year ending December 31, 2013), and at any other time after receipt thereof by the President, a Vice President, Chief Executive Officer or other officer of Holdings to the extent the Fair Market Value of any Collateral Rig listed therein is lower than the Fair Market Value listed in the previously delivered Appraisal by 10% or more, the Borrower will deliver or cause to be delivered to the Administrative Agent an Appraisal for each Collateral Rig in form and substance reasonably acceptable to the Administrative Agent and from an Approved Appraiser, which Appraisal shall be dated no earlier than September 1 of the relevant calendar year in the case of the Appraisal to be delivered no later than December 31 of each calendar year.  Each such Appraisal shall be conducted by, and made at the expense of, the Borrower.

(f)                            Other Information.  Upon request therefor, the Borrower shall furnish such other information regarding the operations, business affairs, and financial condition of the Members of the Consolidated Group as the Administrative Agent or any Lender may reasonably request.

Section 6.7                                      Lender Inspection Rights.  Upon reasonable notice from the Administrative Agent or any Lender, the Borrower, Holdings and the other Loan Parties will permit the Administrative Agent or any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) during normal business hours at such entity’s sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower’s expense, to visit and inspect any of the properties of the Borrower, Holdings, any other Loan Parties, or any other Member of the Consolidated Group, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Borrower, Holdings and each other Loan Parties authorizes such accountants to discuss with the Administrative Agent and any Lender (and such Persons as the Administrative Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower, Holdings, all other Loan Parties, and all other Members of the Consolidated Group), all as often, and to such extent, as may be reasonably requested.  The chief financial officer of Holdings and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Administrative Agent or the Lenders and such accountants.  The Administrative Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section 6.7 and to coordinate the exercise by the Lenders of such rights.

Section 6.8                                      Conduct of Business.  The Borrower, Holdings, all other Loan Parties, and all other Members of the Consolidated Group will at all times remain primarily engaged in (i) the contract drilling business, and the provision of turnkey drilling services, (ii) the provision of services to the energy industry, (iii) other existing businesses described in Holdings’ quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2012, including without limitation, the oil and gas exploration and production business, or (iv) any related businesses (each a “Permitted Business”).

Section 6.9                                      Use of Proceeds; Margin Regulations.

(a)                          Use of Proceeds.  The proceeds of the Loans shall only be used as a commercial paper backstop, for permitted investments and future acquisitions, and for capital expenditures and other general corporate purposes of the Consolidated Group; provided that the Borrower shall in no event use or permit the use of any such proceeds of the Loans or for purposes contrary to the provisions of Section 5.18 or 5.19 or of this Section 6.9.

(b)                         Margin Stock.  None of the Borrower, Holdings, nor any other Loan Party or any other Member of the Consolidated Group shall engage in the business of extending credit for the purpose of purchasing or carrying margin stock.  No proceeds of the Loans will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.  After application of the proceeds of the Loans, less than 25% of the assets of each of the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group will consist of “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

(c)                          Notices; Cash Collateral Requirements for Swiss Withholding Tax.  The Borrower, Holdings or any Loan Party shall give the Administrative Agent prompt written notice if the Borrower, Holdings or such Loan Party becomes aware that any payments under this Agreement or other Credit Documents have become subject to Swiss Withholding Tax.  If any determination is made that any such payments have become subject to Swiss Withholding Tax (such determination to be deemed to have occurred upon (i) the Borrower, Holdings or any Loan Party giving such notice to the Administrative Agent as described in the preceding sentence, (ii) the Administrative Agent receiving notice thereof from any Swiss tax or other governmental authorities, or any opinion to such effect from Swiss tax counsel or accounting firm, or (iii) the failure of the Borrower, Holdings or any Loan Party to provide, at least quarterly, a certification to the effect that no such payments have become subject to Swiss Withholding Tax), then in such event at the written request of the Administrative Agent, the Borrower shall establish and maintain at all times with the Administrative Agent Cash Collateral in an amount sufficient to pay all such taxes that the Administrative Agent determines may become payable for a period of the following three months, pursuant to such collateral account documentation as the Administrative Agent may reasonably require.  The Borrower acknowledges that the failure to have established such Cash Collateral arrangements within fifteen (15) Business Days after such request by the Administrative Agent shall constitute an Event of Default under the terms of this Agreement.  Any funds so held as Cash Collateral shall be subject to release by the Administrative Agent upon its receipt of a tax ruling or other evidence satisfactory to the Administrative Agent to the effect that no payments under this Agreement or other Credit Documents remain subject to Swiss Withholding Tax.

Section 6.10                                Restrictions on Fundamental Changes.  None of the Borrower, Holdings, TINC or any other Guarantor that owns a Collateral Rig shall merge, consolidate, amalgamate or complete a scheme of arrangement with any other Person, or cause or permit any dissolution or winding up of the Borrower, Holdings, TINC or any such Guarantor, or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower’s, Holdings’, TINC’s or any such Guarantor’s assets or any Collateral Rig, except that:

(a)                                  TINC may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) TINC is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of TINC under the Parent Guaranty and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and assumption agreement, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;

(b)                                 Holdings may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) Holdings is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of Holdings under the Parent Guaranty and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;

(c)                                  The Borrower and any Guarantor that owns a Collateral Rig may merge with or into, or consolidate, amalgamate or complete a scheme of arrangement with, any other Person if upon the consummation of any such merger, consolidation, amalgamation or scheme of arrangement (x) such Loan Party is the surviving Person to any such merger, consolidation, amalgamation or scheme of arrangement, or (y) the surviving Person (I) is organized under the laws of a Permitted Jurisdiction or Switzerland, (II) shall assume all obligations of such Loan Party under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a counterpart to the applicable Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a) and in the Collateral and Guaranty Requirements, all in form and substance reasonably satisfactory to the Administrative Agent and (IV) the Collateral and Guaranty Requirements in respect of the Collateral Rigs owned by such Loan Party remain satisfied to the reasonable satisfaction of the Collateral Agent;

(d)                                 TINC may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person, so long as (x) such Person is a Subsidiary of TINC (or a Person who will contemporaneously therewith become a Subsidiary of TINC), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of TINC under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Parent Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent;

(e)                                  Holdings may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person, so long as (x) such Person is a Subsidiary of Holdings (or a Person who will contemporaneously therewith become a Subsidiary of Holdings), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction, (II) shall assume all obligations of Holdings under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a new Parent Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a), all in form and substance reasonably satisfactory to the Administrative Agent; and

(f)                                    The Borrower and any Guarantor that owns a Collateral Rig may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) or any Collateral Rig to any Person, so long as (x) such Person is a Subsidiary of Holdings (or a Person who will contemporaneously therewith become a Subsidiary of Holdings), and (y) such Subsidiary (I) is organized under the laws of a Permitted Jurisdiction or Switzerland, (II) shall assume all obligations of such Loan Party under this Agreement and the other Credit Documents pursuant to an assumption agreement, or pursuant to a counterpart to the Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent, (III) shall deliver or cause to be delivered to the Administrative Agent with respect to such transactions and agreements, the certificates, opinions and other documents of the types described in Section 4.1(a) and in the Collateral and Guaranty Requirements, all in form and substance reasonably satisfactory to the Administrative Agent and (IV) the Collateral and Guaranty Requirements in respect of the Collateral Rigs owned by such Loan Party remain satisfied to the reasonable satisfaction of the Collateral Agent;

provided that in the case of any transaction described in the preceding clauses (a) through (f), no Default or Event of Default (including, without limitation, pursuant to Section 7.1(j)) shall exist immediately prior to, or after giving effect to, such transaction.

Section 6.11                                Liens.  The Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group shall not create, incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any such other Member of the Consolidated Group, except the following (collectively, the “Permitted Liens”):

(a)                                  Liens existing on the Effective Date (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more, being described on Schedule 5.16 attached hereto);

(b)                                 Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers’ compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower, Holdings, any other Loan Party, or any other Members of the Consolidated Group are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

(c)                                  mechanics’, workmen’s, materialmen’s, landlords’, carriers’, maritime or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(d)                                 Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(e)                                  Liens imposed by ERISA (or comparable foreign laws in respect of any Foreign Plan) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

(f)                                    Liens arising out of judgments or awards against the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower, Holdings, such other Loan Party or such other Member of the Consolidated Group shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty (60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group secured by such Liens shall not exceed the Dollar Equivalent of $125,000,000 at any one time outstanding;

(g)                                 Liens on fixed or capital assets acquired, constructed, improved, altered or repaired by the Borrower, Holdings, any other Loan Party, or any other Member of the

Consolidated Group and related contracts, intangibles and other assets that are incidental thereto (including accessions thereto and replacements thereof) or otherwise arise therefrom; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group;

(h)                                 Liens securing Interest Rate Protection Agreements or Currency Rate Protection Agreements incurred in the ordinary course of business and not for speculative purposes;

(i)                                     Liens on property existing at the time such property is acquired by the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Member of the Consolidated Group and not created in contemplation of such Person becoming a Member of the Consolidated Group (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

(j)                                     any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i); provided, however, that the principal amount of Indebtedness or other obligations secured thereby does not exceed the principal amount or the amount of such other obligation, as applicable, secured at the time of such extension, renewal or replacement (other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);

(k)                                  rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

(l)                                     rights reserved to or vested in any Governmental Authority to control, regulate or use any property of a Person;

(m)                               rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

(n)                                 encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

(o)                                 Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

(p)                                 Liens created or evidenced by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

(q)                                 Liens on property securing Non-recourse Debt;

(r)                                    Liens on the stock or assets of SPVs;

(s)                                  other Liens created in connection with securitization programs, if any, of the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group; and

(t)                                    Liens securing Indebtedness or other obligations (i) of TINC in favor of any wholly owned Subsidiary of TINC, (ii) of any wholly owned Subsidiary of TINC in favor of TINC or another wholly owned Subsidiary of TINC, (iii) of any wholly owned Subsidiary of Holdings in favor of Holdings or another wholly owned Subsidiary of Holdings, or (iv) of Holdings in favor of any wholly owned Subsidiary of Holdings;

(u)                                 Liens (not otherwise permitted by this Section 6.11) securing Indebtedness (or other obligations (including, without limitation, the Obligations)) not exceeding at the time of incurrence thereof (together with all such other Liens securing Indebtedness (or other obligations) outstanding pursuant to this clause (u) at such time) ten percent (10%) of Consolidated Tangible Net Worth;

provided that, notwithstanding the foregoing, at no time shall the Borrower, Holdings, any other Loan Party or any other Member of the Consolidated Group create, incur, assume or suffer to exist any Lien of any kind on any Collateral Rig, except for Liens of the type described in clause (c) (other than if any such Lien could be reasonably expected to have a Material Adverse Effect), (d), (f) (other than to extent that the aggregate amount of uninsured or underinsured liabilities secured by such Liens on any Collateral Rig exceeds the Dollar Equivalent of $25,000,000 at any one time outstanding), (k) or (o) above or Liens created by the Credit Documents securing the Obligations (collectively, the “Permitted Collateral Liens”).

Section 6.12                                Subsidiary Indebtedness.  Neither TINC nor Holdings or any other Loan Party shall permit any other Loan Party (other than Holdings or TINC) or other Members of the Consolidated Group (other than Holdings or TINC) to incur, assume or suffer to exist any Indebtedness, except:

(a)                                  existing Indebtedness outstanding on the Effective Date (such Indebtedness, to the extent the principal amount thereof is $30,000,000 (or, if denominated in a currency other than U.S. Dollars, the Dollar Equivalent of $30,000,000) or more, being described on Schedule 5.15 attached hereto), and any subsequent extensions, renewals or refinancings thereof (i) so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof is not shortened (except to the extent such shortened maturity date is subsequent to the Maturity Date), any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened, the interest rate per annum applicable thereto is not increased above the then prevailing market rates of interest for similar Indebtedness, and the payments thereunder prior to the Maturity Date are not increased, or (ii) such extensions, renewals or refinancings are otherwise expressly permitted by, and are effected pursuant to, another clause in this Section 6.12 (other than clause (j) hereof);

(b)                                 intercompany loans and advances to the Borrower or other Members of the Consolidated Group, and intercompany loans and advances from any of such other Members of the Consolidated Group or SPVs to the Borrower or any other Members of the Consolidated Group;

(c)                                  Indebtedness under any Interest Rate Protection Agreements and any Currency Rate Protection Agreements;

(d)                                 Indebtedness (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed the Dollar Equivalent of $300,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

(e)                                  Indebtedness of a Person existing at the time such Person becomes a Member of the Consolidated Group or is merged, consolidated or amalgamated with or into the Borrower or any other Member of the Consolidated Group and not incurred in contemplation of such transaction, and extensions, renewals or refinancings thereof that do not increase the amount of such Indebtedness (other than amounts included to pay costs of such extension, renewal or refinancing);

(f)                                    Indebtedness (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

(g)                                 Indebtedness created in connection with securitization programs, if any;

(h)                                 Indebtedness (not otherwise permitted under any other clause of this Section 6.12) in an aggregate principal amount outstanding for all Subsidiaries not exceeding at the time of incurrence thereof (together with all such other Indebtedness outstanding pursuant to this clause (h) at such time plus all Indebtedness outstanding under this Agreement at such time) ten percent (10%) of Consolidated Net Assets (the “Subsidiary Debt Basket Amount”);

(i)                                     other Indebtedness of a Subsidiary not otherwise permitted under any other clause of this Section 6.12 so long as such Subsidiary has executed a counterpart to the Parent Guaranty or the Subsidiary Guaranty, as applicable, provided that the Parent Guaranty and the Subsidiary Guaranty shall contain a provision that all obligations of such Subsidiary under the Parent Guaranty or the Subsidiary Guaranty, as applicable, shall be terminated upon (I) delivery to the Administrative Agent by the Borrower of a certificate stating that (x) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause (h) and this clause (i) is equal to or less than the Subsidiary Debt Basket Amount, and (y) no Default or Event of Default has occurred and is continuing and (II) to the extent such Subsidiary also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Subsidiary shall only be released from its obligations under the Parent Guaranty or the Subsidiary Guaranty, as applicable, if such Subsidiary is released from its guarantee of the obligations of TINC under the Existing Credit

Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously; and

(j)                                     extensions, renewals or replacements of Indebtedness permitted by clauses (b) through (i) of this Section 6.12 that do not increase the amount of such Indebtedness (other than amounts incurred to pay costs of such extension, renewal or refinancing).

Section 6.13                                Environmental Laws.  Each of the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group, where the failure to comply could reasonably be expected to have a Material Adverse Effect.

Section 6.14                                Transactions with Affiliates.  Except as otherwise specifically permitted herein, the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group shall not (except pursuant to contracts and agreements outstanding as of (i) with respect to the Borrower, Holdings and TINC, the Effective Date, or (ii) with respect to any other Member of the Consolidated Group, the Effective Date or, if later, the date such Person first became a Member of the Consolidated Group; including, without limitation, any Plans or related trusts), enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate (other than the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group), including without limitation, the purchase from, sale to or exchange of property with, any merger, consolidation or amalgamation with or into, or the rendering of any service by or for, any Affiliate (other than the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group), unless such transaction or arrangement or series of related transactions or arrangements are in the ordinary course of business and, taken as a whole, are no less favorable to the Borrower, Holdings, such other Loan Party, or such other Member of the Consolidated Group than would be obtained in an arms’ length transaction with a Person not an Affiliate (other than the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group).  Notwithstanding the foregoing, the following items will not be prohibited by the provisions of this covenant: (a) the declaration or making any lawful dividend or distribution; (b) investments in and other transactions with Affiliates that are joint ventures whose operations are managed or controlled by a Member of the Consolidated Group, where such investments or other transactions are made or effected on customary terms pursuant to the requirements of the business of the Consolidated Group and applicable law; and (c) amendments, extensions, replacements and other modifications of transactions with Affiliates otherwise permitted by this Agreement, provided that such amendments, extensions, replacements or other modifications, taken as a whole, are no less favorable in any material respect to the Consolidated Group than the transaction or transactions being amended, extended, replaced or modified.

Section 6.15                                Sale and Leaseback Transactions.  None of the Borrower, Holdings or any other Loan Party will, or will permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback Transaction, except any such transaction that may be entered into, assumed or suffered to exist without violating any other provision of this Agreement, including, without limitation, Sections 6.11, 6.12 and 6.17 (other than with respect to the Collateral Rigs).

Section 6.16                                Compliance with Laws.  Without limiting any of the other covenants in this Article 6, the Borrower, Holdings, the other Loan Parties, and the other Members of the Consolidated Group shall (i) conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.16 shall not require the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with any obligations that it may have under the Patriot Act, all laws and executive orders administered by OFAC, and all regulations promulgated and executive orders having the force of law issued pursuant thereto, and all comparable laws, regulations and orders of any Governmental Authority of the European Union or of the United Nations, as the same may be amended or supplemented from time to time (collectively, “AML and Anti-Terrorist Acts”).  In the event that the Borrower, Holdings or any other Loan Party becomes aware that it or any of its Subsidiaries is not in compliance in any material respect with any applicable AML and Anti-Terrorist Acts, the Borrower shall promptly notify the Administrative Agent and diligently take all actions required thereunder to become compliant.

Section 6.17                                Indebtedness to Total Tangible Capitalization Ratio.  The Consolidated Group will maintain, as of the end of each fiscal quarter of Holdings ending on or after September 30, 2012, a ratio of Consolidated Indebtedness as at the end of such fiscal quarter to Total Tangible Capitalization as at the end of such fiscal quarter of no greater than 0.60:1.00.

Section 6.18                                Concerning the Collateral.  (a)  The Borrower, and each other Loan Party, agrees that at any time and from time to time, at the expense of the Borrower or such other Loan Party, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may reasonably require to perfect and protect any Lien granted or purported to be granted hereby or by the other Credit Documents, or to enable the Collateral Agent to exercise and enforce its rights and remedies with respect to any Collateral.

(b)                         The Borrower and each other Loan Party shall cause the Collateral and Guaranty Requirements to be satisfied with respect to each Collateral Rig at all times.

Section 6.19                                Collateral Rig Classifications; Operation of Collateral Rig. (a) The Borrower will and Holdings will cause each Loan Party that operates a Collateral Rig to keep such Collateral Rig in a good and sufficient state of repair so as to ensure that such Collateral Rig is classified by a classification society listed on Schedule 1.1-D or another internationally recognized classification society reasonably acceptable to the Collateral Agent, at minimum at the same standard of classification as set forth in the classification certificate as in effect on Effective Date (or, to the extent such Collateral Rig became Collateral after the Effective Date, at the same standard of classification as set forth in the classification certificate as in effect on the date such Collateral Rig become Collateral to the extent reasonably satisfactory to the Collateral Agent) and as is applicable for rigs of its age and type with such classification society, free of any overdue conditions or recommendations affecting the classification of such Collateral Rig; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of such Collateral Rig shall not be deemed to be a breach of this Section 6.19 so long as the Borrower or applicable Loan Party is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.

(b)                         The Borrower will and Holdings will cause each Loan Party which operates a Collateral Rig to (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Collateral Rig will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of, equipment owned by the Loan Parties installed on such Collateral Rig except in the ordinary course of the operation and maintenance of such Collateral Rig or unless (x) the part or item so removed is forthwith replaced by a suitable part or item which is in similar condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Collateral Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Collateral Rig, the property of the Loan Parties and subject to the security constituted by the Collateral Rig Mortgage or (y) the removal will not materially diminish the value of such Collateral Rig.

(c)                          The Borrower will and Holdings will cause each Loan Party which operates a Collateral Rig to promptly pay and discharge all tolls, dues, taxes, assessments, governmental charges, fines, penalties, debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Collateral Liens) on, or claims enforceable against, such Collateral Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Collateral Rig pursuant to legal process, or in the event of its detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if reasonably possible, the release of such Collateral Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require.

(d)                         The Borrower will and Holdings will cause each Loan Party which operates a Collateral Rig to maintain, or cause to be maintained by the charterer or lessee of any Collateral Rig, a valid Certificate of Financial Responsibility (Oil Pollution) issued by the United States Coast Guard pursuant to the Federal Water Pollution Control Act to the extent that such certificate may be required by applicable legal requirements for any Collateral Rig and such other similar certificates as may be required in the course of the operations of any Collateral Rig pursuant to the International Convention on Civil Liability for Oil Pollution Damage of 1969, or other applicable legal requirements.

Section 6.20                                Jurisdiction of Employment. The Borrower will not, and Holdings will not permit any Loan Party or any third party charterer of a Collateral Rig to, employ or cause to be employed any Collateral Rig in any country or jurisdiction in which (i) such Loan Party that owns a Collateral Rig or such third party charterer of a Collateral Rig is prohibited from doing business as determined by a court of competent jurisdiction in a final and nonappealable judgment or (ii) the Lien created by the applicable Collateral Rig Mortgage will be rendered unenforceable.

Section 6.21                                Operation of Collateral Rigs. The Borrower will not, and Holdings will not permit any of its Subsidiaries to, engage in the following undertakings:

(a)                          without giving prior written notice thereof to the Collateral Agent, change the registered owner, name, or official number, as the case may be, the home port or class of any Collateral Rig; or

(b)                         without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld), change the registered flag registry (except in connection with a Flag Jurisdiction Transfer) or classification society of any Collateral Rig to a classification society not otherwise listed on Schedule 1.1-D, as the case may be.

ARTICLE 7    EVENTS OF DEFAULT AND REMEDIES.

Section 7.1                                      Events of Default.  Any one or more of the following shall constitute an Event of Default:

(a)                                  default by the Borrower in the payment of any principal amount of any Loan when due or interest due in respect of the principal amount of any Loan or any fees or other amounts payable hereunder within three (3) Business Days following the date when due;

(b)                                 default in the observance or performance of any covenant set forth in Section 6.5(b), 6.10, 6.11, 6.17, 6.18, 6.19, 6.20 or 6.21;

(c)                                  default by the Borrower, Holdings, or any other Loan Party in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Administrative Agent;

(d)                                 any representation or warranty made or deemed made herein, in any other Credit Document, or in any certificates delivered pursuant to Section 6.6(b), by the Borrower, Holdings, or any other Loan Party proves untrue in any material respect as of the date of the making, or deemed making, thereof;

(e)                                  (x) Indebtedness in the aggregate principal amount of the Dollar Equivalent of $125,000,000 of the Borrower, Holdings, other Loan Parties, and other Members of the Consolidated Group owed to any Person that is not a Member of the Consolidated Group (“Material Indebtedness”) shall (i) not be paid at maturity (beyond any applicable grace periods), or (ii) be declared to be due and payable or required to be prepaid, redeemed or repurchased prior to its stated maturity, or (y) any default in respect of Material Indebtedness shall occur which permits the holders thereof, or any trustees or agents on their behalf, to accelerate the maturity of such Indebtedness or requires such Indebtedness to be prepaid, redeemed, or repurchased prior to its stated maturity;

(f)                                    the Borrower, Holdings, any other Loan Party, or any Significant Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this Section 7.1(f);

(g)                                 a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower, Holdings, any other Loan Party, or any Significant Subsidiary, or any substantial part of its property under the United States Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower, Holdings, any other Loan Party, or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

(h)                                 the Borrower, Holdings, any other Loan Party, and any other Members of the Consolidated Group fail within thirty (30) days with respect to any judgments or court orders that are rendered in the United States or sixty (60) days with respect to any judgments or court orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of the Dollar Equivalent of $125,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

(i)                                     (x) the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower, Holdings, any other Loan Party, or any other Members of the Consolidated Group in excess of the Dollar Equivalent of $125,000,000 (a “Material Plan”) is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower, Holdings, any other Loan Party, or other Members of the Consolidated Group to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to result in liabilities to the Borrower, Holdings, any other Loan Party, or any other Member of the Consolidated Group in excess of the Dollar Equivalent of $125,000,000;

(j)                                     (i) any Person or group of persons acting in concert (as such terms are used in Rule 13d-5 under the Securities and Exchange Act) acquires shares representing 50% or more of voting power of Holdings’ registered shares, or (ii) Holdings fails to own, directly or indirectly, all of the issued and outstanding ordinary shares of the Borrower except as part of a Redomestication Transaction expressly permitted pursuant to Section 6.10;

(k)                                  the obligations of Holdings, TINC or any other Guarantor pursuant to the Parent Guaranty or of any Guarantor pursuant to the Subsidiary Guaranty ceases for any reason (other than as expressly permitted under this Agreement) to be in full force and effect, or the Borrower, Holdings, TINC or any other Guarantor shall so assert; or

(l)                                     at any time after the execution and delivery thereof, except as expressly contemplated by Section 9.8, any of the Collateral Rig Mortgages shall cease to be in full force and effect in any material respect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Collateral Liens), and subject to no other Liens (except Permitted Collateral Liens).

Section 7.2                                      Non-Bankruptcy Defaults.  When any Event of Default (other than those described in subsections (f) or (g) of Section 7.1 with respect to the Borrower, Holdings or any other Loan Party) has occurred and is continuing, the Administrative Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, or may with the consent of the Required Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, or may with the consent of the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower and Holdings. The Administrative Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3                                      Bankruptcy Defaults.  When any Event of Default described in subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, Holdings or any other Loan Party, then all outstanding Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

Section 7.4                                      Cash Collateral.

(a)                          If Cash Collateral is required to be provided by the Borrower pursuant to Section 6.9(c), the Borrower shall forthwith pay in cash the amount required to be so prepaid or provided, to be held by the Administrative Agent, in its capacity as Collateral Agent, as provided in Section 7.4(b).  The Borrower hereby grants to the Administrative Agent for the benefit of the Lenders and the Administrative Agent, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Obligations, to be applied pursuant to Section 7.4(b).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the amount required hereunder, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(b)                         All amounts prepaid or provided pursuant to Section 7.4(a) shall be held by the Administrative Agent, in its capacity as Collateral Agent, in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing, being collectively called the “Collateral Account”) as security for, and for application to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations.  The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent, in its capacity as Collateral Agent, for the benefit of the Administrative Agent, and the Lenders, as pledgee hereunder.  If and when requested by the Borrower, the Collateral Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that (i) interest earned on such investments shall accumulate as part of the Cash Collateral and be retained in the Collateral Account, (ii) other than interest earned on such investments, such Cash Collateral shall not otherwise bear interest, and (iii) the Collateral Agent is irrevocably authorized to sell on market terms any investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Obligations due and owing from the Borrower to the Administrative Agent or any Lender.  With respect to amounts prepaid by the Borrower as required under Section 7.2 or 7.3, when and if (A) (i) the Borrower shall have made payment of all Obligations then due and payable, and (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, or (B) no Default or Event of Default shall be continuing, the Collateral Agent shall repay to the Borrower any remaining amounts and assets held in the Collateral Account.  In addition, if the aggregate amount on deposit with the Collateral Agent representing amounts prepaid pursuant to Section 7.2 or 7.3 exceeds the Obligations then existing, then the Collateral Agent shall release and deliver such excess amount upon the written request of the Borrower.

Section 7.5                                      Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

Section 7.6                                      Expenses.  The Borrower agrees to pay to the Administrative Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Administrative Agent or such Lender, including reasonable attorneys’ fees and court costs, in connection with any Event of Default or the enforcement of any of the Credit Documents.

Section 7.7                                      Distribution and Application of Proceeds.  After the occurrence of and during the continuance of an Event of Default, any payment to the Administrative Agent or any Lender hereunder or from the proceeds of the Collateral Account or otherwise shall be paid to the Administrative Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Administrative Agent, and all Lenders):

(a)                                  First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Administrative Agent, including without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Administrative Agent or the Lenders under this Agreement or any other Credit Document;

(b)                                 Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, including, without limitation, reasonable attorneys’ fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders, until all such fees, costs and expenses have been paid in full;

(c)                                  Third, to the payment of any due and unpaid fees to the Administrative Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Administrative Agent and each Lender bears to the aggregate amount of the fees due and unpaid to the Administrative Agent and all Lenders collectively, until all such fees have been paid in full;

(d)                                 Fourth, to the payment of accrued and unpaid interest on the Loans to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders, until all such accrued and unpaid interest has been paid in full;

(e)                                  Fifth, to the payment of the outstanding due and payable principal amount of each of the Loans, pro rata in the proportion in which the outstanding principal amount of such Loans owing to each Lender bears to the aggregate amount of all outstanding Loans;

(f)                                    Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender and the Administrative Agent bears to the aggregate amount of all such Obligations until all such Obligations have been paid in full; and

(g)                                 Seventh, to the Borrower or as the Borrower may direct.

ARTICLE 8    CHANGE IN CIRCUMSTANCES.

Section 8.1                                      Illegality.

(a)                          Notwithstanding any other provisions of this Agreement or any Note, if at any time any Change in Law shall occur that makes it unlawful for any Lender to make or maintain Eurocurrency Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower, and such Lender’s obligations to fund affected Eurocurrency Loans or make, continue or convert such Loans under this Agreement, shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such Loans.

(b)                         Upon the giving of the notice to the Borrower referred to in Section 8.1(a) in respect of any such Loan, and provided the Borrower shall not have prepaid such Loan pursuant to Section 2.9, (i) any outstanding amount of such Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make or continue its portion of any requested Borrowing of such Loan as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

(c)                          Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such Loans, give prompt written notice thereof to the Borrower and the Administrative Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such Loans shall be reinstated.

Section 8.2                                      Unavailability of Deposits or Inability to Ascertain LIBOR Rate.  If on or before the first day of any Interest Period for any Borrowing of Eurocurrency Loans the Administrative Agent determines in good faith (after consultation with the other Lenders) that, due to any Change in Law or any other changes in circumstances in the applicable interbank markets since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate (including without limitation, the unavailability of matching deposits in the applicable currency) or such rate will not accurately reflect the cost to the Required Lenders of funding Eurocurrency Loans for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans as or into such Eurocurrency Loans, or to convert Base Rate Loans into such Eurocurrency Loans, shall be suspended and (ii) each Eurocurrency Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan.

Section 8.3                                      Increased Costs and Reduced Return.

(a)                          If any Change in Law:

(i)                                     subjects any Lender (or its Applicable Lending Office) to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Commitments, or other obligations under the Credit Documents, or its deposits, reserves, other liabilities or capital attributable thereto; or

(ii)                                  imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or imposes on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition, cost or expense (other than

Taxes) affecting its Loans, or its participation in any thereof, or its obligation to advance or maintain Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of advancing, continuing, converting, or maintaining any Loan, or maintaining its obligation to make any such Loan, or issuing or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) in connection therewith under this Agreement or any other Credit Document, then, subject to Section 8.3(d), from time to time, within ten (10) days after receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to Section 8.3(d) setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs or reductions suffered.

(b)                         If the Administrative Agent or any Lender shall have determined that any Change in Law affecting the Administrative Agent or such Lender, or its Applicable Lending Office, regarding liquidity or capital adequacy, has or would have the effect of reducing the rate of return on such Lender’s capital, or on the capital of any Person controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s or its controlling Person’s policies with respect to capital adequacy in effect immediately before such Change in Law or compliance) then, subject to Section 8.3(d), from time to time, within ten (10) days after its receipt of a certificate from such Lender (with a copy to the Administrative Agent) pursuant to Section 8.3(d) setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reductions suffered.

(c)                          If the cost to any Lender of making or maintaining any Loan to, the Borrower is increased (or the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced) by an amount deemed by such Lender to be material, by reason of the fact that the Borrower is incorporated in, or conducts business in, a jurisdiction other than the United States of America, the Cayman Islands, or other Specified Jurisdictions, the Borrower shall, subject to Section 8.3(d), indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent).  A certificate of such Lender claiming compensation under this Section 8.3(c) and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.  Notwithstanding the foregoing, no Lender shall be entitled to compensation under this Section 8.3(c) to the extent the increased costs for which such Lender is claiming compensation have been or are being incurred at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled immediately prior to the assignment to such Lender to receive compensation with respect to such increased costs pursuant to this Section 8.3(c).  The foregoing provisions shall not apply to Taxes on payments by any Loan Party hereunder, which shall be governed solely by Section 3.3.

(d)                         The Administrative Agent and each Lender that determines to seek compensation or additional interest under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent, of the circumstances that entitle the Administrative Agent or such Lender to such compensation no later than one hundred eighty (180) days after the Administrative Agent or such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder.  In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 180th day preceding such written demand, except if the law, rule, order or interpretation giving rise to such request for compensation has retroactive effect, such one hundred eighty (180) day period shall be extended to include such retroactive period.  The Administrative Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Applicable Lending Office, if such action or designation will not, in the sole judgment of the Administrative Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that (i) the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, (ii) no Lender shall be obligated to make its Eurocurrency Loans hereunder at any office located in the United States of America, and (iii) the Borrower shall pay the Lender’s reasonable costs and expenses incurred in connection with any such designation of a different Applicable Lending Office.  A certificate of the Administrative Agent or any Lender, as applicable, claiming compensation or additional interest under this Section 8.3, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Administrative Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof, shall be conclusive absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 8.4                                      Applicable Lending Offices.  The Administrative Agent and each Lender may, at its option, elect to make or maintain its Loans hereunder at its Applicable Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

Section 8.5                                      Discretion of Lender as to Manner of Funding.  Subject to the other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

Section 8.6                                      Substitution of Lender.  If (a) any Lender has demanded compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3, (b) any Lender is unable to submit any form or certificate required under Section 3.3(f) or withdraws or cancels any previously submitted form with no substitution therefor, (c) any Lender gives notice of any Change in Law pursuant to Section 8.1, (d) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or such Lender is otherwise a Defaulting Lender, (e) any Lender shall seek to avoid its obligation to make or maintain Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. § 1821(e) or (n)(1)(B), (f) any Taxes referred to in Section 3.3 or 10.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such Taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, (g) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower that has otherwise been approved by the Required Lenders or (h) prior to the occurrence of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g), any Lender that is not a Qualifying Lender, then and in any such event upon request from the Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.10(a) and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a Qualifying Lender selected by the Borrower and (in the case of a Qualifying Lender other than a Lender) reasonably satisfactory to the Administrative Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.11, 3.3, 8.3 and 10.13.  Notwithstanding the foregoing, a Lender shall not be required to make such assignment if (i) prior thereto, as a result of a waiver by such Lender otherwise, the circumstances entitling the Borrower to request such assignment cease to apply, (ii) in the case of an assignment resulting from a Lender declining to consent as described in clause (g) of the preceding sentence, the applicable assignee shall not have consented to the applicable modification or waiver, (iii) in the case of an assignment resulting from a claim for payments or compensation by such Lender pursuant to Section 3.3 or 8.3, such assignment will not result in a reduction in such payments or compensation, or (iv) such assignment conflicts with applicable law.

ARTICLE 9    THE AGENTS.

Section 9.1                                      Appointment and Authorization of Agents.

(a)                          Each Lender hereby appoints and authorizes DNB Bank ASA as the Administrative Agent and the Collateral Agent under the Credit Documents (including in its capacity as security trustee under to the Collateral Rig Mortgages) to take such actions on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and Collateral Agent (including in its capacity as security trustee under to the Collateral Rig Mortgages), the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent and Collateral Agent (including in its capacity as security trustee under to the Collateral Rig Mortgages) is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                         The Lenders hereby irrevocably appoint DNB Bank ASA as security trustee solely for the purpose of holding legal title to the Collateral Rig Mortgages on each of the Collateral Rigs on behalf of the Lenders from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to the Collateral Rig Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any Lender in the Collateral Rig Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with the Collateral Rig Mortgages, whether from the Borrower or any Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof).  DNB Bank ASA hereby accepts such appointment as security trustee.

(c)                          None of the other Lenders appointed as Syndication Agent or one of the Co-Documentation Agents, Joint Lead Arrangers and/or Other Agents shall have any duties, responsibilities, or obligations hereunder in such capacity.

Section 9.2                                      Rights and Powers.  The Administrative Agent, the Collateral Agent, and the Other Agents shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, the Collateral Agent, or an Other Agent, and the Administrative Agent, the Collateral Agent, and the Other Agents and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, Holdings, or any other Members of the Consolidated Group or their Affiliates as if it were not an Administrative Agent, Collateral Agent, or an Other Agent

under the Credit Documents.  The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent, the Collateral Agent, and the Other Agents in their respective individual capacities as a Lender.

Section 9.3                                      Actions by Administrative Agent and Collateral Agent.

(a)                          The obligations of the Administrative Agent and the Collateral Agent under the Credit Documents are only those expressly set forth therein.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; and

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or other insolvency law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or other insolvency law.

(b)                         Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction (including, without limitation, the giving of a notice of Default as described in Section 7.1(c)), the Administrative Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders.  Each of the Administrative Agent and the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action.  The Administrative Agent shall be entitled to assume that no Default or Event of Default, other than non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower.  In all cases in which the Credit Documents do not require the Administrative Agent or the Collateral Agent to take specific action, the Administrative Agent and the Collateral Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder.  Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

Section 9.4                                      Consultation with Experts.  Each of the Administrative Agent and the Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5                                      Exculpatory Provisions; Credit Decisions.

(a)                          Neither the Administrative Agent nor the Collateral Agent nor any of their Related Parties shall be liable for any action taken or not taken by them in connection with the Credit Documents

(i) with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.  Neither the Administrative Agent nor the Collateral Agent nor any of their Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other Member of the Consolidated Group contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items expressly required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; and the Administrative Agent and the Collateral Agent make no representation of any kind or character with respect to any such matters mentioned in this sentence.  The Administrative Agent and the Collateral Agent may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care.  The Administrative Agent and the Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties.  In particular and without limiting any of the foregoing, the Administrative Agent and the Collateral Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents.  The Administrative Agent and the Collateral Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Administrative Agent signed by such payee in form satisfactory to such Administrative Agent.

(b)                         Each Lender acknowledges that it has independently, and without reliance on the Administrative Agent, the Collateral Agent or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower, Holdings, and the other Members of the Consolidated Group as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents.  It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower, Holdings, and the other Members of the Consolidated Group, and the Administrative Agent and the Collateral Agent shall have no liability whatsoever to any Lender for such matters.  The Administrative Agent and the Collateral Agent shall have no duty to disclose to the Lenders information that is not expressly required by any Credit Document to be furnished to it and the Lenders by the Borrower, Holdings, or any other Members of the Consolidated Group at such time, but is voluntarily furnished to the Administrative Agent or Collateral Agent.

Section 9.6                                      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender prior to the making of such Loan.

Section 9.7                                      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding in respect of any Bankruptcy Event or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or Holdings) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                  to file and prove a claim for the whole amount of the principal, interest and fees owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders, and the Administrative Agent hereunder allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Section 9.8                                      Collateral and Guaranty Matters.

(a)                          Each Lender authorizes and directs the Collateral Agent to enter into the Collateral Rig Mortgages for the benefit of the Lenders.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Collateral Rig Mortgages, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Rig Mortgages which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Rig Mortgages.

(b)                         The Lenders hereby authorize the Collateral Agent, at its option and in its discretion,

(i)                                     to release any Lien on any Collateral Rig granted to or held by the Collateral Agent under any Collateral Rig Mortgage (w) upon termination of all Commitments and payment in full and satisfaction of all Obligations (other than contingent indemnification obligations), (x) in connection with a Flag Jurisdiction Transfer, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents (including, without limitation, in connection with a Rig Exchange), or (z) subject to Section 10.11, if approved, authorized or ratified in writing by the Required Lenders; and

(ii)                                  to release (x) any Guarantor (other than Holdings, TINC or any Subsidiary of Holdings that owns a Collateral Rig) from its obligations under the Guarantees and the Collateral Rig Mortgage if such Person ceases to be a Subsidiary of Holdings as a result of a transaction not prohibited under the Credit Documents or (y) release any Guarantor (other than Holdings, TINC or any Subsidiary of Holdings that owns a Collateral Rig) from its obligations under the relevant Guarantee and Collateral Rig Mortgages if such Subsidiary ceases to own a Collateral Rig in connection with a transaction not prohibited under the Credit Documents; provided that, to the extent such Guarantor also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Guarantor shall only be released from its obligations under the relevant Guarantee and Collateral Rig Mortgages if such Guarantor is released from its guarantee of the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.8.

(c)                          The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of such Collateral.

Section 9.9                                      Indemnity.  The Lenders shall ratably, in accordance with their Applicable Percentages, indemnify and hold the Administrative Agent, the Collateral Agent, and their Related Parties harmless from and against any liabilities, losses, costs or expenses suffered or incurred by any of them in such capacities under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or any other Loan Party, and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.  The obligations of the Lenders under this Section 9.9 shall survive termination of this Agreement.

Section 9.10                                Resignation of Agents.  The Administrative Agent and the Collateral Agent may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days’ prior written notice to the Lenders and the Borrower.  Upon any such resignation of the Administrative Agent or any Collateral Agent, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be.  If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s or Collateral Agent’s giving of notice of resignation, then the retiring Administrative Agent or Collateral Agent, as the case may be, may, on behalf of the Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000.  Upon the acceptance of its appointment as the Administrative Agent or the Collateral Agent hereunder, such successor Administrative Agent or Collateral Agent, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, under the Credit Documents.  Whether or not a successor Administrative Agent or Collateral Agent shall have been so appointed, the resignation of the Administrative Agent or Collateral Agent shall become effective on the date specified in its notice of resignation, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations thereunder.  After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the provisions of this Article 9 and all protective provisions of the other Credit Documents shall thereafter continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be.

Section 9.11                                Sub-Agents.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more Sub-Agents appointed by the Administrative Agent.  The Administrative Agent and any such Sub-Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article 9 shall apply to any such Sub-Agent and to the Related Parties of the Administrative Agent and any such Sub-Agent, and shall apply to their respective activities in connection with the activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any Sub-Agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Sub-Agents.

ARTICLE 10    MISCELLANEOUS.

Section 10.1                                No Waiver.  No delay or failure on the part of the Administrative Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under this Agreement or any other Credit Document, or any departure from the terms of this Agreement or any other Credit Document on any occasion, shall operate as a waiver thereof or as an acquiescence in any Default or Event of Default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy.  Without limiting the generality of the foregoing, the making or continuation of any Loans or, extension of the expiration date, shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.  To the fullest extent permitted by applicable law, the powers, rights and remedies under this Agreement and the other Credit Documents of the Administrative Agent, the Lenders, and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

Section 10.2                                Non-Business Day.  Subject to Section 2.4, if any payment of principal or interest on any portion of any Loan, or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Loan, or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

Section 10.3                                Documentary Taxes.  The Borrower agrees that it will pay any documentary, stamp, debt issuance, or similar taxes payable with respect to this Agreement and the other Credit Documents that may be levied or otherwise become payable on any Loans or this Agreement, any Note, the Subsidiary Guaranty, or any other Credit Document under the laws of any jurisdiction, including interest and penalties, in the event any such taxes are levied or assessed, irrespective of when such levy or assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document.  Each Lender that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower and, in the case of a Lender other than the Administrative Agent, the Administrative Agent of the circumstances that entitle such Lender to such compensation no later than one hundred eighty (180) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder.  In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 180th day preceding such written demand.

Section 10.4                                Survival of Representations.  All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

Section 10.5                                Survival of Indemnities.  All indemnities and all provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to, Sections 2.11, 3.3, 7.6, 8.3, 10.3, and 10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

Section 10.6                                Setoff; Sharing of Payments.

(a)                          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender is hereby authorized by the Borrower, Holdings, and each other Loan Party at any time or from time to time, without notice to the Borrower, Holdings, or any other Loan Party or other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender to or for the credit or the account of the Borrower, Holdings, or any other Loan Party, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower, Holdings, or any other Loan Party to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender shall have made any demand hereunder, or the obligations are owed to a branch or office of such Lender different from the branch or office holding such deposit or other obligation; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender shall promptly give notice to the Borrower and the Administrative Agent of any action taken by it under this Section 10.6(a), provided that any failure of such Lender to give such notice shall not affect the validity of such setoff.

(b)                         Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Loans in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans and participations therein held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  The provisions of this Section 10.6(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 10.6(b) shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 10.7                                Notices.

(a)                          Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or other electronic means) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by written notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices under the Credit Documents to the Lenders shall be addressed to their respective domestic Applicable Lending Offices in the United States at the respective addresses, facsimile numbers, or telephone numbers set forth on their applicable Administrative Questionnaire or, in the case of Persons becoming Lenders pursuant to Assignment Agreements, on their applicable Assignment Agreements, and to the Borrower, the Administrative Agent:

To the Borrower:	Triton Nautilus Asset Leasing GmbH
Turmstrasse 30
CH-6300 Zug
Switzerland
	Attention:	Trevor Tessendorf, Managing Director
	Fax No.:	41 41 749 0501
	E-mail:	trevor.tessendorf@deepwater.com

with a copy to:	Transocean Offshore Deepwater Drilling Inc.
4 Greenway Plaza
Houston, Texas 77046
	Attention:	Kathleen McAllister, Assistant Treasurer
	Fax No.:	(832) 587-8398
	E-mail:	Kathleen.McAllister@deepwater.com

To Holdings:	Transocean Ltd.
Chemin de Blandonnet 10
CH-1214 Vernier
Geneva, Switzerland
	Attention:	General Counsel
	Fax:	41-22-930-9094

To the Administrative Agent:	DNB Bank ASA
200 Park Avenue, 31st Floor
New York, NY 10166
	Attention:	Carol Jeanne Kavanagh
	Fax:	212-681-3900
	E-mail:	caroljeanne.kavanagh@dnb.no

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in Section 10.7(b), shall be effective as provided in Section 10.7(b).

(b)                         Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2  if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                          Platform.

(i)                                     Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section 10.7, including through the Platform.

Section 10.8                                Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

Section 10.9                                Successors and Assigns.  This Agreement shall be binding upon the Borrower, each of the Lenders, the Administrative Agent, the Collateral Agent, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Administrative Agent, the Collateral Agent, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, (i) except as provided in Section 6.10, neither the Borrower, Holdings, nor any other Loan Party may assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Administrative Agent and the Collateral Agent, (ii) the Administrative Agent and the Collateral Agent may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9, and (iii) no Lender may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10.  Nothing in this Agreement, express or implied, shall be construed to confer on any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and to the extent expressly contemplated hereby, the Related Parties of the Lenders, the Administrative Agent, the Collateral Agent, the Other Agents, and the Indemnified Parties as defined in Section 10.13) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 10.10                          Sales and Transfers of Borrowings and Notes; Participations.

(a)                          Assignments by Lenders.  Subject to this Section 10.10, any Lender may at any time assign to another bank or financial institution that is a Qualifying Lender all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (x) notwithstanding the foregoing, after the occurrence of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g), assignments may be made by any Lender to another bank or financial institution that is not a Qualifying Lender, and (y) such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                              in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(B)                                in any case not described in clause (i)(A) of this Section 10.10(a), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of

Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this Section 10.10(a) and, in addition:

(A)                              the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender that is a Qualifying Lender or, at any time after the occurrence of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g), to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B)                                the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (I) the Borrower, Holdings, or any of the Borrower’s or Holdings’ Affiliates or Subsidiaries or (II) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (II).

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the foregoing provisions, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.10(b), from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 8.3 and Section 10.13 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed in writing by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.10(c).

(b)                         Register.  The Administrative Agent, acting sole for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)                          Participations.  Subject to this Section 10.10, any Lender may at any time, upon written notice to the Borrower but without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) at any time prior to the occurrence of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g), the Participant will be a Qualifying Lender at such time, (ii) any Lender who enters into such a participation agreement in relation to this Agreement shall ensure that the Participant agrees (for the benefit of the Borrower) that it shall not further transfer or sub-contract its rights and interests under that participation agreement, except to a person who is a Qualifying Lender (other than at any time after the occurrence of an Event of Default under Section 7.1(a), 7.1(f) or 7.1(g)), (iii) such Lender’s obligations under this Agreement shall remain unchanged, (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) the Borrower, the Administrative Agent, and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.9 and Section 10.13(c) with respect to any participation interests sold by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.11(i) (A), (B) or (C) that directly and adversely affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 3.3, and 8.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.10(a); provided that such Participant (A) agrees to be subject to the provisions of Section 8.4 and Section 8.6 as if it were an assignee under Section 10.10(a); and (B) shall not be entitled to receive any greater payment under Sections 3.3 or 8.3 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.6 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6 as though it were a Lender; provided that such Participant also agrees to be subject to Section 10.6 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans and other Obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to demonstrate in the event of a tax audit that all Participants are Qualifying Lenders.  The entries in the Participant Register shall be conclusive absent manifest error, and such participating Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                         Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a Party hereto.

(e)                          Certain Transfers.  If, pursuant to this Section 10.10 any interest in this Agreement or any Loan or Note is transferred to any transferee (including by reason of a change of the Applicable Lending Office of the Lender with respect to such Loan or Note) which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender, the Administrative Agent and the Borrower two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to (i) complete exemption from U.S. federal withholding tax or (ii) if the transferor Lender would be subject to U.S. withholding tax as a result of a change of law, a reduced rate of U.S. federal withholding tax at a rate no greater than the rate that would be applicable to such transferor Lender, in each of case (i) and (ii), on all interest payments hereunder if such payments were U.S. source), and (ii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender, the Administrative Agent and the Borrower new

forms as contemplated by Section 3.3(f) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

Section 10.11                          Amendments, Waivers and Consents.  Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed (a) by the Borrower, (b) by the Required Lenders (subject to Section 2.14(b)), and (c) if the rights or duties of the Administrative Agent, Collateral Agent, or the Other Agents are affected thereby, by the Administrative Agent, Collateral Agent, or the Other Agents, as the case may be, provided however, that:

(i)                                     no amendment or waiver shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) postpone or extend the Commitment Termination Date or Maturity Date without the consent of all Lenders, (C) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Loan or of any fee payable hereunder, without the consent of each Lender owed any such Obligation, (D) release any Collateral (other than as provided in accordance with Section 7.4 or 9.8 or otherwise as provided in this Agreement) without the consent of all Lenders or (E) release Holdings or TINC from its obligations under the Parent Guaranty or, except as otherwise expressly permitted under this Agreement, release all or substantially all of the Guarantors from their obligations under the Guarantees without the consent of all Lenders;

(ii)                                  no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents, or any provision providing for the pro rata nature of payments by or to Lenders; and

(iii)                               no amendment or waiver shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Collateral Agent (including, without limitation, any such rights, duties or obligations pursuant to Section 2.14 and Section 7.4) without the consent of the Administrative Agent or the Collateral Agent, as the case may be;

and provided further that, notwithstanding anything to the contrary contained in this Section 10.11, any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent (x) to cure any ambiguity, omission, defect or inconsistency or (y) to add one or more additional covenants or co-borrowers to this Agreement which are deemed appropriate by the Administrative Agent for the purpose of satisfying the requirement set forth in clause (x) of the definition of Collateral and Guaranty Requirements so long as such additional covenants and/or co-borrowers would not impose any additional obligations on the Lenders hereunder or otherwise adversely affect the rights or obligations of the Lenders hereunder, in each case so long as the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Section 10.12                          Headings.  Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13                          Legal Fees and Other Costs; Indemnification; Damages Waiver.

(a)                          The Borrower, upon demand by the Administrative Agent, agrees to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent) in connection with the preparation and execution of the Credit Documents (limited to a single law firm as counsel in each appropriate jurisdiction (and which may include a special or local counsel acting in one or more jurisdictions) and such other counsel as may be engaged with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed)), and any amendment, waiver or consent related thereto (including in respect of any workout or restructuring in respect of the Loans), whether or not the transactions contemplated herein or therein are consummated.

(b)                         The Borrower further agrees to indemnify each Lender, the Administrative Agent, the Collateral Agent, the Other Agents, and their respective Related Parties (collectively, the “Indemnified Parties”), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys’ fees and other reasonable out-of-pocket expenses of litigation or preparation therefor,  whether or not such Indemnified Party is a party thereto) which any of them may pay or incur as a result of (a) any action, suit or proceeding by any third party or Governmental Authority against such Indemnified Party and relating to any Credit Document, the Loans, or the application or proposed application by the Borrower or any of its Subsidiaries (or, to the extent permitted by law, Holdings and any other Member of the Consolidated Group) of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any Governmental Authority involving any Lender (as a lender hereunder), or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Loan, or use of any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan, and (c) any investigation of any third party or any Governmental Authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Administrative Agent or the Other Agents (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, Holdings, or any other Member of the Consolidated Group, regardless of whether caused by, or within the control of, the Borrower, Holdings, or any other Member of the Consolidated Group; provided, however, that (x) the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party’s gross negligence, or willful or unlawful misconduct, or material breach of its express contractual obligations under this Agreement, as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party, (y) the Borrower’s obligations to pay or reimburse the Indemnified Parties for legal fees and expenses shall be limited to (1) the reasonable and documented legal fees and expenses of a single law firm as counsel for all such Indemnified Parties, taken together, in each appropriate jurisdiction (which may include in each case another law firm as special or local counsel acting in one or more of multiple jurisdictions), except that in the case where an Indemnified Party determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnified Party advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented legal fees and expenses of such separate counsel shall also be paid or reimbursed, and (2) other reasonable out-of-pocket expenses (other than legal fees and expenses as described in clause (1) above) incurred in investigating or defending any of the foregoing, and (z) the Borrower shall not be liable pursuant to this Section 10.13(b) for any amounts claimed in respect of litigation, investigations, proceedings or claims solely between Indemnified Parties in respect of actions or omissions of any

Indemnified Parties and not arising out of any acts or omissions of the Borrower or its affiliates (other than any such matters in respect of the Administrative Agent acting in its capacity or fulfilling its role in such capacity).  The Borrower, upon demand by the Administrative Agent, the Collateral Agent, the Other Agents or any Lender at any time, shall reimburse such Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence.  Each Indemnified Party agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and approved by the Borrower, which approval shall not be unreasonably withheld or delayed.  Any Indemnified Party that proposes or intends to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnified Party shall not be restricted from settling or compromising any such claim if the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim and such settlement or compromise does not materially increase the Borrower’s liability pursuant to this Section 10.13(b) to any Related Party of such Indemnified Party.

(c)                          To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.13(a) or 10.13(b) to be paid by it to the Administrative Agent (or any Sub-Agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate outstanding principal amount of Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such Sub-Agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such Sub-Agent) in connection with such capacity.  The obligations of the Lenders under this Section 10.13(c) are several (and not joint and several).

(d)                         To the fullest extent permitted by applicable law, no Indemnified Party and neither the Borrower, Holdings, nor any other Loan Party shall assert, and hereby waives, any claim against any Indemnified Party, the Borrower, Holdings or any other Loan Party, or any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.  No Indemnified Party referred to in Section 10.13(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)                          Each party’s obligations under this Section 10.13, together with its obligations (if any) pursuant to Sections 3.3(c) and (d) and Section 9.9 shall survive the termination of this Agreement and the other Credit Documents and the payment of the Obligations owing hereunder and thereunder.

Section 10.14                          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(A)                               THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING

THEREFROM OR RELATING THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT THAT THE COLLATERAL RIG MORTGAGE APPLICABLE TO EACH COLLATERAL RIG MAY BE GOVERNED BY THE LAWS OF THE ACCEPTABLE FLAG JURISDICTION OF SUCH COLLATERAL RIG).

(B)                               TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND RELATED TRANSACTIONS, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER, HOLDINGS, OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

(C)                               EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY HEREBY (1) IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC., 1218 CENTRAL AVENUE, SUITE 100, ALBANY, NEW YORK 12205, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO, AND (2) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7, IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS

AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)                               TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, HOLDINGS, AND ANY OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER, HOLDINGS, OR ANY OTHER LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE BORROWER, HOLDINGS, AND SUCH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

(E)                                 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15                          Confidentiality.

(a)                          Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective Affiliates and to existing and prospective Lenders, Participants and counterparties to any hedge agreement or swap or derivative transaction relating to the Borrower’s Obligations, and in each case to their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, (vi) to any rating agency or insurer or the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement, in each case when required by it, provided that, prior to any disclosure, such agency or insurer shall acknowledge in writing the confidential nature of such Information received by it from any Lender or the Administrative Agent, or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15(a), or (y) becomes available on a non-confidential basis from a source other than the Borrower or its Affiliates, or the Lenders or their respective Affiliates, excluding any Information from such source which, to the actual knowledge of the Administrative Agent or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower.  For purposes hereof, “Information” means all information received by the Lenders from the Borrower, Holdings, or their respective Subsidiaries relating to Members of the Consolidated Group or their respective businesses, other than any such information that is available to the Administrative Agent or the Lenders on a non-confidential basis prior to such receipt by the Administrative Agent or the Lenders, as the case may be, excluding any Information from a source which, to the actual knowledge of the Administrative Agent or the Lender receiving such Information, has been disclosed by such source in violation of a duty of confidentiality to the Borrower, Holdings, or their respective Subsidiaries.  The Administrative Agent and the Lenders shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information.

(b)                         Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

(c)                          All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about each of the Borrower and its Related Parties or securities.  Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, State, provincial, territorial and foreign securities laws.

Section 10.16                          Effect of Inclusion of Exceptions.  It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

Section 10.17                          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.18                          Currency Conversion.  All payments of Obligations under this Agreement, the Notes or any other Credit Document shall be made in U.S. Dollars. Any currency conversion calculation made pursuant to this Agreement shall be at the rate determined by the Administrative Agent as the rate quoted by it in accordance with methods customarily used by the Administrative Agent for such or similar purposes as the spot rate for the purchase by the Administrative Agent of such currency with the currency of actual payment through its or its Affiliate’s principal foreign exchange trading office at approximately 11:00 A.M. (local time at such office) two Business Days prior to the effective date of such conversion calculation, provided that the Administrative Agent may obtain such spot rate from another financial institution actively engaged in foreign currency exchange if the Administrative Agent does not then have a spot rate for the applicable currency.  The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than the applicable currency into the applicable currency any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the applicable conversion rate prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Administrative Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Administrative Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any), as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such currency, which when converted at the conversion rate described herein on the date of payment, is the amount then due in the applicable currency, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.

Section 10.19                          Change in Tax Laws.  If there is a material change in federal, state or foreign tax laws which materially affects any of the Borrower, Holdings, and their respective Subsidiaries’ ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, Holdings, and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower’s, Holdings’ and their respective Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made.  Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

Section 10.20                          Final Agreement.  This Agreement and the other Credit Documents constitute the entire understanding among the Loan Parties, the Lenders, and the Administrative Agent and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents.  There are no unwritten oral agreements between the parties.

Section 10.21                          Officer’s Certificates.  It is not intended that any certificate of any officer or director of the Borrower, Holdings, TINC or any other Loan Party delivered to the Administrative Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer or director.

Section 10.22                          Patriot Act Notice, etc.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower, Holdings and each other Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, Holdings and each other Loan Party, which information includes the name and address of the Borrower, Holdings and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower, Holdings and each other Loan Party in accordance with the Patriot Act.  The Borrower, Holdings and each other Loan Party shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and as may be required by bank regulatory authorities under applicable “Know your Customer” rules and regulations.

Section 10.23                          No Fiduciary Duty.  Each of the Administrative Agent, each Other Agent, each Lender and their respective affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower or Holdings.  Each of the Borrower and Holdings agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any of the Lender Parties and the Borrower or Holdings or their respective shareholders or Affiliates.  Each of the Borrower and Holdings acknowledges and agrees that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower and Holdings, on the other, (ii) in connection therewith and with the process leading to such transaction, each of the Lender Parties is acting solely as a principal and not the agent or fiduciary of the Borrower, Holdings or any other Loan Party or its management, stockholders, creditors or any other Person, (iii) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, Holdings or any other Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender Party or any of its Affiliates has advised or is currently advising the Borrower, Holdings or any other Loan Party on other matters) or any other obligation to the Borrower, Holdings or any other Loan Party except the obligations expressly set forth in the Credit Documents and (iv) each of the Borrower and Holdings has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Borrower and Holdings further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Each of the Borrower and Holdings agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, Holdings or any other Loan Party in connection with such transaction or the process leading thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

TRITON NAUTILUS ASSET LEASING GMBH,
as Borrower

By:	/s/ Trevor Tessendorf
	Name:	Trevor Tessendorf
	Title:	Managing Director

Signature Page to Triton Nautilus Credit Agreement

DNB BANK ASA,
as Administrative Agent and a Lender

By:	/s/ Barbara Gronquist
	Name:	Barbara Gronquist
	Title:	Senior Vice President

By:	/s/ Stian Løvseth
	Name:	Stian Løvseth
	Title:	First Vice President

Signature Page to Triton Nautilus Credit Agreement

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ T. Alan Smith
	Name:	T. Alan Smith
	Title:	Managing Director

Signature Page to Triton Nautilus Credit Agreement

BANK OF AMERICA, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Alia Qaddumi
	Name:	Alia Qaddumi
	Title:	Vice President

Signature Page to Triton Nautilus Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Co-Documentation Agent and a Lender

By:	/s/ Maria Ferradas
	Name:	Maria Ferradas
	Title:	Vice President

Signature Page to Triton Nautilus Credit Agreement

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Michael J. Mozer
	Name:	Michael J. Mozer
	Title:	Vice President

Signature Page to Triton Nautilus Credit Agreement

CITIBANK, N.A., LONDON BRANCH,
as Co-Documentation Agent and a Lender

By:	/s/ George Clayton
	Name:	George Clayton
	Title:	Director

Signature Page to Triton Nautilus Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Stephanie Balette
	Name:	Stephanie Balette
	Title:	Authorized Officer

Signature Page to Triton Nautilus Credit Agreement

STANDARD CHARTERED BANK,
as Co-Documentation Agent and a Lender

By:	/s/ Johanna Minaya
	Name:	Johanna Minaya
	Title:	Associate Director

By:	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
	Title:	Credit Documentation Manager

Signature Page to Triton Nautilus Credit Agreement

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:
MORGAN STANLEY BANK, N.A.

By	/s/ Kelly Chin
	Name:	Kelly Chin
	Title:	Authorized Signatory

Signature Page to Triton Nautilus Credit Agreement

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:
CREDIT SUISSE AG, Cayman Islands Branch

By	/s/ Ari Bruger
	Name:	Ari Bruger
	Title:	Vice President

By	/s/ Michael Spaight
	Name:	Michael Spaight
	Title:	Associate

Signature Page to Triton Nautilus Credit Agreement

SIGNATURE PAGE TO THE CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG TRITON NAUTILUS ASSET LEASING GMBH, THE LENDERS PARTY THERETO, DNB BANK ASA, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, WELLS FARGO BANK, N.A., AS SYNDICATION AGENT, AND BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., BARCLAYS BANK PLC CITIBANK, N.A., JPMORGAN CHASE BANK, N.A. AND STANDARD CHARTERED BANK, AS CO-DOCUMENTATION AGENTS

NAME OF INSTITUTION:
CREDIT INDUSTRIEL ET COMMERCIAL
as Lender

By	/s/ Andrew McKuin
	Name:	Andrew McKuin
	Title:	Vice President

By	/s/ Bernard Laleuf
	Name:	Bernard Laleuf
	Title:	Senior Vice President & Deputy General Manager

Signature Page to Triton Nautilus Credit Agreement

Schedule 1.1-A

COLLATERAL RIGS

Rig Name	Year Built	Jurisdiction of Registration and Flag	Rig Valuation	Registered Owner	Official Number
Discoverer Americas	2009	Marshall Islands	$625,000,000	Triton Nautilus Asset Leasing GmbH
Discoverer Inspiration	2009	Marshall Islands	$625,000,000	Triton Nautilus Asset Leasing GmbH
Deepwater Champion	2010	Vanuatu	$625,000,000	Triton Nautilus Asset Leasing GmbH

Schedule 1.1-B

LENDERS AND COMMITMENTS ON THE EFFECTIVE DATE

Lender	Commitment	Applicable Percentage(1)

DNB Bank ASA	$100,000,000	11.1111%

Wells Fargo Bank, N.A.	$100,000,000	11.1111%

Bank of America, N.A.	$100,000,000	11.1111%

Citibank, N.A., London Branch	$100,000,000	11.1111%

JPMorgan Chase Bank, N.A.	$100,000,000	11.1111%

Barclays Bank PLC	$100,000,000	11.1111%

Standard Chartered Bank	$100,000,000	11.1111%

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000	11.1111%

Credit Suisse AG	$50,000,000	5.5556%

Morgan Stanley Bank, N.A.	$25,000,000	2.7778%

Crédit Industriel et Commercial	$25,000,000	2.7778%

Total	$900,000,000	100%

(1)  Rounded to the nearest 1/10,000.

Schedule 1.1-C

PRICING GRID

Credit Facility Pricing	Level I	Level II	Level III	Level IV	Level V	Level VI
Credit Ratings	≥ A2 or A	A3 or A-	Baa1 or BBB+	Baa2 or BBB	Baa3 or BBB-	≤Ba1 or BB+
Applicable Margin (Basis Points Per Annum)	87.5	100.0	112.5	150.0	200.0	250.0
Commitment Fee (Basis Points Per Annum)	12.5	15.0	17.5	25.0	37.5	50.0

Schedule 1.1-D

CLASSIFICATION SOCIETIES

Det Norske Veritas

American Bureau of Shipping

Lloyds Register of Shipping

Schedule 5.4

CERTAIN DISCLOSED MATTERS

Schedule 5.15

CERTAIN EXISTING INDEBTEDNESS

Schedule 5.16

CERTAIN EXISTING LIENS

EXHIBIT 1.1A

FORM OF

FIRST PREFERRED SHIP MORTGAGE

ON MARSHALL ISLANDS FLAG RIG

[RIG]

OFFICIAL NO. [OFFICIAL NUMBER]

executed by

[SHIPOWNER],

as Shipowner

in favor of

DNB BANK ASA

as Security Trustee and Mortgagee

[DATE]

FIRST PREFERRED RIG MORTGAGE

[RIG]

This First Preferred Ship Mortgage made [DATE] (this “Mortgage”), by [SHIPOWNER], a [Swiss limited liability company] (the “Shipowner”), in favor of DNB BANK ASA, as security trustee (together with its successors in trust and assigns, the “Mortgagee”), pursuant to the Credit Agreement referred to below.

W I T N E S S E T H

WHEREAS:

A.            The Shipowner is the sole owner of the whole of the Marshall Islands flag rig [RIG NAME], Official Number [OFFICIAL NUMBER] of [GROSS TONS] gross tons and [NET TONS] net tons built in [YEAR BUILT] at [YARD AND LOCATION BUILT], with her home port at [Majuro], Marshall Islands (including the property and assets of the Shipowner listed in the paragraph immediately succeeding the whereas clause “D” below, the “Rig”).

B.            The Shipowner, the Lenders party thereto from time to time, and DNB Bank ASA, as Administrative Agent and Collateral Agent, have entered into a Credit Agreement dated as of October 25, 2012 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Shipowner in the principal amount of up to One Billion United States Dollars (U.S. $1,000,000,000) (the Lenders, the Administrative Agent and the Collateral Agent, collectively, the “Lender Creditors”).  A copy of the form of the Credit Agreement (without attachments) is attached hereto as Exhibit A and made a part hereof.  Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

C.            In order to secure its Obligations under the Credit Agreement according to the terms thereof, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein, the Shipowner has duly authorized the execution and delivery of this Mortgage under Chapter 3 of the Marshall Islands Maritime Act 1990 as amended.

D.            Pursuant to the Credit Agreement, the Mortgagee has agreed to act as security trustee for the Lender Creditors.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the Obligations under the Credit Agreement according to the terms thereof, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such obligations and other sums hereinafter called the “Indebtedness hereby secured”) and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained in this Mortgage and the Credit Agreement, the Shipowner has (a) granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns, the whole of the Rig, including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, fuel (to the extent owned by the Shipowner), rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts, and all other appurtenances (including without limitation drilling masts, rotary tables, substructures, draw work, engines, pumps blowout prevention equipment, drill pipe and drill bits) thereunto appertaining or belonging (excluding equipment aboard the Rig that is not owned by the Shipowner), whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such rig or any part thereof, including all items and appurtenances aforesaid and (b) granted unto the Mortgagee a security interest in, all right, title and interest of the Shipowner under, in and to, all proceeds in respect of a Collateral Disposition involving the Rig.

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever.

PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Credit Agreement and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage and the Credit Agreement expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.

The Shipowner, for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Rig is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

The Shipowner covenants and agrees with the Mortgagee as follows:

ARTICLE I

Representations and Warranties of the Shipowner

Section 1.               Existence: Authorization.  The Shipowner is a limited liability company duly organized and validly existing under the laws of Switzerland and, except as permitted by Section 6.1 of the Credit Agreement, shall so remain during the life of this Mortgage.  The Shipowner has full power and authority to own and mortgage the Rig; has full right and entitlement to register the Rig in its name under the flag of the Republic of the Marshall Islands and all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and each of the Indebtedness hereby secured and the Mortgage is and will be the legal, valid and binding obligation of the Shipowner enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Section 2.               Title to Rig.  The Shipowner lawfully owns and is lawfully possessed of the Rig free from any lien or encumbrance whatsoever other than this Mortgage and other Permitted

Collateral Liens, and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

ARTICLE II

Covenants of the Shipowner

Section 1.               Payment of Indebtedness.  The Shipowner will pay or cause to be paid the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Credit Agreement, express or implied, on its part to be observed, performed or complied with.  In the event of inconsistency between this Mortgage and the Credit Agreement, the provisions of this Mortgage shall prevail but only to the extent required by Marshall Islands law.

The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the term “$” when used herein shall mean such United States Dollars.  Notwithstanding fluctuations in the value or rate of United States Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of United States Dollars when due, in United States Dollars when paid, whether such payment is made before or after the due date.

Section 2.               Mortgage Recording.  The Shipowner will cause this Mortgage to be duly recorded or filed in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of the Marshall Islands, in accordance with the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, and will otherwise comply with and satisfy all of the provisions of applicable laws of the Republic of the Marshall Islands in order to establish and maintain this Mortgage as a first preferred mortgage thereunder upon the Rig and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.

Section 3.               Lawful Operation.  The Shipowner will not cause or permit the Rig to be operated in any manner contrary to applicable law, and the Shipowner will not engage in any unlawful trade or violate any applicable law or carry any cargo, in the case of any of the foregoing that will unreasonably expose the Rig to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Rig under the laws and regulations of the Republic of the Marshall Islands and will at all times keep the Rig duly documented thereunder (except in connection with a Flag Jurisdiction Transfer).

Section 4.               Payment of Taxes.  The Shipowner will pay and discharge, or cause to be paid and discharged, from time to time and in any event prior to delinquency, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Rig or any income therefrom; provided that the Shipowner shall not be required to pay any such tax, assessment, governmental charge, fine or penalty (i) that is not more than ninety (90) days past due, or which can thereafter be paid without penalty, (ii) which is being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or (iii) which the failure to pay could not reasonably be expected to have a Material Adverse Effect, provided that the Rig shall not have been arrested, detained or requisitioned therefor.

Section 5.               Prohibition of Liens.  Neither the Shipowner, any charterer, the Master of the Rig nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Rig, its freights, profits or hire any lien whatsoever other than this Mortgage and other Permitted Collateral Liens.

Section 6.               Notice of Mortgage.  The Shipowner will place, and at all times and places will retain a properly certified copy of this Mortgage on board the Rig with her papers and will cause such certified copy and the Rig’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee.

The Shipowner will place and keep prominently displayed in the chart room and in the Master’s cabin on the Rig a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

THIS RIG IS OWNED BY [SHIPOWNER], AND IS SUBJECT TO A FIRST PREFERRED MORTGAGE IN FAVOR OF DNB BANK ASA, AS SECURITY TRUSTEE / MORTGAGEE UNDER AUTHORITY OF CHAPTER 3 OF THE MARSHALL ISLANDS MARITIME ACT 1990, AS AMENDED.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE SHIPOWNER, ANY CHARTERER, THE MASTER OF THE RIG, NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THE RIG, ANY ENCUMBRANCES WHATSOEVER OR ANY OTHER LIEN WHATSOEVER OTHER THAN FOR CREW’S WAGES, SALVAGE AND OTHER PERMITTED COLLATERAL LIENS (AS DEFINED IN SAID MORTGAGE).

Section 7.               Removal of Liens.  Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Rig, and in due course and in any event within ninety (90) days after the same becomes due and payable or within thirty (30) days after being requested to do so by the Mortgagee, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, and will cause the Rig to be released or discharged from any lien, encumbrance or charge therefor, other than Permitted Collateral Liens.

Section 8.               Release from Arrest.  If a libel, complaint or similar process be filed against the Rig or the Rig be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by telex or telefax, or telephone confirmed by letter, at the address, as specified in this Mortgage, and within thirty (30) days of any arrest arising out of such libel, complaint or similar process will cause the Rig to be released and all liens thereon other than this Mortgage and other Permitted Collateral Liens to be discharged, will cause a certificate of discharge to be recorded in the case of any recording of a notice of claim of lien, and will promptly notify the Mortgagee thereof in the manner aforesaid.  The Shipowner will notify the Mortgagee within five Business Days after it has become known to a senior officer of the Shipowner of any average or salvage incurred by the Rig.

Section 9.               Maintenance.  (a) The Shipowner will at all times and without cost or expense to the Mortgagee, maintain and preserve, or cause to be, maintained and preserved, the Rig and all its material equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all material respects seaworthy and fit for its intended service, and will keep the Rig, or cause her to be kept, in such condition as will entitle her to be classified by a classification society listed on Schedule 1.1-D, or another internationally recognized classification society reasonably acceptable to the Collateral Agent, at minimum at the same standard of classification as set forth in the classification certificate as in effect on the date hereof and as is applicable for rigs of its age and type with such classification society, free of any overdue conditions or recommendations affecting the classification of such Rig, and will at the time of execution of this Mortgage furnish to the Mortgagee a certificate by such classification society that such classification is maintained; provided that temporary lapses of such classification as may from time to time arise as a result of the normal operation of the Rig shall not be deemed to be a breach of this Article II, Section 9 so long as the Shipowner is using commercially reasonable efforts to remedy such lapses and actually promptly remedies such lapses.

(b)           The Rig shall, and the Shipowner covenants that she will, at all times comply with all applicable laws, treaties and conventions to which the Republic of the Marshall Islands is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith, except where the failure to comply or have such certificates could not reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the Fair Market Value of the Rig.

(c)           Upon written request of the Mortgagee, the Shipowner agrees to give the Mortgagee at least ten (10) days’ notice of the actual date and place of any survey or drydocking, in order that the Mortgagee may have representatives present if desired.  The Shipowner agrees that at the Mortgagee’s request it will satisfy the Mortgagee that the expense of such survey or drydocking or work to be done thereat is within Shipowner’s financial capability and will not result in a claim or lien against the Rig in violation of the provisions of this Mortgage, the Credit Agreement or any other Credit Document.

(d)           The Shipowner shall promptly and, in any event in the case of subclause (i) below, within 60 days after an officer of the Shipowner obtains knowledge that the aggregate cost of repair is likely to exceed Seventy Five Million Dollars (U.S. $75,000,000) (or its equivalent in another currency), notify the Mortgagee of and furnish the Mortgagee with full information, including copies of reports and surveys, regarding (i) any accident or damage to the Rig involving repairs where the aggregate cost of repair is likely to exceed Seventy Five Million Dollars (U.S. $75,000,000) (or its equivalent in another currency), (ii) any event resulting in a violation of Article II, Section 9(a) of this Mortgage, and (iii) any occurrence in consequence whereof the Rig has become or is likely to suffer an Event of Loss.

(e)           The Mortgagee shall have the right at any time, on reasonable notice, to have its surveyor conduct inspections and surveys of the Rig to ascertain the condition of the Rig and to satisfy itself that the Rig is being properly repaired and maintained, provided that such inspections and surveys shall be at the expense of the Mortgagee unless an event of default under Article III, Section 1 then exists.  Such inspections and surveys shall be conducted at such times and in such manner as will not interfere with the Shipowner’s normal business operations and schedule.

(f)            The Shipowner will furnish to the Mortgagee promptly true and complete copies of the Document of Compliance, the Safety Management Certificate and any other details of the applicable safety management system as the Mortgagee may reasonably request in writing.

Section 10.             Inspection; Reports.  (a)  The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives, at their risk, full and complete access to the Rig during normal business hours for the purpose of inspecting the Rig and her cargo and papers, including without limitation all records pertaining to the Rig’s maintenance and repair, and, at the reasonable request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Rig, whether on board or not; provided that (a) such inspections shall be at the expense of the Mortgagee unless an event of default under Article III, Section 1 then exists, (b) non-public information obtained by the Mortgagee pursuant to this Mortgage or any such inspection shall be kept confidential by the Mortgagee in accordance with Section 10.15 of the Credit Agreement (subject to the exceptions contained therein) and (c) any inspection of the Rig and its papers shall be subject to the requirements of any operators of the Rig and any applicable Governmental Authority.

(b)           The Shipowner hereby agrees to furnish promptly to the Mortgagee, promptly after demand, any reports or information which the Shipowner may submit to regulatory agencies in respect of the financial condition of the Shipowner.

Section 11.             Flag; Home Port.  The Shipowner will not change the flag or home port of the Rig without the written consent of the Mortgagee and any such written consent to any one change of flag or home port shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of flag or home port, except to the extent permitted by and in compliance with the Credit Agreement.

Section 12.             No Sales, Transfers or Mortgages.  Except as permitted by and in compliance with the Credit Agreement, the Shipowner will not sell, mortgage or transfer (it being understood that a charter is not a transfer) the Rig.

Section 13.             Insurance.  The Shipowner will at all times maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 6.5 of the Credit Agreement.

Section 14.             Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly for any and all expenditures which the Mortgagee may from time to time make, layout or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, tolls, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney’s fees, necessary translation fees for documents made in a language other than English, and other matters, in each case, as the Shipowner is obligated herein to provide, but fails to provide or which, in the sole judgment of the Mortgagee, are necessary or appropriate for the protection of the security granted by this Mortgage or, so long as an event of default then exists or after at least three (3) days’ written notice is given by the Mortgagee to the Shipowner, the Rig.  Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, shall bear interest at the interest rate as set forth in Section 2.7 of the Credit Agreement from the date of payment by the Mortgagee to and including the date of reimbursement by the Shipowner, shall be secured by this Mortgage, and shall be payable by the Shipowner on demand.  The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditure, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 15.             Performance of Charters. The Shipowner will use commercially reasonable efforts to perform any and all charter parties which may be entered into with respect to the Rig.

Section 16.             Change in Ownership. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Rig or any of the shares of the Shipowner without the prior written consent of the Mortgagee, in each case except as permitted by, or not prohibited by, and in compliance with the Credit Agreement.

Section 17.             Prepayment if Event of Loss.  In the event that the Rig suffers an Event of Loss, then and in each such case the Shipowner shall forthwith repay the Indebtedness hereby secured at the time and in the amount set forth in Section 2.10 of the Credit Agreement except to the extent such amounts have otherwise been paid as therein provided.

ARTICLE III

Events of Default and Remedies

Section 1.               Events of Default; Remedies.  The occurrence and continuance of an Event of Default under the Credit Agreement shall constitute an “event of default” hereunder.  In case any one or more events of default shall happen, then the security constituted by this Mortgage shall become immediately enforceable and that without limitation, the enforcement remedies specified can be exercised irrespective of whether or not the Mortgagee has exercised the right of acceleration under the Credit Agreement or any of the other Credit Documents and the Mortgagee shall have the right to:

(i)            Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration, the same shall become and be immediately due and payable provided, however, that no declaration shall be required if an event of default shall have occurred by reason of a default under Section 7.3 of the Credit Agreement, then and in such case, the Indebtedness hereby secured shall become immediately due and payable on the occurrence of such event of default without any notice or demand;

(ii)           Exercise all of the rights and remedies in foreclosure and otherwise given to a mortgagee by the provisions of the laws of the country of registry of the Rig or of any other jurisdiction where the Rig may be found;

(iii)          Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(iv)          Take and enter into possession of the Rig, at any time, wherever the same may be, without legal process and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Rig;

(v)           The Mortgagee may hold, lay up, lease, charter, operate or otherwise use such Rig for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Rig or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Rig and charging upon all receipts from the use of the Rig or from the sale thereof by court proceedings or pursuant to subsection (vi) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given them to take the Rig, the Mortgagee shall have the right to dock the Rig, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(vi)          The Mortgagee may sell the Rig upon such terms and conditions as to the Mortgagee shall seem best, free from any claim of or by the Shipowner, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address and to any other registered mortgagee, twenty (20) calendar days prior to the date fixed for such sale and by first publishing notice of any such public sale for ten (10) consecutive days, in daily newspapers of general circulation published in the City of New York, State of New York; in the event that the Rig shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Rig to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale.  The Shipowner agrees that the terms of this paragraph shall be deemed a commercially reasonable manner of sale insofar as it is concerned;

(vii)         Require that all policies, contracts, certificates of entry and other records relating to the insurance with respect to the Rig, including, but not limited to, those described in Article II, Section 13 hereof (the “Insurances”) (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(viii)        Collect, recover, compromise and give a good discharge for any and all monies and claims for monies then outstanding or thereafter arising under the Insurances or in respect of the earnings or any requisition compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor.

Section 2.               Power of Sale.  Any sale of the Rig made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

Section 3.               Power of Attorney-Sale.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner, upon the occurrence and during the continuation of an event of default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Rig so sold.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the power of attorney contained herein has become exercisable.  In the event of any sale of the Rig, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Rig as the Mortgagee may direct or approve.

Section 4.               Power of Attorney-Collection.  The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Rig and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default as defined in Section 1 of Article III hereof in respect of the Rig, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquaintances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  Any person dealing with the Mortgagee or attorney-in-fact shall not be put on enquiry as to whether the Power of Attorney contained herein has become exercisable.

Section 5.               Delivery of Rig.  Upon the security constituted by this Mortgage becoming immediately enforceable pursuant to Section 1 of Article III, the Mortgagee shall (in addition to the powers described in Section 1 of Article III) become forthwith entitled (but not bound) to appoint, by an instrument in writing under its seal or under the hand of any director or officer or authorized signatory, a receiver and/or manager of the Rig upon such terms as to remuneration and otherwise as the Mortgagee shall deem fit with power from time to time to remove any receiver and appoint another in his stead and any receiver shall be the agent of the Shipowner (who shall be solely responsible for his remuneration) and shall have all the powers conferred by law by way of addition to, but without limiting, those powers any receiver shall have all the powers and entitlements conferred on the Mortgagee by this Mortgage and generally shall be entitled to the same protection and to exercise the same powers and discretions as are granted to the Mortgagee under this Mortgage.

Section 6.               Mortgagee to Discharge Liens.  The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Rig because of or on account of any alleged lien (except for Permitted Collateral Liens) against the Rig from which the Rig has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 7.               Payment of Expenses.  The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation of the Mortgagee or its agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it or them or the Mortgagee hereunder.  All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article III.

Section 8.               Remedies Cumulative.  Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  The Mortgagee shall not be required or bound to enforce any of its rights under any of the other Credit Documents, prior to enforcing its rights under this Mortgage.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to exercise its remedies due to any future event of default or of any past event of default not completely cured thereby.  No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee; any waiver by the Mortgagee of any of the terms of this Mortgage or any consent given under this Mortgage shall only be effective for the purpose and on the terms which it is given and shall be without prejudice to the right to give or withhold consent in relation to future matters (which are either the same or different).

Section 9.               Cure of Defaults.  If at any time after an event of default and prior to the actual sale of the Rig by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner cures all events of default and pays all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest at the interest rate set forth in Section 2.7(b) of the Credit Agreement, then the Mortgagee shall accept such offer and payment and use commercially reasonable efforts to restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

Section 10.             Discontinuance of Proceedings.  In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to its former position and right hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 11.             Application of Proceeds.  After an event of default hereunder shall have occurred and be continuing, the proceeds of any sale of the Rig and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied in the manner set forth in Section 7.7 of the Credit Agreement.

Section 12.             Possession until Default.  Until one or more of the events of default hereinafter described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Rig and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts or any other appurtenances of the Rig that are no longer useful, necessary, profitable or advantageous in the operation of the Rig, replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, drilling equipment, fittings, equipment, spare parts or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first priority mortgage thereon.

Section 13.             Severability of Provisions, etc.  (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall be void and of no effect and shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b)           In the event that the Credit Agreement, this Mortgage, any of the other Credit Documents or any of the documents or instruments which may from time to time be delivered thereunder or hereunder or any provision thereof or hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Credit Agreement, this Mortgage, any of the other Credit Documents or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage, the Credit Agreement and the other Credit Documents.

(c)           In the event that the title, or ownership of the Rig shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree order or otherwise, the lien of this Mortgage shall be deemed to attach to the claim for compensation therefor, and the compensation, purchase or other taking of such title or ownership is hereby agreed to be payable to the Mortgagee who shall be entitled to receive the same and shall apply it as provided in Section 11 of this Article III; provided that if no event of default then exists, such proceeds shall be paid over upon receipt by the Mortgagee to the Shipowner.  In the event of any such requisition, purchase or taking, and the failure of the Mortgagee to receive proceeds as herein provided, the Shipowner shall promptly execute and deliver to the Mortgagee such documents, if any, as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such part of the compensation, purchase price, reimbursement or award as is payable to it hereunder.

(d)           Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the priority status of this Mortgage, and if any provision of this Mortgage or portion thereof shall be construed to waive the priority status of this Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

Sundry Provisions

Section 1.               Successors and Assigns.  All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

Section 2.               Power of Substitution.  Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.               Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.               Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered, if to the Shipowner or to the Mortgagee, at its address as specified below, or at such other address as shall be designated by such party in a written notice to the other party:

If to the Shipowner, addressed to it in care of:

Triton Nautilus Asset Leasing GmbH

Turmstrasse 30

CH-6300 Zug

Switzerland

Attention:  Trevor Tessendorf, Managing Director

Fascimile:  41 41 749 0501

with copy to:

Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

Attention: Kathleen McAllister, Assistant Treasurer

Fax No.:  (832) 587-8398

If to the Mortgagee, addressed to it:

DNB Bank ASA, as Collateral Agent

200 Park Avenue, 31st Floor

New York, NY 10166

Attention:  Carol Jeanne Kavanagh

Facsimile: 212-681-3900

All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Mortgagee shall not be effective until received by the Mortgagee.

Section 5.               Recording: Clause.  For purposes of recording this First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act of 1990, as amended, the total amount of the direct and contingent obligations secured by this Mortgage is One Billion United States Dollars (U.S. $1,000,000,000), and interest and performance of mortgage covenants.  The maturity date of this Mortgage is October 25, 2015.  There is no separate discharge amount.

Section 6.               Further Assurances.  The Shipowner shall execute and do all such assurances, acts and things as the Mortgagee, or any receiver in its absolute discretion may require for:

(a)           perfecting or protecting the security created (or intended to be created) by this Mortgage; or

(b)           preserving or protecting any of the rights of the Mortgagee under this Mortgage (or any of them); or

(c)           ensuring that the security constituted by this Mortgage and the covenants and obligations of the Shipowner under this Mortgage shall enure to the benefit of assignees of the Mortgagee (or any of them); or

(d)           facilitating the appropriation or realization of the Rig or any part thereof and enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

(e)           the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Shipowner.

Section 7.               Governing Law.  The provisions of this Mortgage shall, with respect to its validity, effect, recordation and enforcement, be governed by and construed in accordance with the applicable laws of the Republic of the Marshall Islands.

Section 8.               Additional Rights of the Mortgagee.  In the event the Mortgagee shall be entitled to exercise any of its remedies under Article III hereof, the Mortgagee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Rig (or upon anyone acting as the Master) and such service shall be deemed good service on the Shipowner for all purposes.

IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Mortgage over the [RIG NAME] to be duly executed by its authorized representative the day and year first above written.

[NAME OF SHIPOWNER]

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF                            )

:  SS:

COUNTY OF                         )

On this [     ] day of [DATE], before me personally appeared [NAME], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he resides at                                               ,                     ;  that he is [TITLE] of [SHIPOWNER], the Swiss limited liability company described in and which executed the foregoing instrument;  that he signed his name pursuant to authority granted to him by [SHIPOWNER];  and that he further acknowledged that said instrument is the act and deed of [SHIPOWNER].

Notary Public

[FOR USE IN THE REPUBLIC OF THE MARSHALL ISLANDS]

EXHIBIT 1.1B

TRANSOCEAN LTD.

Certificate of Secretary

October 25, 2012

This certificate is furnished pursuant to Section 4.1(a)(ii) of the Credit Agreement (the “Credit Agreement”), dated as of October 25, 2012, among TRITON NAUTILUS ASSET LEASING GMBH (the “Borrower”), a Swiss limited liability company, the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and DNB BANK ASA, as Administrative Agent and Collateral Agent.  Capitalized terms used in this certificate that are defined in the Credit Agreement are used herein with the respective meanings provided for such capitalized terms in the Credit Agreement.

The undersigned hereby certifies that he is the duly elected and acting Secretary of TRANSOCEAN LTD., a Swiss corporation (“Holdings”), authorized to execute this certificate on behalf of Holdings, and that:

1.                                       Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Association (Statuten) of Holdings, as in full force and effect as of the date hereof.

2.                                       Attached hereto as Exhibit B is a true, correct and complete copy of the excerpt from the Commercial Register of the Canton of Zug, Switzerland, for Holdings, as the same is in full force and effect as of the date hereof.

3.                                       Attached hereto as Exhibit C is a true, correct and complete copy of certain resolutions adopted by the Board of Directors of Holdings authorizing the execution and delivery of the Credit Documents to which Holdings is a party (the “Board Resolutions”).  As of the date hereof, the Board Resolutions have not been amended, modified or rescinded and remain in full force and effect and the Board Resolutions are the only resolutions adopted by the Board of Directors of Holdings or any committee thereof relating to the Credit Agreement and the transactions contemplated thereby.

4.                                       Attached hereto as Exhibit D is a true, correct and complete copy of the Organizational Regulations of Holdings, as the same are in full force and effect as of the date hereof.

As of the date hereof, the following persons are the duly elected and qualified officers of Holdings holding the offices set forth opposite their names, and the respective signatures set forth opposite their names are the true and genuine signatures of such officers:

Name	Office	Signature

Stephen L. Hayes	Senior Vice President of Tax

Ihab Toma	Executive Vice President, Chief of Staff

2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.

Name:	Philippe A. Huber
Title:	Corporate Secretary

The undersigned, Stephen L. Hayes, the Senior Vice President of Tax of Holdings, does hereby certify that Philippe A. Huber is the duly elected, qualified and acting Corporate Secretary of Holdings, and that the signature of Philippe A. Huber set forth above is his true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

Name:	Stephen L. Hayes
Title:	Senior Vice President of Tax

3

EXHIBIT A

Articles of Association

[See attached.]

4

EXHIBIT B

Excerpt from Commercial Register

[See attached.]

5

EXHIBIT C

Board Resolutions

[See attached.]

6

EXHIBIT D

Organizational Regulations

[See attached.]

7

EXHIBIT 2.3

FORM OF

BORROWING REQUEST

                                  , 201

DNB Bank ASA, as

Administrative Agent

200 Park Avenue, 31st Floor

New York, NY 10166

Attention:              Carol Jeanne Kavanagh

Re:

Credit Agreement dated as of October 25, 2012 (as the same may be amended, supplemented and restated from time to time, the “Credit Agreement”) among TRITON NAUTILUS ASSET LEASING GMBH (the “Borrower”), a Swiss limited liability company, the lenders from time to time parties thereto (each a “Lender” and collectively, the “Lenders”), and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement.  Capitalized terms used in this Borrowing Request that are defined in the Credit Agreement are used herein with the respective meanings specified for such capitalized terms in the Credit Agreement.

I.              NEW BORROWINGS

The Borrower hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type(1)

(B)	Date of Borrowing
(which must be a Business Day)

(1)    Specify whether Eurocurrency Borrowing or Base Rate Borrowing.

(C)           Funds are requested to be

disbursed to the Borrower at:

Bank Name:

Bank Address:

Account Number:

(D)          Principal Amount of

Borrowing(2)

(E)           Interest Period(3)

II.            CONTINUATIONS AND CONVERSIONS OF BORROWINGS

The Borrower requests the following outstanding Borrowing comprised of Eurocurrency Loans be continued or converted to Borrowing(s) comprised of Base Rate Loans, as follows:

(A)                              Expiration date of current

Interest Period

(B)                                Aggregate amount

of outstanding Borrowing

(C)                                Aggregate amount

to be converted to Base Rate Loans

(D)                               Aggregate amount

to be continued as Eurocurrency

Loans(3)

(E)                                 Interest Period(4)

(2)     Not less than $1,000,000 (for Base Rate Borrowing) or $5,000,000 (for Eurocurrency Borrowing), as the case may be, and in an integral multiple of the Borrowing Multiple.

(3)    Which shall be subject to Section 2.4 of the Credit Agreement and end not later than the Commitment Termination Date.

(4)     Not less than $1,000,000 (for Base Rate Borrowing) or $5,000,000 (for Eurocurrency Borrowing), as the case may be, and in an integral multiple of the Borrowing Multiple.

(5)     Which shall be subject to Section 2.4 of the Credit Agreement and end not later than the Commitment Termination Date.

2

The Borrower requests the following outstanding Borrowing comprised of Base Rate Loans be converted to a Borrowing comprised of Eurocurrency Loans, as follows:

(A)                              Date of Conversion

(B)                                Aggregate amount to be

converted to Eurocurrency Loans

(C)                                Interest Period(5)

The Borrower hereby represents and warrants to the Lenders that, as of the date of this Borrowing Request and after giving effect to any new Borrowings being requested under Section I hereof, no Default or Event of Default exists or would exist under the terms of the Credit Agreement.

TRITON NAUTILUS ASSET LEASING GMBH

By:
Name:
Title:

3

EXHIBIT 2.8

MASTER NOTE

,

FOR VALUE RECEIVED, the undersigned TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”), unconditionally promises to pay to the order of                                  (herein, together with any subsequent holder hereof, referred to as the “Lender”) for the account of its Applicable Lending Office, to the Administrative Agent’s Account at the applicable payment office of the Administrative Agent, on or before the Commitment Termination Date, the unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest accrued thereon, in each case as provided in the Credit Agreement.  The Borrower agrees to make payments and any required prepayments of principal on the dates and in the amounts specified in the Credit Agreement in strict accordance with the terms thereof.  The Borrower likewise agrees to pay interest on the outstanding principal amount hereof, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof.  All remaining principal and accrued interest then outstanding under this Note shall be due and payable in full on the Commitment Termination Date.  All payments of principal and interest hereunder in respect of each Loan shall be made in immediately available funds as provided in the Credit Agreement.

The Lender shall record all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments of principal thereof, and, prior to any transfer hereof, shall endorse such Loan and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Loans evidenced hereby.

It is the intention of the Lender to conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or the Loans represented hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding the other provisions of this Note or the Credit Agreement), then, in that event, notwithstanding anything to the contrary in this Note, the Credit Agreement or any other instrument or agreement entered into in connection with this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under this Note, the Credit Agreement, or under any of the aforesaid agreements or instruments entered into in connection with this Note or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the Lender on the principal amount of this Note (or, if the principal amount of this Note shall have been paid in full, refunded by the Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder or holders hereof resulting from any Event of Default under the Credit Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Note, the Credit Agreement or otherwise shall be automatically canceled by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of this Note (or if the principal amount of this Note shall have been paid in full, refunded by the Lender to the Borrower), and in each case, to the extent permitted by  applicable law, the Lender shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.

“Highest Lawful Rate” shall mean the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.  Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

This Note is one of the Notes referred to in, and is subject to and entitled to the benefits of, that certain Credit Agreement dated as of October 25, 2012 (as the same may be amended, supplemented, and restated from time to time, the “Credit Agreement”), entered into by and among the Borrower, the lenders from time to time parties thereto (collectively, the “Lenders”), and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.  Reference is hereby made to the Credit Agreement for a statement of the prepayment rights and obligations of the Borrower and for a statement of the terms and conditions under which the due date of this Note may be accelerated.  Capitalized terms not otherwise defined in this Note that are defined in the Credit Agreement are used in this Note with the respective meanings assigned to such capitalized terms in the Credit Agreement.

Upon the occurrence and during the continuance of any Event of Default as specified in the Credit Agreement, the principal balance hereof and the interest accrued hereon may be declared to be forthwith due and payable in accordance with the Credit Agreement.  The Borrower agrees to pay, and indemnify the Lender against any liability for the payment of, all reasonable costs and expenses (including reasonable attorneys’ fees) arising in connection with the enforcement by the Lender of any of its rights under this Note or the Credit Agreement as provided in the Credit Agreement.

All parties hereto, whether as makers, endorsees, or otherwise, severally waive presentment for prepayment, demand, protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices whatsoever in respect of this Note.  TIME IS OF THE ESSENCE OF THIS NOTE.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

2

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized director as of the date first above written.

TRITON NAUTILUS ASSET LEASING GMBH,
a Swiss limited liability company

By:
Name:
Title:

3

LOANS AND PRINCIPAL PAYMENTS

	Loans		Amount of Principal Repaid		Unpaid Principal Balance
Date	Base Rate	Adjusted LIBOR	Base Rate	Adjusted LIBOR	Base Rate	Adjusted LIBOR	Total	Notation Made by

4

EXHIBIT 2.15

INCREMENTAL COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

,

Triton Nautilus Asset Leasing GmbH

Turmstrasse 30

CH-6300 Zug

Switzerland

Attention:              Trevor Tessendorf, Managing Director

With a copy to:

Transocean Offshore Deepwater Drilling Inc.

4 Greenway Plaza

Houston, Texas 77046

Attention:              Kathleen McAllister, Assistant Treasurer

Re:  Incremental Commitment Increase

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of October 25, 2012, (as amended, restated, modified, supplemented, extended or replaced from time to time, the “Credit Agreement”), among Triton Nautilus Asset Leasing GmbH, a Swiss limited liability company (the “Borrower”), the lenders from time to time parties hereto (the “Lenders”) and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Incremental Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Commitment Increase set forth opposite its name on Annex I attached hereto (for each such Incremental Lender, its “Incremental Commitment”).  Each Incremental Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 2.1 and 2.15 thereof.

Each Incremental Lender, the Borrower, Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and an indirect shareholder of the Borrower (“Holdings”), Transocean Inc., a Cayman Islands exempted company and an indirect shareholder of the Borrower (“TINC”), and the Administrative Agent acknowledge and agree that the Loans incurred pursuant to the Incremental Commitments provided pursuant to this Agreement shall constitute Loans for all purposes of the Credit Agreement and the other applicable Credit Documents.  Each Incremental Lender, Holdings, TINC, the Borrower and the Administrative Agent further agree that, with respect to the Incremental Commitment provided by each Incremental Lender pursuant to this Agreement, such Incremental Lender shall receive from the Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Borrower and the Incremental Lenders, all of which fees shall be earned, due and payable to such Incremental Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Commitment provided pursuant to this Agreement.

Each Incremental Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) irrevocably authorizes the Administrative Agent to take such action on its behalf under this Agreement, the other Credit Documents and any other instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Administrative Agent by the terms thereof and such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) confirms that it is a Qualifying Lender and attaches the forms and/or certificates referred to in Section 3.3(f) or 10.10(e) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Borrower under the Credit Agreement and the other Credit Documents if such payments were U.S. source.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Lender, the Administrative Agent, Holdings, TINC, the Borrower and each other Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other form of electronic transmission permitted under the Credit Agreement) hereof, (iii) the payment of any fees then earned, due and payable in connection herewith and (iv) the satisfaction (or waiver in writing) of any other conditions precedent set forth in Section 5 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Lender party hereto (i) shall be obligated to make the Loans provided to be made by it, as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement, and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

2

Each of Holdings, TINC, the Borrower and each other Guarantor acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Commitments provided hereby including, without limitation, all Loans made pursuant thereto, and (ii) all such Obligations (including all such Loans) shall constitute (and be included in the definition of) “Guaranteed Obligations” under each of the Guarantees and shall be secured by each of the Collateral Rig Mortgages and shall receive the benefits of the Guarantees and the other Credit Documents as, and to the extent, provided in the Credit Agreement and in each such Credit Documents.

Attached hereto as Annex II is the officers’ certificate required to be delivered by Holdings and the Borrower pursuant to Section 2.15(b)(iv) of the Credit Agreement certifying as to compliance with Sections 2.15(b)(v) and 2.15(b)(vi) of the Credit Agreement.

Attached hereto as Annex III are true and correct copies of the applicable officers’ certificates, board of directors (or other governing body) resolutions and good standing certificates of the Loan Parties required to be delivered pursuant to Section 2.15(b)(iv) of the Credit Agreement.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                         ,           .  If you do not so accept this Agreement by such time, our Incremental Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 10.11 of the Credit Agreement.

*****

3

THIS AGREEMENT AND THE OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL LENDER]

By
Name:
Title

Agreed and Accepted

this        day of                     ,         :

TRITON NAUTILUS ASSET LEASING GMBH

By:
Name:
Title:

4

DNB BANK ASA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

5

Holdings[,/and] TINC [and each other Guarantor] acknowledges and agrees to each of the foregoing provisions of this Incremental Commitment Agreement and to the incurrence of the Loans to be made pursuant thereto.

TRANSOCEAN LTD.

By:
Name:
Title:

TRANSOCEAN INC.

By:
Name:
Title:

[INSERT SIGNATURE BLOCK FOR EACH OTHER GUARANTOR]

6

TERMS AND CONDITIONS FOR
INCREMENTAL COMMITMENT AGREEMENT

Dated as of                         ,

1.                                       Name of Borrower and jurisdiction of organization: Triton Nautilus Asset Leasing GmbH, a Swiss limited liability company.

2.                                       Incremental Commitment amounts (as of the Agreement Effective Date):

Names of Incremental Lenders	Amount of Incremental Commitment stated in Dollars

Total:(1)

3.                                       Agreement Effective Date:

4.                                       Other Conditions Precedent:

(i)                                     The Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred on such date pursuant to the Incremental Commitments are permitted by the terms of the outstanding Indebtedness of Holdings and its Subsidiaries; and

(ii)                                  The Borrower and each Loan Party shall have delivered such amendments, modifications and/or supplements to the Credit Documents as are necessary or in the reasonable opinion of the Administrative Agent, desirable to insure that the additional Obligations to be incurred pursuant to the Incremental Commitments are secured by, and entitled to the benefits of, the Collateral Rig Mortgages and the Guarantees.

[5.                                   The Borrower agrees to pay compensation as, and to the extent, provided in Section 2.15(c) of the Credit Agreement.](2)

(1)           The aggregate amount of Incremental Commitments must be at least $25,000,000 (or such lower amount as may be acceptable to the Administrative Agent) and in integral multiples of $5,000,000.

(2)           Insert to the extent any related breakage type compensation is required to be paid by the Borrower.

7

EXHIBIT 3.3-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships (And Are Not Disregarded Entities Whose Tax Owner Is a Partnership) For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRITON NAUTILUS ASSET LEASING GMBH, as Borrower, the Lenders from time to time that are parties thereto, and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.3 of the Credit Agreement, the undersigned (and if the undersigned is a disregarded entity for U.S. Federal income tax purposes (a “Disregarded Entity”), the undersigned on behalf of its tax owner (“Tax Owner”)) hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such  Loan(s)) in respect of which it is providing this certificate, (ii) it (or if it is a Disregarded Entity, its Tax Owner) is the sole beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (iii) it (and if it is a Disregarded Entity, its Tax Owner) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) it (and if it is a Disregarded Entity, its Tax Owner) is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) it (and if it is a Disregarded Entity, its Tax Owner) is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business (and if the undersigned is a Disregarded Entity, with its Tax Owner’s conduct of a U.S. trade or business).

The undersigned for itself (or if the undersigned is a Disregarded Entity, for its Tax Owner) has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

EXHIBIT 3.3-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships (And Are Not Disregarded Entities Whose Tax Owner Is a Partnership) For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRITON NAUTILUS ASSET LEASING GMBH, as Borrower, the Lenders from time to time that are parties thereto, and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.3 of the Credit Agreement, the undersigned (and if the undersigned is a disregarded entity for U.S. Federal income tax purposes (a “Disregarded Entity”), the undersigned on behalf of its tax owner (“Tax Owner”)) hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it (or if it is a Disregarded Entity, its Tax Owner) is the sole beneficial owner of the participation in respect of which it is providing this certificate, (iii) it (and if it is a Disregarded Entity, its Tax Owner) is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) it (and if it is a Disregarded Entity, its Tax Owner) is not a 10- percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) it (and if it is a Disregarded Entity, its Tax Owner) is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business (and if the undersigned is a Disregarded Entity, with its Tax Owner’s conduct of a U.S. trade or business).

The undersigned for itself (or if the undersigned is a Disregarded Entity, for its Tax Owner) has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

EXHIBIT 3.3-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships (Or Are Disregarded Entities Whose Tax Owner Is a Partnership) For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRITON NAUTILUS ASSET LEASING GMBH, as Borrower, the Lenders from time to time that are parties thereto, and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.3 of the Credit Agreement, the undersigned (and if the undersigned is a disregarded entity for U.S. Federal income tax purposes (a “Disregarded Entity”), the undersigned on behalf of its tax owner (“Tax Owner”)) hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned, its Tax Owner (if the undersigned is a Disregarded Entity) nor any of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partner/members’ conduct of a U.S. trade or business (and if the undersigned is a Disregarded Entity, with its Tax Owner’s conduct of a U.S. trade or business or with the conduct of a U.S. trade or business by any of its Tax Owner’s direct or indirect partners/members).

The undersigned for itself (or if the undersigned is a Disregarded Entity, for its Tax Owner) has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[  ]

2

EXHIBIT 3.3-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships (Or Are Disregarded Entities Whose Tax Owner Is a Partnership) For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 25, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TRITON NAUTILUS ASSET LEASING GMBH, as Borrower, the Lenders from time to time that are parties thereto, and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders.

Pursuant to the provisions of Section 3.3 of the Credit Agreement, the undersigned (and if the undersigned is a disregarded entity for U.S. Federal income tax purposes (a “Disregarded Entity”), the undersigned on behalf of its tax owner (“Tax Owner”)) hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned, its Tax Owner (if the undersigned is a Disregarded Entity) nor any of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its (or if it is a Disregarded Entity, its Tax Owner’s) direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its direct or indirect partner/members’ conduct of a U.S. trade or business (and if the undersigned is a Disregarded Entity, with its Tax Owner’s conduct of a U.S. trade or business or with the conduct of a U.S. trade or business by any of its Tax Owner’s direct or indirect partners/members).

The undersigned for itself (or if the undersigned is a Disregarded Entity, for its Tax Owner) has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[  ]

2

EXHIBIT 4.1(a)

PARENT GUARANTY AGREEMENT

THIS PARENT GUARANTY AGREEMENT (this “Guaranty”), dated as of October 25, 2012, made by TRANSOCEAN LTD., a Swiss corporation registered in Zug, Switzerland (“Holdings”) and an indirect shareholder of TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”), and TRANSOCEAN INC., a Cayman Islands exempted company  and an indirect shareholder of the Borrower (“TINC” and together with Holdings and any other Subsidiary of Holdings party hereto from time to time in accordance with Section 20 hereof (other than the Borrower or any Subsidiary of the Borrower), the “Guarantors” and each, a “Guarantor”) in favor of (i) the banks and other financial institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a “Lender” as provided therein (the “Lenders”) and (ii) DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”), under the terms of the Credit Agreement (the Lenders, the Administrative Agent and the Collateral Agent being collectively referred to herein as the “Guaranteed Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent have entered into a certain Credit Agreement dated as of October 25, 2012 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined);

WHEREAS, the Guarantors indirectly own all of the outstanding shares of the Borrower;

WHEREAS, the Borrower and the Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses;

WHEREAS, consummation of the transactions pursuant to the Credit Agreement has facilitated expansion and enhanced the overall financial strength and stability of the Borrower’s entire corporate group, including the Guarantors; and

WHEREAS, it is a requirement under Section 4.1(a) of the Credit Agreement that the Guarantors execute and deliver this Guaranty, and each Guarantor desires to execute and deliver this Guaranty to satisfy such requirement;

NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Credit Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, each Guarantor hereby agrees as follows:

SECTION 1.   Guaranty. Subject to Section 21 below, each Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees the punctual payment when due, in lawful money of the United States of America, whether at stated maturity, by acceleration or otherwise, of the Loans, and all other Obligations owing by the Borrower to the Lenders and the Administrative Agent, or

any of them, under the Credit Agreement, the Notes, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders or the Administrative Agent in enforcing any rights under this Guaranty (collectively, the “Guaranteed Obligations”), including without limitation, all interest which, but for the filing of a petition in bankruptcy, would accrue on any principal portion of the Guaranteed Obligations.  Any and all payments by any Guarantor hereunder shall be made in U.S. Dollars free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (other than Excluded Taxes), the full amount, in U.S. Dollars, that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations).  Each Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering any portion of the Guaranteed Obligations.

SECTION 2.         Guaranty Absolute.  Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto.  Subject to Section 21 below, the liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance  or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement or the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

(b)           any lack of validity or enforceability of the Credit Agreement or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

(c)           any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

(d)           any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

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(f)            any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

(g)           any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;

(h)           any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

(i)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

SECTION 3. Waiver. Each Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including any other Person executing a guaranty of the obligations of the Borrower).

SECTION 4. Subrogation.  No Guarantor shall exercise any rights against the Borrower which it may acquire by way of subrogation, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Credit Agreement shall have been irrevocably terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.  If (i) a Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Credit Agreement irrevocably terminated, the Guaranteed Parties will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

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SECTION 5.  Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.  Amendments, Etc.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Administrative Agent.

SECTION 7.  Notices.  All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Administrative Agent, at the address specified for the Administrative Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective address specified for such Guarantors in this Guaranty.

SECTION 8.  No Waiver; Remedies.  No failure on the part of the Administrative Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.  Right of Set Off.  In addition to and not in limitation of all rights of offset that the Administrative Agent or other Guaranteed Parties may have under applicable law, the Administrative Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Administrative Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Administrative Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder.

SECTION 10. Continuing Guaranty; Transfer of Obligations.  This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, subject to Section 21 below, until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Credit Agreement, (ii) be binding upon each Guarantor and its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent, for the benefit of the Guaranteed Parties. The Guaranteed Parties agree (by the acceptance of the benefits of this Guaranty) that no Guaranteed Party shall have the right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent.

SECTION 11. Governing Law; Appointment of Agent for Service of Process; Submission to Jurisdiction; Waiver of Jury Trial.

(A)          THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE)

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ARISING THEREFROM OR RELATING THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT THAT THE COLLATERAL RIG MORTGAGE APPLICABLE TO EACH COLLATERAL RIG MAY BE GOVERNED BY THE LAWS OF THE ACCEPTABLE FLAG JURISDICTION OF SUCH COLLATERAL RIG).

(B)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR OBLIGATIONS, OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND RELATED TRANSACTIONS, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

(C)          EACH GUARANTOR HEREBY (1) IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC., 1218 CENTRAL AVENUE, SUITE 100, ALBANY, NEW YORK 12205, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO, AND (2) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7 OF THE CREDIT AGREEMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY

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OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

(E)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO AND ACCEPT THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN THE CREDIT AGREEMENT.

SECTION 12.  Cash Collateral Requirements for Swiss Withholding Tax.  Any Guarantor or the Borrower shall give the Administrative Agent prompt written notice if such Guarantor or the Borrower becomes aware that any payments under the Credit Agreement or other Credit Documents have become subject to Swiss Withholding Tax.  If any determination is made that any such payments have become subject to Swiss Withholding Tax (such determination to be deemed to have occurred upon (i) any Guarantor’s or the Borrower’s giving of such notice to the Administrative Agent as described in the preceding sentence, (ii) the Administrative Agent receiving notice thereof from any Swiss tax or other governmental authorities, or any opinion to such effect from Swiss tax counsel or accounting firm, or (iii) the failure of any Guarantor or the Borrower to provide, at least quarterly, a certification to the effect that no such payments have become subject to Swiss Withholding Tax), then in such event at the written request of the Administrative Agent, the Guarantors shall ensure that the Borrower establishes and maintains at all times with the Administrative Agent a Collateral Account holding Cash Collateral in an amount sufficient to pay all such taxes that the Administrative Agent determines may become payable for a period of the following three months, pursuant to such Collateral Account documentation as the Administrative Agent may reasonably require.  Each Guarantor acknowledges that the failure of the Borrower to have established such Collateral Account within fifteen (15) Business Days after such request by the Administrative Agent shall constitute an Event of Default under the terms of the Credit Agreement.  Any Cash Collateral so held in such Collateral Account shall be subject to release by the Administrative Agent upon its receipt of a tax ruling or other evidence satisfactory to the Administrative Agent to the effect that no payments under the Credit Agreement or other Credit Documents remain subject to Swiss Withholding Tax.

SECTION 13.  Automatic Acceleration in Certain Events.  Upon the occurrence of an Event of Default specified in Section 7.1(f) or (g) of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other

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action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

SECTION 14.  Credit Agreement.

(a)           Each Guarantor hereby represents and warrants as to itself and its Subsidiaries that all representations and warranties relating to it and its Subsidiaries contained in Article 5 of the Credit Agreement (including, without limitation, Section 5.5(a) of the Credit Agreement) are true and correct.

(b)           Each Guarantor hereby agrees to observe and perform, and to cause its Subsidiaries to observe and perform, all requirements, covenants, agreements, and other obligations applicable to such Guarantor or such Subsidiaries pursuant to the Credit Agreement in accordance with the terms thereof (including without limitation, the provisions of Sections 3.3, 10.6 and 10.14 of the Credit Agreement).

SECTION 15.  Indemnity and Subrogation.  (a) In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law (but subject to Section 4 hereof), the Borrower agrees that (i) in the event a payment shall be made on behalf of the Borrower by any Guarantor hereunder, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b)           Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 4 hereof), that, in the event a payment shall be made by any other Guarantor hereunder, or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in paragraph (a) above, each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Borrower and all of the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 20, the date of the Supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph (b) shall be subrogated to the rights of such Claiming Guarantor under paragraph (a) above to the extent of such payment.  As used herein, the term “net worth” shall mean, as at any date of determination, the consolidated shareholders’ equity of the Borrower and the Guarantors, as determined in each case on a consolidated basis in accordance with GAAP.

SECTION 16.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 17.  Survival of Agreement.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Credit Agreement,

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the making of the Borrowings, and the execution and delivery of the Notes and the other Credit Documents.

SECTION 18.  Counterparts.  This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 19.  Currency of Payment.  All payments to be made by any Guarantor hereunder shall be made in the applicable currency as provided in Section 10.18 of the Credit Agreement and, in the case of any required conversion of any currency, shall be determined, and the related amounts calculated, in the manner provided in Section 10.18 of the Credit Agreement.

SECTION 20. Additional Guarantors.    Upon execution and delivery by any Subsidiary of Holdings (other than the Borrower or any Subsidiary of the Borrower) of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an “Additional Guarantor”).  The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

SECTION 21. Release of Guarantors.

(a)           In the event that the Borrower delivers to the Administrative Agent, in accordance with Section 6.12(i) of the Credit Agreement, a certificate stating that (i) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to Sections 6.12(h) and 6.12(i) of the Credit Agreement is equal to or less than the Subsidiary Debt Basket Amount, and (ii) no Default or Event of Default has occurred and is continuing, each Guarantor (other than Holdings, TINC or any Subsidiary of Holdings that owns a Collateral Rig) shall be released from this Guaranty automatically and without further action, and this Guaranty shall, as to each such Guarantor, terminate and have no further force or effect; provided that, to the extent any such Guarantor also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Guarantor shall only be released from this Guaranty if such Guarantor is released from its guarantee of the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously.

(b)           In the event that (i) any Guarantor (other than Holdings, TINC or any Subsidiary of Holdings that owns a Collateral Rig) ceases to be a Subsidiary of Holdings as a result of a transaction not prohibited under the Credit Documents or (ii) any Guarantor (other than Holdings or TINC or any Subsidiary of Holdings that owns a Collateral Rig) ceases to own a Collateral Rig in connection with a transaction not prohibited under the Credit Documents and the proceeds of such transaction are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, in accordance with the requirements of Section 9.8 of the Credit Agreement and upon consummation of such transaction, be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a transaction for the purposes of this Section 21(b)); provided that, to the extent any such Guarantor also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Guarantor shall only be released from its obligations under this Guaranty if

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such Guarantor is released from its guarantee of the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Guarantors and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Address for Notices:		TRANSOCEAN LTD.

Transocean Ltd.		By:
Chemin de Blandonnet 10		Name:
CH-1214 Vernier		Title:
Geneva, Switzerland
Attn:	General Counsel
Fax:	41-22-930-9094

TRANSOCEAN INC.

Transocean Inc.		By:
P. O. Box 10342		Name:
70 Harbour Drive, 4th Floor		Title:
George Town, Grand Cayman KYI-1003
Attn:	C. Stephen McFadin, President
Fax:	(345) 745 4504
E-Mail: Steve.McFadin@deepwater.com

DNB BANK ASA,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

SECTIONS 12 AND 15 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:

TRITON NAUTILUS ASSET LEASING GMBH

By:
Name:
Title:

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ANNEX 1

SUPPLEMENT

TO

PARENT GUARANTY AGREEMENT

THIS SUPPLEMENT TO PARENT GUARANTY AGREEMENT (this “Supplement”), dated as of                               , 201     made by                                                , a                                (the “Additional Guarantor”), in favor of (i) the banks and other financial institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a “Lender” as provided therein (the “Lenders”) and (ii) DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”), under the terms of the Credit Agreement (the Lenders, the Administrative Agent and the Collateral Agent being collectively referred to herein as the “Guaranteed Parties”).

W I T N E S S E T H:

WHEREAS, Triton Nautilus Asset Leasing GmbH (the “Borrower”), the Lenders, the Administrative Agent and the Collateral Agent are parties to the Credit Agreement dated as of October 25, 2012 (as the same has been or may hereafter be amended, restated, or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to make loans and other extensions of credit to the Borrower;

WHEREAS, TINC and Holdings (the “Parent Guarantors”) have executed and delivered the Parent Guaranty Agreement dated as of October 25, 2012 (as the same has been amended, restated and supplemented from time to time and is now in effect, the “Parent Guaranty”) pursuant to which the Parent Guarantors have agreed to guarantee all of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

WHEREAS, the Parent Guarantors, the Additional Guarantor, the Borrower and the other Members of the Consolidated Group share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; and the making of the loans and other extensions of credit pursuant to the Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of the Borrower and the other Members of the Consolidated Group, including the Additional Guarantor;

WHEREAS, it is a requirement under Section 2.10(d) or 6.12(i) of the Credit Agreement, or in connection with a Rig Exchange, as the case may be, that the Additional Guarantor execute and deliver to the Administrative Agent this Supplement, and the Additional Guarantor desires to execute and deliver this Supplement to satisfy such requirement; and

WHEREAS, this Supplement shall remain in full force and effect until the conditions set forth in Section 21 of the Parent Guaranty shall have been satisfied by the Additional Guarantor or as otherwise provided pursuant to Section 10(i) of the Parent Guaranty;

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NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Credit Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, the Additional Guarantor hereby agrees as follows:

SECTION 1.         Defined Terms.  Capitalized terms not otherwise defined herein which are used in the Parent Guaranty are used herein with the meanings specified for such terms in the Parent Guaranty.

SECTION 2.         Additional Guarantor.  The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Parent Guaranty and shall be fully liable thereunder to the Administrative Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Parent Guaranty.  Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Parent Guarantors under the Parent Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, and in the applicable currency required for such payment under the terms of the Credit Agreement, whether at stated maturity by acceleration of otherwise, of the Loans, and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys’ fees and reasonable out-of-pocket expenses) incurred by the Administrative Agent and other Guaranteed Parties in enforcing any rights under the Parent Guaranty (as supplemented hereby).  All references in the Parent Guaranty to “Guarantors” or any “Guarantor” shall be deemed to include and to refer to the Additional Guarantor.

SECTION 3.           Governing Law; Appointment of Agent for Service of Process; Submission to Jurisdiction; Waiver of Jury Trial.

(A)          THIS SUPPLEMENT AND THE PARENT GUARANTY AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE ADDITIONAL GUARANTOR, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING THEREFROM OR RELATING THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT THAT THE COLLATERAL RIG MORTGAGE APPLICABLE TO EACH COLLATERAL RIG MAY BE GOVERNED BY THE LAWS OF THE ACCEPTABLE FLAG JURISDICTION OF SUCH COLLATERAL RIG).

(B)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SUPPLEMENT OR THE PARENT GUARANTY OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND THE ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR OBLIGATIONS, OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND RELATED

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TRANSACTIONS, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SUPPLEMENT OR THE PARENT GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT OR THE PARENT GUARANTY AGAINST THE ADDITIONAL GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

(C)           THE ADDITIONAL GUARANTOR HEREBY (1) IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC., 1218 CENTRAL AVENUE, SUITE 100, ALBANY, NEW YORK 12205, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7 OF THE CREDIT AGREEMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS SUPPLEMENT OR THE PARENT GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE ADDITIONAL GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUPPLEMENT AND THE PARENT GUARANTY.

(E)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT AND THE PARENT GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE ADDITIONAL GUARANTOR (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

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LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE CREDIT DOCUMENTS AND TO EFFECT THE TRANSACTIONS THEREUNDER BY, AMONG OTHER THINGS, THE  WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

Address for Notices:	ADDITIONAL GUARANTOR:

By:
Name:
Title:

14

EXHIBIT 6.6

COMPLIANCE CERTIFICATE

TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”), the banks and other financial institutions parties thereto (collectively, the “Lenders”), and DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Collateral Agent for the Lenders, executed and delivered that certain Credit Agreement dated as of October 25, 2012 (as amended, supplemented and restated from time to time, the “Credit Agreement”).  Any capitalized term defined in the Credit Agreement and used in this Compliance Certificate shall have the meaning given to it in the Credit Agreement.

The undersigned, solely in his/her capacity as chief financial officer or other financial officer (as noted below) of Transocean Ltd., a Swiss corporation registered in Zug, Switzerland and an indirect shareholder of the Borrower (“Holdings”), hereby certifies to the Lenders that:

A.            The attached financial statements are (check one)

[   ] unaudited quarterly financial statements or copy of Holdings’ Form 10-Q as filed with the SEC, or

[   ] audited annual financial statements or copy of Holdings’ Form 10-K as filed with the SEC, and fairly present in all material respects on a consolidated basis the financial condition of  the Consolidated Group as of the date indicated and the results of their operations and changes in their cash flows for the periods indicated, and have been prepared in accordance with GAAP, subject to normal year-end audit adjustments for any such financial statements that are quarterly financial statements and other than the omission of any footnotes as permitted at such time by the SEC.

B.            As of the date of the attached financial statements and with respect to Holdings on a consolidated basis, Annex 1 (A) sets forth the calculation of the specified financial covenant pursuant to Section 6.17, and Annex 1 (B) sets forth the outstanding amounts of certain Indebtedness and other obligations pursuant to Sections 6.11(u) and 6.12(h) of the Credit Agreement.

C.    Check either 1 or 2

[   ]  1.             As of the date hereof, no Default or Event of Default has occurred and is continuing.

[   ]  2.             As of the date hereof, no Default or Event of Default has occurred and is continuing except the following matters:  [Describe all such Defaults or Events of Default, specifying the nature, duration and status thereof and what action the Borrower, Holdings, any other Loan Party or any other Member of the Consolidated Group has taken or proposes to take with respect thereto].

This Certificate made and delivered this                  day of                         , 201    .

TRANSOCEAN LTD.

By:
Name:
Title:

2

EXHIBIT 6.6

Annex 1 (A)

3

EXHIBIT 6.6

Annex 1 (B)

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EXHIBIT 6.12

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Guaranty”), dated as of [              ], 2012, made by each of the undersigned Subsidiaries of TRITON NAUTILUS ASSET LEASING GMBH, a Swiss limited liability company (the “Borrower”) (each undersigned Subsidiary and any other Subsidiary of the Borrower party hereto from time to time in accordance with Section 21 hereof being herein referred to individually as a “Guarantor” and collectively as the “Guarantors”), in favor of (i) the banks and other financial institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a “Lender” as provided therein (the “Lenders”) and (ii) DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”), under the terms of the Credit Agreement (the Lenders, the Administrative Agent and the Collateral Agent being collectively referred to herein as the “Guaranteed Parties”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent have entered into a certain Credit Agreement dated as of October 25, 2012 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the “Credit Agreement”; terms defined therein and not otherwise defined herein being used herein as therein defined);

WHEREAS, the Borrower, Transocean Inc., a Cayman Islands exempted company (“TINC”) and Transocean Ltd., a Swiss corporation (“Holdings”) own, directly or indirectly, all or a majority of all outstanding capital stock or other equity interests of each Guarantor;

WHEREAS, each Guarantor, the Borrower, TINC, Holdings, and the other Members of the Consolidated Group share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses, with the Borrower, TINC and/or Holdings providing certain centralized financial, accounting and management services to the Guarantor;

WHEREAS, consummation of the transactions pursuant to the Credit Agreement facilitates expansion and enhances the overall financial strength and stability of the Consolidated Group, including each Guarantor;

WHEREAS, it is a requirement under Section 2.10(d) or 6.12(i) of the Credit Agreement, or in connection with a Rig Exchange, as the case may be, that each Guarantor execute and deliver this Guaranty, and each Guarantor desires to execute and deliver this Guaranty to satisfy such requirement; and

WHEREAS, this Guaranty and the obligation of each Guarantor shall remain in full force and effect (except to the extent that any such Guarantor shall be released as provided in Section 23 below) until termination of this Guaranty as provided in Section 11(i) below;

NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Credit Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, each Guarantor hereby jointly and severally agrees as follows:

SECTION 1.   Guaranty.  Subject to Section 22 below, each Guarantor hereby jointly and severally, irrevocably and unconditionally, guarantees the punctual payment when due, in lawful money of the United States of America, whether at stated maturity, by acceleration or otherwise, of the Loans, and all other Obligations owing by the Borrower to the Lenders and the Administrative Agent, or any of them, under the Credit Agreement, the Notes, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders or the Administrative Agent in enforcing any rights under this Guaranty (collectively, the “Guaranteed Obligations”), including without limitation, all interest which, but for the filing of a petition in bankruptcy, would accrue on any principal portion of the Guaranteed Obligations.  Any and all payments by each Guarantor hereunder shall be made in U.S. Dollars free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (other than any Excluded Taxes), the full amount, in U.S. Dollars, that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations).  Each Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

SECTION 2.         Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto.  Subject to Section 22 below, the liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance  or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement or the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

(b)           any lack of validity or enforceability of the Credit Agreement or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

(c)           any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

(d)           any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any

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subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

(g)           any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;

(h)           any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

(i)            any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

SECTION 3. Specific Limitation for Swiss Guarantors.

(a)           If and to the extent that (i) a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) becomes, under this Guaranty or any other provision of any other Credit Document, liable for Guaranteed Obligations of its Affiliates (other than those of its direct or indirect wholly owned Subsidiaries) or otherwise obliged to grant economic benefits to its Affiliates (other than its direct or indirect wholly owned Subsidiaries), including, for the avoidance of doubt, any restrictions of such Swiss Guarantor’s rights of set-off and/or subrogation or its duties to subordinate or waive claims and (ii) complying with such obligations would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss corporate law then applicable (the “Restricted Obligations”), the aggregate liability of such Swiss Guarantor for Restricted Obligations shall be limited to the amount of unrestricted equity capital surplus (including the unrestricted portion of general and statutory reserves, other free reserves, retained earnings and current net profits) available for distribution as dividends to the shareholders of such Swiss Guarantor at the time such Swiss Guarantor is required to perform under this Guaranty or any other Credit Document, provided that this is a requirement under applicable Swiss law at that time and further

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provided that such limitation shall not discharge such Swiss Guarantor from its obligations in excess thereof, but merely postpone the performance date therefore until such times as performance is again permitted notwithstanding such limitation.

(b)           In respect of Restricted Obligations, each Swiss Guarantor shall:

(i)               if and to the extent required by applicable law in force at the relevant time use its best efforts to mitigate to the extent possible any Swiss Withholding Tax obligations to be levied on the Restricted Obligations (and the Borrower shall, and shall cause its other relevant Affiliates to, fully cooperate in any mitigating efforts), in particular, through the notification procedure, and promptly notify the Administrative Agent thereof or, if such a notification procedure is not applicable:

(A)        deduct Swiss Withholding Tax at the rate of 35% (or such other rate as in force from time to time pursuant to, in particular, any applicable double taxation treaty) from any payment made by it in respect of Restricted Obligations;

(B)         pay any such deduction to the Swiss Federal Tax Administration; and

(C)         notify the Administrative Agent that such a deduction has been made and provide the Administrative Agent with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and

(ii)              to the extent such a deduction is made, not be obliged to either gross-up payments and/or indemnify the Guaranteed Parties under any Credit Document in relation to any such payment made by it in respect of Restricted Obligations unless grossing-up and/or indemnifying is permitted under the laws of Switzerland then in force (it being understood that this shall not in any way limit any obligations of any other Loan Party under any Credit Document to indemnify the Guaranteed Parties in respect of the deduction of the Swiss Withholding Tax). Each Swiss Guarantor shall use its commercially reasonable efforts to ensure that any Person which is, as a result of a deduction of Swiss Withholding Tax, entitled to a full or partial refund of the Swiss Withholding Tax, will, as soon as possible after the deduction of the Swiss Withholding Tax:

(A)        request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties); and

(B)         promptly upon receipt, pay to the Administrative Agent (or to any such other Guaranteed Party as directed by the Administrative Agent) any amount so refunded for application as a further payment of such Swiss Guarantor under and pursuant to the relevant Credit Document.

(c)           If and to the extent requested by the Administrative Agent and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow the Guaranteed Parties to obtain a maximum benefit under this Guaranty, each Swiss Guarantor shall, and the Borrower shall procure that such Swiss Guarantor will, promptly implement all such measures and/or promptly procure the fulfillment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

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(i)               preparation of an up-to-date audited balance sheet of such Swiss Guarantor;

(ii)              confirmation of the auditors of such Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)             conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)             revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(v)              approval by a shareholders’ meeting of such Swiss Guarantor of the (resulting) profit distribution; and

(vi)             all such other measures necessary or useful to allow such Swiss Guarantor to make the payments agreed hereunder with a minimum of limitations.

SECTION 4. Waiver.  Each Guarantor hereby waives notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of the Borrower).

SECTION 5. Subrogation.  No Guarantor will exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Credit Agreement shall have been irrevocably terminated.  If any amount shall be paid to a Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether  matured or unmatured, in accordance with the terms of the Credit Agreement.  If (i) a Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Credit Agreement irrevocably terminated, the Guaranteed Parties will, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

SECTION 6.  Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.  Amendments, Etc.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Administrative Agent.

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SECTION 8.  Notices.  All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Administrative Agent, at the address specified for the Administrative Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

SECTION 9.  No Waiver; Remedies.  No failure on the part of the Administrative Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.  Right Of Set Off.  In addition to and not in limitation of all rights of offset that the Administrative Agent or other Guaranteed Parties may have under applicable law, the Administrative Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Administrative Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Administrative Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder.

SECTION 11.  Continuing Guaranty; Transfer Of Obligations.  This Guaranty is a continuing guaranty and shall (i) remain in full force and effect, subject to Section 22 below, until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Credit Agreement, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Administrative Agent, for the benefit of the Guaranteed Parties. The Guaranteed Parties agree (by the acceptance of the benefits of this Guaranty) that no Guaranteed Party shall have the right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent.

SECTION 12.  Governing Law; Appointment Of Agent For Service Of Process; Submission To Jurisdiction; Waiver of Jury Trial.

(A)          THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THERETO, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING THEREFROM OR RELATING THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT THAT THE COLLATERAL RIG MORTGAGE APPLICABLE TO EACH COLLATERAL RIG MAY BE GOVERNED BY THE LAWS OF THE ACCEPTABLE FLAG JURISDICTION OF SUCH COLLATERAL RIG).

(B)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION,

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WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR OBLIGATIONS, OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND RELATED TRANSACTIONS,  TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

(C)           EACH GUARANTOR HEREBY (1) IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC., 1218 CENTRAL AVENUE, SUITE 100, ALBANY, NEW YORK 12205, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO, AND (2) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7 OF THE CREDIT AGREEMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

(D)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT SUCH GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

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(E)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GUARANTOR (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE CREDIT DOCUMENTS AND TO EFFECT THE TRANSACTIONS THEREUNDER BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 13.  Automatic Acceleration in Certain Events.  Upon the occurrence of an Event of Default specified in Section 7.1(f) or (g) of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.  In addition, if any event of the types described in Section 7.1(f) or (g) of the Credit Agreement should occur with respect to any Guarantor that is a Significant Subsidiary, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Administrative Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

SECTION 14.  Maximum Obligations.  (a)  It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor’s maximum obligations hereunder shall be in, but not in excess of:

(i)            in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)           in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)          in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation

8

including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).

(b)           To the end set forth in Section 14(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to rights of contribution, indemnity and subrogation as among Guarantors and the Borrower, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions.  This Section 14(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 14 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 15.  Indemnity, Contribution, and Subrogation.

(a)           In addition to all such rights of indemnity and subrogation as each Guarantor may have under applicable law (but subject to Section 5 hereof), the Borrower agrees that (i) in the event a payment shall be made on behalf of the Borrower by any Guarantor hereunder, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment, and (ii) in the event any assets of any Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(b)           Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5 hereof), that, in the event a payment shall be made by any other Guarantor hereunder, or assets of any other Guarantor shall be sold to satisfy a claim of any Guaranteed Party hereunder, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in paragraph (a) above, each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of the Borrower and all of the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 21, the date of the Supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph (b) shall be subrogated to the rights of such Claiming Guarantor under paragraph (a) above to the extent of such payment.  As used herein, the term “net worth” shall mean, as at any date of

9

determination, the consolidated shareholders’ equity of the Borrower and the Guarantors, as determined in each case on a consolidated basis in accordance with GAAP.

SECTION 16.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 17.  Credit Agreement.

(a)           Each Guarantor hereby represents and warrants as to itself and its Subsidiaries that all representations and warranties relating to it and its Subsidiaries contained in Article 5 of the Credit Agreement are true and correct.

(b)           Each Guarantor hereby agrees to observe and perform, and to cause its Subsidiaries to observe and perform, all requirements, covenants, agreements, and other obligations applicable to such Guarantor or such Subsidiaries pursuant to the Credit Agreement in accordance with the terms thereof.

SECTION 18. Survival of Agreement.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Credit Agreement, the making of the Borrowings, and the execution and delivery of the Notes and the other Credit Documents.

SECTION 19.  Counterparts.  This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

SECTION 20.  Currency of Payment.  All payments to be made by each Guarantor hereunder shall be made in the applicable currency as provided in Section 10.18 of the Credit Agreement and, in the case of any required conversion of any currency, shall be determined, and the related amounts calculated, in the manner provided in Section 10.18 of the Credit Agreement.

SECTION 21.  Additional Guarantors.    Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an “Additional Guarantor”).  The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

SECTION 22.  Release of Guarantors.

(a)           In the event that the Borrower delivers to the Administrative Agent, in accordance with Section 6.12(i) of the Credit Agreement, a certificate stating that (i) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to Sections 6.12(h) and 6.12(i) of the Credit Agreement is equal to or less than the Subsidiary Debt Basket Amount, and (ii) no Default or Event of Default has occurred and is continuing, each Guarantor (other than any Subsidiary of

10

Holdings that owns a Collateral Rig) shall be released from this Guaranty automatically and without further action, and this Guaranty shall, as to each such Guarantor, terminate and have no further force or effect; provided that, to the extent any such Guarantor also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Guarantor shall only be released from this Guaranty if such Guarantor is released from its guarantee of the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously.

(b)           In the event that (i) any Guarantor (other than any Subsidiary of Holdings that owns a Collateral Rig) ceases to be a Subsidiary of Holdings as a result of a transaction not prohibited under the Credit Documents or (ii) any Guarantor (other than any Subsidiary of Holdings that owns a Collateral Rig) ceases to own a Collateral Rig in connection with a transaction not prohibited under the Credit Documents and the proceeds of such transaction are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, in accordance with the requirements of Section 9.8 of the Credit Agreement and upon consummation of such transaction, be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a transaction for the purposes of this Section 22(b)); provided that, to the extent any such Guarantor also guarantees the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof), such Guarantor shall only be released from its obligations under this Guaranty if such Guarantor is released from its guarantee of the obligations of TINC under the Existing Credit Agreement (including any extension, renewal or refinancing thereof) substantially simultaneously.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

Address for Notices:	[NAME OF GUARANTOR]

By:
Name:
Title:

DNB BANK ASA
as Administrative Agent and Collateral Agent

By:
Name:
Title:

SECTION 15 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:

TRITON NAUTILUS ASSET LEASING GMBH

By:
Name:
Title:

12

ANNEX 1

SUPPLEMENT

TO

SUBSIDIARY GUARANTY AGREEMENT

THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this “Supplement”), dated as of                               , 201     made by                                                , a                                (the “Additional Guarantor”), in favor of (i) the banks and other financial institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a “Lender” as provided therein (the “Lenders”) and (ii) DNB BANK ASA, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders (in such capacity, the “Collateral Agent”), under the terms of the Credit Agreement (the Lenders, the Administrative Agent and the Collateral Agent being collectively referred to herein as the “Guaranteed Parties”).

W I T N E S S E T H:

WHEREAS, Triton Nautilus Asset Leasing GmbH (the “Borrower”), the Lenders, the Administrative Agent and the Collateral Agent are parties to the Credit Agreement dated as of October 25, 2012 (as the same has been or may hereafter be amended, restated, or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to make loans and other extensions of credit to the Borrower;

WHEREAS, one or more Subsidiaries (the “Subsidiary Guarantors”) of the Borrower have executed and delivered the Subsidiary Guaranty Agreement dated as of                           , 201     (as the same has been amended, restated and supplemented from time to time and is now in effect, the “Subsidiary Guaranty”) pursuant to which the Subsidiary Guarantors have agreed, subject to Section 22 thereof, to guarantee all of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

WHEREAS, the Subsidiary Guarantors, the Additional Guarantor, the Borrower, Holdings, TINC and the other Members of the Consolidated Group share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; the Borrower, TINC and/or Holdings provides certain centralized financial, accounting and management services to the Additional Guarantor; and the making of the loans and other extensions of credit pursuant to the Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of the Borrower and the other Members of the Consolidated Group, including the Additional Guarantor;

WHEREAS, it is a requirement under Section 2.10(d) or 6.12(i) of the Credit Agreement, or in connection with a Rig Exchange, as the case may be, that the Additional Guarantor execute and deliver to the Administrative Agent this Supplement, and the Additional Guarantor desires to execute and deliver this Supplement to satisfy such requirement; and

WHEREAS, this Supplement shall remain in full force and effect until the conditions set forth in Section 22 of the Subsidiary Guaranty shall have been satisfied by the Additional Guarantor or as otherwise provided pursuant to Section 11(i) of the Subsidiary Guaranty;

13

NOW, THEREFORE, in consideration of the premises and in order to satisfy the requirements of the Credit Agreement, and for Ten Dollars ($10.00) and other good and valuable consideration, the Additional Guarantor hereby agrees as follows:

SECTION 1.         Defined Terms.  Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings specified for such terms in the Subsidiary Guaranty.

SECTION 2.         Additional Guarantor.  The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Administrative Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty.  Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, and in the applicable currency required for such payment under the terms of the Credit Agreement, whether at stated maturity by acceleration of otherwise, of the Loans, and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys’ fees and reasonable out-of-pocket expenses) incurred by the Administrative Agent and other Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 14 thereof.  All references in the Subsidiary Guaranty to “Guarantors” or any “Guarantor” shall be deemed to include and to refer to the Additional Guarantor.

SECTION 3.         Governing Law; Appointment of Agent for Service of Process; Submission to Jurisdiction; Waiver of Jury Trial.

(A)          THIS SUPPLEMENT AND THE SUBSIDIARY GUARANTY AND THE OTHER CREDIT DOCUMENTS, THE RIGHTS AND DUTIES OF THE ADDITIONAL GUARANTOR, AND ANY CLAIMS, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING THEREFROM OR RELATING THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT THAT THE COLLATERAL RIG MORTGAGE APPLICABLE TO EACH COLLATERAL RIG MAY BE GOVERNED BY THE LAWS OF THE ACCEPTABLE FLAG JURISDICTION OF SUCH COLLATERAL RIG).

(B)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SUPPLEMENT OR THE SUBSIDIARY GUARANTY OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY SUCH COURT, AND THE ADDITIONAL GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, SOLELY FOR THE PURPOSE OF ADJUDICATING AND ENFORCING ITS RIGHTS OR

14

OBLIGATIONS, OR THE RIGHTS OF THE ADMINISTRATIVE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND RELATED TRANSACTIONS, TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  NOTHING IN THIS SUPPLEMENT OR THE SUBSIDIARY GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENT OR THE SUBSIDIARY GUARANTY AGAINST THE ADDITIONAL GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.

(C)           THE ADDITIONAL GUARANTOR HEREBY (1) IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC., 1218 CENTRAL AVENUE, SUITE 100, ALBANY, NEW YORK 12205, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK, OR BY NOTICE GIVEN IN ACCORDANCE WITH SECTION 10.7 OF THE CREDIT AGREEMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING.  NOTHING IN THIS SUPPLEMENT OR THE SUBSIDIARY GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)          TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE ADDITIONAL GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUPPLEMENT AND THE SUBSIDIARY GUARANTY.

(E)           TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT AND THE SUBSIDIARY GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE ADDITIONAL GUARANTOR (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

15

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE CREDIT DOCUMENTS AND TO EFFECT THE TRANSACTIONS THEREUNDER BY, AMONG OTHER THINGS, THE  WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

Address for Notices:	ADDITIONAL GUARANTOR:

By:
Name:
Title:

16

EXHIBIT 10.10

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

(1)   For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)   For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)   Select as appropriate.

(4)   Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	TRITON NAUTILUS ASSET LEASING GMBH

4.	Administrative Agent:	DNB BANK ASA, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement dated as of October 25, 2012, among Triton Nautilus Asset Leasing GmbH, as Borrower, the Lenders parties thereto, and DNB Bank ASA, as Administrative Agent and Collateral Agent, as the same may have been amended, restated, or supplemented from time to time

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment/ Loans for all Lenders(7)	Amount of Commitment/ Loans Assigned(7)	Percentage Assigned of Commitment/ Loans(8)		CUSIP Number(8)
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date:	](9)

[Page break]

(5)   List each Assignor, as appropriate.

(6)   List each Assignee, as appropriate.

(7)   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(9)   To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Assignment Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](12) Accepted:

DNB BANK ASA, as
Administrative Agent

By:
Title:

(10)   Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(11)   Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(12)   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3

[Consented to:](13)

[NAME OF RELEVANT PARTY]

By:
Title:

(13)   To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

4

ANNEX 1

[                                    ](14)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, Holdings, TINC, any of their respective Subsidiaries or Affiliates, or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, Holdings, TINC, any of their respective Subsidiaries or Affiliates, or any other Person of any of their respective obligations under any Credit Document.

1.2.          Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.10(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.10(a) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referred to in Section 5.8 of the Credit Agreement and the most recent financial statements delivered pursuant to Section 6.6 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, [and][(vii) it is, as of the date hereof, a Qualifying Lender](15), [and (viii)] attached to this Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, without limitation, such documentation as may be applicable to such Assignee pursuant to Section 3.3(f) or 10.10(e) of the Credit Agreement), duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit

(14)   Describe Credit Agreement at option of Administrative Agent.

(15)   Clause (vii) to be deleted if, on the Assignment Effective Date, an Event of Default under Sections 7.1(a), 7.1(f) or 7.1(g) of the Credit Agreement has occurred.

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Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.             Payments.  From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date.(16)  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Effective Date to [the][the relevant] Assignee.

3.             General Provisions.  This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(14)   The following alternative language may be included as determined by the Administrative Agent:

“From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Assignment Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.”

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